Exhibit 2.1

EXECUTION COPY

Dated 7 July 2006

The Managers
The Optionholders

The Investors
FTD UK Holdings Limited
FTD, Inc., as Guarantor

Share Purchase Agreement
relating to Interflora Holdings Limited

99 Bishopsgate
London EC2M 3XF
+44 (0)20 7710 1000 (Tel)
+44 (0)20 7374 4460 (Fax)
www.lw.com

Share Purchase Agreement

THIS AGREEMENT is made on the 7th day of July 2006

BETWEEN

(1)        The Persons whose names and addresses are set out in schedule 2 (the “Investors”);

(2)        The Persons whose names and addresses are set out in part 1 of schedule 1 (the “Managers”)

(3)        The Persons whose name and addresses are set out in part 2 of schedule 1 (the “Optionholders”)

(4)        FTD UK Holdings Limited (the “Purchaser”), a private limited company incorporated in England and Wales, registered number 5866360, having its registered office at 2nd Floor, 93A Rivington Street, London EC2A 3AY and its address for notices as follows: c/o FTD Group, Inc., 3113 Woodcreek Drive Downers Grove, Illinois, USA 60515-5420, Attn: General Counsel.

(5)        FTD, Inc., a company incorporated and governed under the laws of the State of Delaware, having its principal office located at 3113 Woodcreek Drive Downers Grove, Illinois, USA 60515-5420 (“FTD”)

(together the “Parties” and each a “Party”).

WHEREAS

The Vendors severally wish to sell and the Purchaser wishes to acquire the entire issued share capital of the Company subject to the terms of this Agreement.

IT IS AGREED THAT

1.            INTERPRETATION

1.1           Definitions

In this Agreement where the context admits:

“Accountants Report” means the report prepared by PricewaterhouseCoopers dated the same date as the Investment Agreement as amended by strike-out in the Agreed Form.

“Accounts” mean the directors’ report and the audited consolidated profit and loss account for the 12 month period to the Accounts Date and the audited consolidated balance sheet dated as at the Accounts Date of the Company and its subsidiary undertakings and the notes to them.

“Accounts Date” means 31 May 2005.

“Acquisition Proposal” has the meaning given in clause 5.1(iii).

“Actual Working Capital Amount” means the amount of consolidated net working capital of the Group as at the close of business on the day immediately preceding the Completion Date as determined in accordance with the provisions of schedule 8.

“Affiliate” means, in relation to a body corporate, any subsidiary or holding company of such body corporate, and any subsidiary of any such holding company for the time being.

“Agreed Form” means a document in the terms signed or initialled by or on behalf of the Purchaser and the Vendors’ Representative for identification.

“Appointment Notice” has the meaning given in paragraph 1.4.2 of schedule 8.

“Benefits” has the meaning given in paragraph 29.2 of schedule 6.

“Business Day” means a day (other than a Saturday or Sunday) on which commercial banks are generally open in the United Kingdom and the United States for banking business.

“Business Plan” means the management strategy paper prepared on behalf of the Managers dated 19 November 2004 (excluding the Operating Model) as amended by strike-out in the Agreed Form.

“Cash Balances” means cash in hand or credited to any account with a financial institution (and for the avoidance of doubt the quantification of such amounts shall be as per the cash book balances of the relevant Group Company properly reconciled to reflect the actual amounts held in any bank accounts). For the avoidance of doubt, “Cash Balances” shall not include the cash held in a segregated bank account in respect of the Guaranteed Interflora Member Loan Notes.

“Cash Option Shares” means the Option Shares held by an Optionholder set forth in column 3 of part 2 of schedule 1.

“Cash Recipient” means each Investor, each Optionholder (to the extent they are to receive cash for the Cash Option Shares set forth in column 3 of part 2 of schedule 1) other than Helen Quinn, Bernard Robert Norman and each Interflora Member.

“claim” means any claim which would be capable of being made against the Managers in respect of any liability for breach of the warranties, undertakings and covenants in this Agreement.

“Control” means in relation to a body corporate, the power of a Person to secure that the affairs of the body corporate are conducted in accordance with the wishes of that Person:

(a)            by means of the holding of shares, or the possession of voting power, in or in relation to that or any other body corporate; or

(b)           by virtue of any powers conferred by the constitutional or corporate documents, or any other document, regulating that or any other body corporate,

“Change of Control” occurs where a Person who Controls any body corporate ceases to do so or if another Person acquires Control of such body corporate.

“Commercial Due Diligence” means the commercial due diligence report prepared by PricewaterhouseCoopers LLP dated the same date as the Investment Agreement, as amended by strike-out in the Agreed Form.

“Company” means Interflora Holdings Limited a company registered in England and Wales under number 05286424 and incorporated on 15 November 2004 as a private company limited by shares under the Companies Act(s).

“Companies Act” means the Companies Act 1985 as amended.

“Completion” means completion of the sale and purchase of the Shares in accordance with clause 6.

“Completion Cash Consideration” means the aggregate amount of cash consideration  payable to the Cash Recipients on Completion.

“Completion Date” means the date upon which Completion takes place.

“Conditions” means the conditions set out in clause 4.

“Company Proprietary Information” means information relating to the products, affairs, performance and finances of any Group Company for the time being confidential to it or treated by it as such and trade secrets (including technical data and know-how) relating to the business of any Group Company or any of its suppliers, clients or customers.

“Contact Period” means the 12 month period ending on the Completion Date.

“Continuing Director” means Stephen Richards, who will continue as a director of the Company and the Subsidiaries following Completion.

“Debt Financing” has the meaning given in paragraph 3.1 of schedule 7.

“Debt Financing Commitment Letter” has the meaning given in paragraph 3.1 of schedule 7.

“Deed Poll” means the deed poll executed on 8 February 2005 by 3i Group PLC, 3i Investments PLC, the Company and Interflora (FTDA) British Unit Limited in favour of the Interflora Members.

“Directors” means in relation to the Company or any of the Subsidiaries, its directors.

“Disclosure Letter” means the disclosure letter dated the date hereof for the purposes of clause 9.1 written and delivered by or on behalf of the Warrantors to the Purchaser immediately before the signing of this Agreement.

 “Draft Working Capital Statement” has the meaning given in paragraph 1.1 of schedule 8.

“Employees” shall have the meaning ascribed in paragraph 29.2(d) of schedule 6.

“Employment” means the relevant Manager’s employment with a Group Company.

“Encumbrance” includes any interest or equity of any Person (including any right to acquire, option or right of pre-emption); any mortgage, charge, pledge, lien, assignment, hypothecation, security interest (including any created by law), title retention or other security agreement or arrangement; and any rental, hire purchase, credit or conditional sale or other agreement for payment on deferred terms.

“Environmental law” means any common or statutory law, regulation or directive or other law and all codes of practice, statutory guidance and the like in any jurisdiction relating to the environment, pollution of the environment, human health or safety or the welfare of any living organism which applies to the company or business concerned, its premises or activities.

“Escrow Agent” means Addleshaw Goddard solicitors.

“Escrow Deposit” means an amount equal to the Holdback Amount multiplied by a fraction, the (i) numerator of which is the Completion Cash Consideration and (ii) denominator of which is the Purchase Price.

“Existing Indebtedness” means the Existing Loan Notes and the HSBC Indebtedness.

“Existing Interflora Member Loan Notes” means the unsecured and subordinated B loan notes issued to certain of the Interflora Members on 8 February 2005 and issued and outstanding immediately prior to Completion.

“Existing Loan Notes” means the (i) unsecured subordinated A loan notes issued to certain of the Investors on 8 February 2005 and issued and outstanding immediately prior to Completion and (ii) Existing Interflora Member Loan Notes.

“Florists Advisory Committee” means the committee established pursuant to the Bye-laws of Interflora (FTDA) British Unit (an unincorporated association).

“FTD Group” means FTD Group, Inc., a corporation organized under the laws of the State of Delaware.

“FTD Group Loan Notes” means the loan notes issuable to Stephen Richards pursuant to the FTD Group Put/Call Agreement.

“FTD Group Put/Call Agreement” means the agreement to be entered into at Completion by and among FTD Group, the Managers (other than Bernard Robert Norman) and Helen Quinn in the Agreed Form.

“FTD Group Shares” means shares of common stock of FTD Group with a par value of $0.01 per share.

“FTD Group Share Price” means the closing price of the FTD Group Shares on The New York Stock Exchange on the Business Day immediately preceding Completion.

“FTD, Inc. Put/Call Agreement” means the agreement to be entered into at Completion by and among FTD, the Managers (other than Bernard Robert Norman) and Helen Quinn in the Agreed Form.

“Governmental Entity” means any court, arbitral, tribunal, administrative agency or commission, or other governmental or regulatory authority agency, or multi-national organisation or body.

“Group” means the Company and all of the Subsidiaries and “Group Company” means any one of them.

“Guaranteed Interflora Member Loan Notes” means the guaranteed loan notes issued to certain of the Interflora Members on 8 February 2005 and issued and outstanding immediately prior to Completion

“HMRC” means HM Revenue and Customs.

“Holdback Amount” shall mean £1,000,000.

“HSBC Indebtedness” means the amount of indebtedness outstanding immediately prior to Completion under the (i) Facility Agreement, dated as of 27 May, 2005, in respect of a term loan facility of up to £7,000,000 by and among Interflora Holdings Limited, as Borrower and HSBC Bank PLC as Lender and (ii) working capital facility, dated as of 27 May, 2005, of £1,000,000 by and among HSBC, Interflora Holdings Limited and the Interflora British Unit, including the principal amount thereof, any accrued interest, prepayment penalties, premiums or breakage fees with respect thereto or any other amounts owing in respect thereof.

“Information Documents” shall have the meaning ascribed in paragraph 1.1 of schedule 6.

“Initial Loan Notes” means the (i) Purchaser Loan Notes to be issued at Completion to the Managers (other than Stephen Richards and Bernard Robert Norman) pursuant to clause 3.1.1(iii) and the Optionholders pursuant to clauses 3.1.1(iv)(B) and 3.1.1(v) and (ii) FTD Group Loan Notes to be issued to Stephen Richards pursuant to the FTD Group Put/Call Agreement in the event of the exercise of the option contained therein following Completion.

“Insurance Due Diligence” means the insurance due diligence report prepared by Aon Mergers & Acquisitions Group published and dated the same date as the Investment Agreement.

“Intellectual Property Rights” or “IPR” means all rights in patents, utility models, trade marks, service marks, logos, get-up, trade names, internet domain names, copyright (including rights in computer software), rights in designs, moral rights, database rights, topography rights, plant variety rights, rights in know-how and confidential information (including inventions, secret formulae and processes, market information, and lists of customers and suppliers), rights protecting goodwill and reputation and other intellectual property, in each case whether registered or unregistered (and registered includes registrations, and applications for registration), and all rights or forms of protection having equivalent or similar effect anywhere in the world.

“Interflora Members” means the holders of the issued C ordinary shares in the Company being those Persons listed in exhibit 1, whose holdings of C ordinary shares are set opposite their names in exhibit 1.

“Investment Agreement” means the investment agreement dated 19 November 2004 between the Investors and the Managers relating to the investment in the Company by the Investors.

“Investors’ Disclosure Letter” means the disclosure letter dated the same date as the date of the Investment Agreement and prepared by or on behalf of the Managers in connection with the Investment Agreement, as amended by strike-out in the Agreed Form.

“Investor Shares” means the A ordinary shares in the Company held by each of the Investors in the amounts set opposite their names in column 2 of schedule 2.

“IT Due Diligence Report” means the IT Rose II due diligence report prepared by Gartner and dated 17 March 2006.

“IT System” means the information and communications technologies used by the Group Companies, including all computer hardware (and ancillary, network and telecommunications equipment), proprietary and third party software, services, networks, peripherals and associated documentation.

“Last Comments Date” has the meaning given in paragraph 1.7.2 of schedule 8.

“Legal Due Diligence Report” means the due diligence report prepared by Addleshaw Goddard solicitors dated 16 November 2004 as amended by strike-out in the Agreed Form.

“Law” or “Laws” includes all applicable legislation, statutes, directives, regulations, judgments, decisions, decrees, orders, instruments, by-laws, and other legislative measures or decisions having the force of law, treaties, conventions and other agreements between states, or between states and the European Union or other supranational bodies, rules of common law, customary law and equity and all civil or other codes and all other laws of, or having effect in, any jurisdiction from time to time and whether before or after the date of this Agreement.

“London Stock Exchange” means London Stock Exchange plc.

“Loan Note Holdback Amount” means the Holdback Amount less the Escrow Deposit.

“Loan Note Option Shares” means the Option Shares held by an Optionholder set forth in column 4 of part 2 of schedule 1.

“Management Accounts” means the management accounts of the Company and the Subsidiaries consisting of consolidated profit and loss accounts for the 12 month period to the Management Accounts Date and a consolidated balance sheet as at the Management Accounts Date all in the Agreed Form.

“Management Accounts Date” means 27 May 2006.

“Management Per Share Purchase Price” means the aggregate amount of the Purchase Price payable to the Managers (other than Bernard Robert Norman) on Completion (which shall be an amount equal to 25% of the Purchase Price), divided by the total number of Management Shares (excluding the Management Shares held by Bernard Robert Norman) in issue immediately prior to Completion.

“Management Shares” means the B ordinary shares in the Company held by each of the Managers in the amounts set opposite their names in column 2 of part 1 of schedule 1.

“Member Shares” means the C ordinary shares in the Company held by each of the Interflora Members in the amounts set opposite their names in exhibit 1.

“Open Source Software” means any Software that requires (as a condition of use, modification and/or distribution of such Software) that other Software incorporated into, derived from or distributed with such Software be: (i) disclosed or distributed in source code form to a third party, (ii) licensed for the purpose of making derivative works or (iii) redistributable at no charge.

“Optionholder Per Share Purchase Price” means the aggregate amount of the Purchase Price payable to the Optionholders on Completion (which shall be an amount equal to 2.05% of the Purchase Price), divided by the total number of Option Shares in issue immediately prior to Completion.

“Option Shares” means the “D” ordinary shares in the capital of the Company set forth in column 2 of part 2 of schedule 1 which are to be issued and allotted to the Optionholders prior to Completion upon the exercise of their options.

“Owned IP” means the registered Intellectual Property Rights owned by the Group Companies, full details of which are set out in schedule 10.

“Payment Account Details” means, in relation to any payment to be made under or pursuant to this Agreement, the account name, account number, bank name, bank sort code, bank location and other details requested by the payor and necessary to effect payment (by any means of transfer) to the payee.

“Pension Arrangement” has the meaning given in paragraph 29.2 of schedule 6.

“Pension Scheme” has the meaning given in paragraph 29.2 of schedule 6.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, bank, trust company, trust or other entity, whether or not legal entities, or any governmental entity, agency or political subdivision.

“Personal Data” shall have the meaning given by the UK Data Protection Act 1998.

“Proceedings” has the meaning given in clause 26.

“Properties” shall have the meaning ascribed in paragraph 26 of schedule 6.

“Pro Rata Escrow Amount” means, with respect to each Cash Recipient, an amount equal to (i) the Escrow Deposit multiplied by (ii) such Cash Recipient’s percentage of the total Completion Cash Consideration.

“Pro Rata Loan Note Holdback Amount” means, with respect to each Manager (other than Bernard Robert Norman) and each Optionholder (in respect of the Purchaser Loan Notes received by such Optionholder), an amount equal to (i)(A) the Loan Note Holdback Amount, multiplied by (B) such Manager’s or Optionholder’s, as the case may be, percentage of the total Purchase Price payable to the Optionholders and the Managers (other than Bernard Robert Norman) (ignoring for these purposes, in the case of the Optionholders, the amount of the Purchase Price that each such Optionholder receives in cash in respect of such Optionholder’s Cash Option Shares).

“Purchase Price” has the meaning given in clause 3.1.1.

“Purchaser Loan Notes” means the loan notes in the Agreed Form to be issued by the Purchaser to the Optionholders as part of the consideration for their Loan Note Option Shares and to the Managers (other than Stephen Richards and Bernard Robert Norman) as part of the consideration for their Management Shares.

“Purchaser’s Group” means the Purchaser and each of its Affiliates.

“Purchaser’s Solicitors” means Latham & Watkins LLP.

“Purchaser Shares” means shares of the preferred stock of Purchaser.

“Put/Call Agreements” means the FTD, Inc. Put/Call Agreement and the FTD Group Put/Call Agreement.

“Recognised Investment Exchange” means a recognised investment exchange as defined by section 285 of the Financial Services and Markets Act 2000.

“Reporting Accountants” means an independent firm of internationally recognised chartered accountants to be agreed upon by the Vendors’ Representative and the Purchaser within seven days of a notice by one to the other requiring such agreement or, failing such agreement, to be nominated on the application of either of them by or on behalf of the President for the time being of the Institute of Chartered Accountants in England and Wales.

“Representatives” means, in relation to a party, its respective Affiliates and the directors, officers, employees, agents, external legal advisers, lenders, accountants, consultants and financial advisers of that party and/or any of its respective Affiliates.

“Roll-Over Shares” means the number of Option Shares held by Helen Quinn and Management Shares held by the Managers (other than Bernard Robert Norman and Stephen Richards) to be exchanged for Purchaser Shares, in the amounts set forth in column 5 of part 2 of schedule 1 and column 6 of part 1 of schedule 1, respectively.

“Service Agreements” means the existing service agreements at the date of this agreement of each of the Managers and Helen Quinn with the Company, as amended by a letter in the Agreed Form to be dated as of the Completion Date.

“Shares” means the Vendor Shares and the Member Shares, comprising the entire issued share capital of the Company.

“Social Obligations” means (a) any common or statutory law, regulation, directive or other law and all codes of practice, statutory guidance and the like in any jurisdiction relating to (i) the relationship between the company or business concerned and its employees, any potential employee or any trade union, or (ii) the health and safety of its employees; and (b) any agreements or arrangements between the company or business concerned and its employees and/or any trade union or other body which represents some or all of the employees.

“Software” means any elements of coding or computer programs (including related documentation and media), including as applicable the object code and/or source code, and without limit to whether the software is an operating system software, application software, tools, firmware or otherwise.

“Source Code” means the computer programming code of any Software in human readable form.

“Spot Rate of Exchange” means the spot rate of exchange for the US Dollar/GBP on the London Foreign Exchange Market at or about 11 am London time on the date prior to Completion.

“Subsidiaries” means those companies identified in paragraph 2 of schedule 3.

“Subsidiary” means a subsidiary (as defined by sections 736 and 736A of the Companies Act) or a subsidiary undertaking (as defined by section 258 CA 1985).

“Tax” means any and all forms of taxes, duties, levies, contributions, charges and imposts in the nature of taxation and all withholdings or deductions in respect thereof of whatever nature wherever imposed whether of the United Kingdom or any other jurisdiction including, (without limitation), corporation tax (and any instalment payments in respect of corporation tax), income tax, capital gains tax, value added tax, customs and other import duties, stamp duty, stamp duty reserve tax, national insurance contribution liabilities, local authority council taxes and duties, and any payment which the Company or any member of the Group may be or become bound to make to any Person as a result of the operation of any enactment relating to any such taxes or duties, and whether directly or primarily chargeable against, recoverable from or attributable to the Company or any other Person including all fines, penalties, charges and interest relating to any of the foregoing or resulting from a failure to comply with the provisions of any enactment relating to any of the foregoing.

“Tax Authority” means any taxing or other governmental (local or central), state or municipal authority (whether within or outside of the United Kingdom) competent to impose a liability for or to collect a Tax.

“Tax Covenant” means the covenant contained in paragraph 2 of schedule 9.

“TCGA” means Taxation of Chargeable Gains Act 1992 (as amended).

“Transaction Documents” means this Agreement, the Disclosure Letter, the Purchaser Loan Notes, the FTD Group Loan Notes, the Put/Call Agreements and all other documents referred to in this Agreement as being in the Agreed Form.

“Transaction Expenses” means the amounts incurred by any Vendor in connection with the preparation, execution and consummation of this Agreement and the transactions contemplated hereby, as disclosed in writing to the Purchaser prior to the date hereof as being £501,750.

“VAT” means value added tax as provided for in the Value Added Tax Act 1994 (“VATA”) or equivalent tax in any other jurisdiction.

“Vendors” means collectively the Managers, the Investors and the Optionholders.

“Vendors’ Representative” means the Vendors’ representative appointed in accordance with clause 27.

“Vendors’ Representative Non-Acceptance Notice” has the meaning given in paragraph 1.4.1 of schedule 8.

“Vendor Shares” means the Investor Shares, the Management Shares and the Option Shares.

“Warranties” means the warranties set out schedule 6.

“Warrantors” means the Managers other than Bernard Robert Norman and, for purposes of the Warranties contained in part 4 of Schedule 6, Helen Quinn.

“Working Capital Deficit” shall mean - £4,000,000 (a negative amount).

“Working Capital Statement” means the statement of working capital setting forth the Actual Working Capital Amount as agreed or determined in accordance with schedule 8.

“Working Hours” means 9:30 am to 5:30 pm on a Business Day, London time.

1.2           Construction of certain references

In this Agreement, where the context admits:

1.2.1        unless stated otherwise words and phrases the definitions of which are contained or referred to in the Companies Act shall be construed as having the meanings thereby attributed to them;

1.2.2        every reference to a particular statutory provision or other Law shall be construed also as a reference to all other Laws made under the Law referred to and to all such Laws as amended, re-enacted, consolidated or replaced or as their application or interpretation is affected by other Laws from time to time and whether before or after Completion provided that, as between the parties, no such amendment or modification shall apply for the purposes of this Agreement to the extent that it would impose any new or extended obligation, liability or restriction on, or otherwise adversely affect the rights of, any party;

1.2.3        references to:

(a)           clauses and schedules are references to clauses of and schedules to this Agreement, references to paragraphs are, unless otherwise stated, references to paragraphs of the schedule in which the reference appears, references to exhibits are to documents in Agreed Form identified as such and references to this Agreement include the schedules and exhibits;

(b)           the singular shall include the plural and vice versa and references to one gender include any other gender;

(c)           any party includes its successors in title and permitted assigns;

(d)           a “company” includes any company, corporation or other body corporate wherever and however incorporated or established;

(e)           times of the day are to London time unless otherwise stated;

(f)            writing shall include any modes of reproducing words in a legible and non-transitory form;

(g)           any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court official or any other legal concept or thing shall in respect of any jurisdiction other than England be deemed to include what most nearly approximates in that jurisdiction to the English legal term.

1.2.4        words introduced by the word “other” shall not be given a restrictive meaning because they are preceded by words referring to a particular class of acts, matters or things; and

1.2.5        general words shall not be given a restrictive meaning because they are followed by words which are particular examples of the acts, matters or things covered by the general words and the word “including” shall be construed without limitation.

1.3           Headings

The headings and sub-headings are inserted for convenience only and shall not affect the construction of this Agreement.

1.4           Schedules

Each of the schedules shall have effect as set out in this Agreement.

2.            SALE OF SHARES

2.1           Each of the Optionholders undertakes with the Purchaser that prior to Completion he will exercise all of his options over the number of Option Shares set opposite his name in part 2 of schedule 1 and will pay the exercise price in respect of such options to the Company by cheque immediately prior to Completion, in each case in accordance with the terms of the agreements governing such options. Upon receipt of notice of the exercise of such options and of such funds, the Investors and Managers severally undertake to procure that the Company allots the number of Option Shares set opposite each Optionholder’s name in part 2 of schedule 1 to such Optionholder prior to Completion.

2.2           Subject to the terms of this Agreement, at Completion (i) each of the Vendors shall sell and transfer the number of Vendor Shares set opposite such Vendor’s name in schedule 1 or schedule 2, as the case may be, such that the Purchaser shall purchase, with effect from Completion, the Vendor Shares with (A) full title guarantee and free from all Encumbrances; and (B) all rights attaching to such Vendor Shares as at Completion (including all dividends and distributions declared, paid or made after that date) and (ii) the Investors shall procure the sale and transfer of the Member Shares pursuant to clause 17 of the Company’s Articles of Association.

3.            CONSIDERATION

3.1           Amount and Payment

3.1.1        The aggregate purchase price for the Shares to be paid by the Purchaser at Completion (the “Purchase Price”) shall be equal to (A) £65,243,750, less (B) the Existing Indebtedness, subject to adjustment as set forth in clause 3.4 below. Prior to adjustment, the Purchase Price shall be allocated as follows:

(i)         by the payment of the Completion Cash Consideration to an account designated in writing by the Vendors’ Representative at least 5 Business Days prior to Completion (which payment shall satisfy in full the Purchaser’s obligations under this clause 3.1.1(i)), which amount shall then be further allocated as follows:
(A)       each Investor shall receive an amount in cash equal to the percentage of the Purchase Price set out opposite such Investor’s name in column 3 of schedule 2, less such Investor’s Pro Rata Escrow Amount;
(B)       each Interflora Member shall receive an amount in cash equal to the percentage of the Purchase Price set out opposite their names in Exhibit 1, less such Interflora Member’s Pro Rata Escrow Amount;
(C)       Bernard Robert Norman shall receive an amount in cash equal to the percentage of the Purchase Price set out opposite his name in column 7 of part 1 of schedule 1, less his Pro Rata Escrow Amount; and
(D)       each Optionholder (other than Helen Quinn) shall receive an amount in cash equal to the number of Cash Option Shares held by such Optionholder set out opposite such Optionholder’s name in column 3 of part 2 of schedule 1 multiplied by the Optionholder Per Share Purchase Price, less such Optionholder’s Pro Rata Escrow Amount,
(ii)        by the issue to (A) Stephen Richards of that number of Purchaser Shares equal to (1) (I) the total number of Management Shares held by Stephen Richards multiplied by the Management Per Share Purchase Price (expressed in U.S. dollars, calculated at the Spot Rate of Exchange) less (II) Stephen Richard’s Pro Rata Loan Note Holdback Amount (expressed in U.S. dollars, calculated at the Spot Rate of Exchange), divided by (B) the FTD Group Share Price and (B) each other Manager (other than Bernard Robert Norman) of that number of Purchaser Shares equal to (1) (I) the total number of Roll Over Shares held by such Manager as set out opposite such Manager’s name in column 6 of part 1 of schedule 1 multiplied by (II) the Management Per Share Purchase Price (expressed in U.S. dollars, calculated at the Spot Rate of Exchange), divided by (2) the FTD Group Share Price;
(iii)       by the issue to each Manager (other than Stephen Richards and Bernard Robert Norman) of Purchaser Loan Notes in an aggregate principal amount equal to (A)(I) the total number of Management Shares held by such Manager less the total number of Roll Over Shares held by such Manager set out opposite his name in column 6 of part 1 of schedule 1 multiplied by (II) the Management Per Share Purchase Price less (B) such Manager’s Pro Rata Loan Note Holdback Amount, which principal amount shall be subject to upward adjustment as set forth in clause 3.4.3(b);
(iv)       by the issue to Helen Quinn of (A) that number of Purchaser Shares equal to (1) the total number of Roll Over Shares held by Helen Quinn set out opposite her name in column 5 of part 2 of schedule 1 multiplied by the Optionholder Per Share Purchase Price (expressed in U.S. dollars, calculated at the Spot Rate of Exchange), divided by (2) the FTD Group Share Price and (B) Purchaser Loan Notes in an aggregate principal amount equal to (1)(I) the total number of Loan Note Option Shares held by Helen Quinn set out opposite her name in column 4 of part 2 of schedule 1 multiplied by the Optionholder Per Share Purchase Price less (II) Helen Quinn’s Pro Rata Loan Note Holdback Amount, which principal amount shall be subject to upward adjustment as set forth in clause 3.4.3(b);
(v)        by the issue to each Optionholder (other than Helen Quinn) of Purchaser Loan Notes in an aggregate principal amount equal to (A) (I) the total number of Loan Note Option Shares held by such Optionholder set out opposite such Optionholder’s name in column 4 of part 2 of schedule 1 multiplied by (II) the Optionholder Per Share Purchase Price less (B) such Optionholder’s Pro Rata Loan Note Holdback Amount, which principal amount shall be subject to upward adjustment as set forth in clause 3.4.3(b);
(vi)       by the deposit of the Escrow Deposit into an account with the Escrow Agent, which Escrow Deposit shall be held pursuant to the terms of this Agreement.

3.1.2        If it is not possible to allocate the Purchase Price without involving fractions of one pence, then such fractions shall be rounded down to the nearest whole pence.

3.1.3        Save as provided in clause 3.2, where provision is made for payment by any party under this Agreement, such payment is to be made by crediting, for same day value, the account specified in the Payment Account Details (such details to be notified in writing by the payee at least 5 Business Days prior to the due date for payment) of the party entitled to the payment by way of CHAPS payment on or before the due date for payment. Payment of such sum shall be a good discharge by the payor of its obligation to make such payment.

3.2         At Completion, the Purchaser shall provide funds to permit the Company to pay, (1) the Existing Indebtedness to each holder thereof, by wire transfer of immediately available funds in accordance with instructions provided by the Company to the Purchaser not later than two Business Days prior to Completion and (2) the Transaction Expenses, by wire transfer of immediately available funds in accordance with instructions provided by the Vendors to the Purchaser not later than two business days prior to Completion.

3.3           If Interflora Holdings Limited (or, if a Manager or Helen Quinn is not employed by Interflora British Unit Limited, the Group Company that employs such Manager or Helen Quinn) terminates the employment of (i) any Manager during the eight month period following Completion or (ii) Helen Quinn during the two year period following Completion, in any case for any reason other than the reasons set forth in clauses 14.1 (other than clause 14.1(c)) or 14.2 of their respective Service Agreements, then the Purchaser shall indemnify such Manager or Helen Quinn, as the case may be, and keep them indemnified against any increased liability to United Kingdom capital gains tax arising as a result of a loss of taper relief, which would not have otherwise arisen but for such termination.

3.4           Adjustment

3.4.1        The parties shall comply with the requirements set out in schedule 8.

3.4.2        Where the Actual Working Capital Amount is a larger negative number than the Working Capital Deficit then the Cash Recipients shall pay to the Purchaser (pro rata based on their respective portions of the Completion Cash Consideration), an amount equal to (i) the amount by which the Actual Working Capital Amount is a larger negative number than the Working Capital Deficit (the “Decrease Amount”) multiplied by (ii)(A) the Escrow Deposit divided by (B) the Holdback Amount, up to a maximum amount equal to the Escrow Deposit, provided that the maximum aggregate liability of each Cash Recipient pursuant to this clause 3.4.2 in respect of its Completion Cash Consideration shall not exceed such Cash Recipient’s pro rata portion of the Escrow Deposit. Any payments to be made to the Purchaser pursuant to this clause 3.4.2 shall be settled by payment in cash from the Escrow Deposit (together with any interest accrued on the portion of the Escrow Deposit so paid).

3.4.3        Where the Actual Working Capital Amount is a smaller negative number than the Working Capital Deficit or is a positive number then the Purchaser shall:

(a)           pay an amount in cash equal to (i) the difference between the Actual Working Capital Amount and the Working Capital Deficit, multiplied by (ii) (A) the Completion Cash Consideration divided by (B) the Purchase Price, to an account designated in writing by the Vendors’ Representative at least 5 Business Days prior to Completion (and such payment shall satisfy in full the Purchaser’s obligations under this clause 3.4.3(a)), which amount shall then be further allocated to each Cash Recipient pro rata (based on the percentage of the Completion Cash Consideration payable to such Cash Recipient);

(b)           issue to each Optionholder and each Manager (other than Bernard Robert Norman) additional loan notes in an aggregate principal amount equal to such Optionholder’s or Manager’s, as the case may be, Pro Rata Holdback Amount plus such Optionholder’s or Manager’s, as the case may be, pro rata portion of the difference between the Actual Working Capital Amount and the Working Capital Deficit, based on the percentage of the total Purchase Price payable to such Optionholder or such Manager (ignoring for these purposes, in the case of the Optionholders, the amount of the Purchase Price that each such Optionholder receives in cash in respect of such Optionholder’s Cash Option Shares), which additional loan notes shall contain terms and conditions identical in all material respects to the Purchaser Loan Notes, and such issuance shall (subject to clause 3.4.4 below) satisfy in full the Purchaser’s obligations under this clause 3.4.3(b);

(c)           if additional loan notes are issuable pursuant to clause 3.4.3(b), pay to each Optionholder and each Manager (pro rata based on the percentage of the total Purchase Price payable to such Optionholder or such Manager (ignoring for these purposes, in the case of the Optionholders, the amount of the Purchase Price that each such Optionholder receives in cash in respect of such Optionholder’s Cash Option Shares)), on the first interest payment date after the Working Capital Statement has become final and binding in accordance with the provisions of schedule 8, an amount in cash equal to the interest that would have accrued between Completion and the date on which such additional loan notes were actually issued pursuant to clause 3.4.3(b) if such additional loan notes had been issued at Completion.

3.4.4        If the principal amount of additional loan notes issuable pursuant to clause 3.4.3(b) exceeds the principal amount of loan notes provided for in the Deed governing the Purchaser Loan Notes, then the Purchaser will create a new Deed, on terms and conditions identical in all material respects to the Deed in respect of the Purchaser Loan Notes issued at Completion, and will procure the provision of a guarantee in respect of the additional loan notes issuable pursuant to such new Deed, in each case in order to comply with its obligations set forth in clause 3.4.3(b).

3.4.5        Not later than 5 Business Days following the Working Capital Statement becoming final and binding in accordance with the provisions of schedule 8, (i) the Escrow Agent shall (A) make any cash payment required to be made pursuant to clause 3.4.2 and (B) thereafter, disburse to an account designated in writing by the Vendors’ Representative at least 5 Business Days prior to Completion the balance, if any, of the Escrow Deposit (together with any interest accrued on such balance), which amount shall then be further allocated to the Cash Recipients pro rata based on their respective portions of the Completion Cash Consideration, (ii) if there is a Decrease Amount, the Purchaser shall issue to each Optionholder and Manager (other than Bernard Robert Norman) Purchaser Loan Notes in an aggregate principal amount equal to (A) such Optionholder’s or Manager’s, as the case may be, Pro Rata Holdback Amount less (B) such Optionholder’s or Manager’s, as the case may be, pro rata portion (based on the percentage of the total Purchase Price payable to such Optionholder or such Manager (ignoring for these purposes, in the case of the Optionholders, the amount of the Purchase Price that each such Optionholder receives in cash in respect of such Optionholder’s Cash Option Shares)) of an amount equal to (1) the Decrease Amount multiplied by (2)(I) the Loan Note Holdback Amount divided by (II) the Holdback Amount and (iii) if applicable, the Purchaser will take the steps set forth in clause 3.4.3 above.

3.5           Effect of Adjustment

3.5.1        Any payments required to be made under clause 3.4.2, 3.4.3 or 3.4.4 above shall, for the avoidance of doubt, be an adjustment to the Purchase Price.

3.5.2        Where any payment is made in satisfaction of a liability arising under this Agreement it shall be an adjustment to the Purchase Price.

4.            CONDITIONS

4.1           The agreement to sell and purchase the Shares contained in clause 2 above is conditional upon satisfaction of the following conditions:

4.1.1        HMRC providing clearance pursuant to Section 707 of ICTA 1988 that it will not issue a notice under section 703 of ICTA 1988 in respect of the transactions described in this clause 4.1.1, and written notification pursuant to section 138 of the TCGA 1992 that they are satisfied that (i) the Managers’ (other than Bernard Robert Norman) sale of the Management Shares in exchange for the issue of the Purchaser Shares and Purchaser Loan Notes, (ii) Helen Quinn’s sale of her Option Shares in exchange for the issue of Purchaser Shares and Purchaser Loan Notes, (iii) the Optionholders’ (other than Helen Quinn) sale of their Loan Note Option Shares in exchange for the issue of Purchaser Loan Notes, (iv) the Managers’ (other than Bernard Robert Norman) and Helen Quinn’s sale of Purchaser Shares in exchange for shares of FTD, Inc. pursuant to the FTD, Inc. Put/Call Agreement, (v) the Managers’ (other than Bernard Robert Norman and Stephen Richards) and Helen Quinn’s sale of shares of FTD, Inc. in exchange for FTD Group Shares pursuant to the FTD Group Put/Call Agreement and (vi) Stephen Richards’s sale of shares of FTD, Inc. in exchange for FTD Group Shares and FTD Group Loan Notes pursuant to the FTD Group Put/Call Agreement, each will be effected for bona fide commercial reasons and will not form part of any such scheme or arrangement as is mentioned in section 138 of the TCGA 1992.

4.1.2        The right to match process set out in clause 3 of the Deed Poll having been concluded in accordance with its terms and with Schedule 12 (provided that no court has issued an order requiring the parties to deviate from the actions set forth in Schedule 12) and no agreement having been executed in respect of any Qualifying Offer (as defined in the Deed Poll) and no Qualifying Offer having been consummated, in each case pursuant to the terms and provisions of clause 3 of the Deed Poll.

4.1.3        In respect of each Member Share either:

(i)         the relevant Interflora Member having delivered to the Company a completed stock transfer form and relative share certificate in respect of such Interflora Member’s Member Shares; or
(ii)        stock transfer forms having been executed on behalf of any Interflora Member that has not delivered the documents specified in clause (i) above by a duly appointed agent or attorney in accordance with the drag along provisions contained in the Company’s articles of association.

4.1.4        The Purchaser shall have received the proceeds from the Debt Financing contemplated by the Debt Financing Commitment Letter on, in all material respects, the terms set out in the Debt Financing Commitment Letter.

4.1.5        All documentation required to be sent to the Interflora Members under the Deed Poll and/or the Company’s articles of association shall have been posted as specified in Schedule 12 within the time periods specified therein.

4.2           All Parties shall severally use all reasonable respective endeavours to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement (including, without limitation, to (i) ensure the satisfaction of the Conditions set out in clauses 4.1.1 to 4.1.5 above as soon as practicable, (ii) obtain executed stock transfer forms and relative share certificate(s), from each of the Interflora Members and (ii) in the case of the Managers, to enable the Purchaser (at the

Purchaser’s cost and expense) to obtain the Debt Financing.

4.3           Notwithstanding any other provision of this Agreement, the Investors and the Managers hereby agree that if: (i) the transactions contemplated by this Agreement are not consummated by reason of the right of first offer process set forth in clause 3 of the Deed Poll and (ii) in connection with such process, any Group Company enters into a definitive agreement in respect of an Acquisition Proposal with or involving Trading Members within six months following receipt of a Qualifying Offer (as defined in the Deed Poll), then, immediately prior to the execution of such definitive agreement, the Vendors shall cause the Company to pay to the Purchaser an amount equal to 1% of the Purchase Price plus Transaction Expenses (and, for purposes of calculating such amount pursuant to this clause 4.3, references in the definition of “Existing Loan Notes” and “HSBC Indebtedness” to “issued and outstanding immediately prior to Completion” and “outstanding immediately prior to Completion,” respectively, shall be deemed to be references to “issued and outstanding as of the date hereof” and “outstanding as of the date hereof,” respectively).

4.4           If (i) the Purchaser is unable to consummate the transactions contemplated by this Agreement for failure to satisfy the Condition set forth in clause 4.1.4 and (ii) such failure is not a result of the occurrence of a Material Adverse Change (as defined in the Debt Commitment Letter) with respect to any Group Company, then FTD shall promptly pay (or cause to be paid) to the Company an amount equal to 1% of the Purchase Price plus Transaction Expenses (and, for purposes of calculating such amount pursuant to this clause 4.4, references in the definition of “Existing Loan Notes” and “HSBC Indebtedness” to “issued and outstanding immediately prior to Completion” and “outstanding immediately prior to Completion,” respectively, shall be deemed to be references to “issued and outstanding as of the date hereof” and “outstanding as of the date hereof,” respectively).

5.            PRE-COMPLETION OBLIGATIONS

5.1           During the period from the date of this Agreement to Completion:

(i)            the Investors and Managers severally undertake to perform their respective obligations as set out in schedule 4;
(ii)           the Managers (other than Bernard Robert Norman) severally undertake to cause each Group Company to make any elections (with corresponding effective dates) for United States tax purposes as set forth in written instructions provided by Purchaser, provided that (a) the cost of preparing and filing of any such election shall be borne by Purchaser and (b) any such election shall not result in the imposition of any Tax on the Managers or any Group Company for any tax period ending on or before the Completion Date; and
(iii)          Subject to clause 5.2 below, the Investors and Managers severally undertake that they shall not, and shall cause the Group Companies and their respective Representatives not to, (a) solicit, initiate or knowingly encourage or take any action to facilitate any proposal, inquiry or request by any Person (or its Affiliates), that constitutes, or may reasonably be expected to lead to, an acquisition of any Group Company, its business or assets or any material part thereof (an “Acquisition Proposal”),  (b) participate or engage in substantive discussions or negotiations with, or disclose or provide any non-public information relating to any Group Company to, any Person (or its Affiliates), or afford such Person (or its affiliates) access to any of the properties, books and/or records of any Group Company, that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal or (c) enter into any agreement or agreement in principle with any Person (or its Affiliates) that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal.

5.2           Notwithstanding the provisions of clause 5.1 above, the Company shall, subject to clause 4.3, be permitted to (i) invite the Florists Advisory Committee to ballot the Interflora Members to determine whether they wish to support the making of an offer for the Business (as defined in the Deed Poll) as set forth in Schedule 12 or (ii) take the actions specified in Section 3 of the Deed Poll including to accept and consummate a transaction that is a Qualifying Offer.

6.            COMPLETION

6.1           Completion shall take place at the London offices of the Purchaser’s Solicitors on 30 July, 2006 or, if the conditions set forth in clauses 4.1.1. through 4.1.5 have not been satisfied on or before that date, the date which is not later than two Business Days after such conditions have been satisfied. If such conditions shall not be satisfied on or before 30 September 2006, this Agreement shall lapse (other than clause 1 (Interpretation), clauses 4.3 and 4.4, clause 11 (Confidentiality), clause 13 (Announcements), clause 14 (Assignment), clause 15 (Entire Agreement), clause 17 (Remedies and Waivers), clause 19 (Invalidity), clause 21 (Interest), clause 22 (Costs), clause 23 (Notices), clause 25 (Contracts (Right of Third Parties) Act 1999), clause 26 (Governing Law and Jurisdiction) and clause 28 (Process Agent) (collectively, the “Surviving Provisions”)), and no party shall make a claim against the other save for any antecedent breach and/or the satisfaction of the obligation of the Vendors and the Company pursuant to clause 4.4, save that this date may be extended by the written agreement of the Vendors and the Purchaser.

6.2           At Completion:

6.2.1        the Vendors severally shall do or procure the carrying out of all those things listed in paragraph 1 of schedule 5; and

6.2.2        the Purchaser shall do or procure the carrying out of all those things listed in paragraph 2 of schedule 5.

6.3           The Purchaser shall not be obliged to complete the sale and purchase of any of the Shares unless the sale and purchase of all the Shares is completed simultaneously. This clause shall not limit any other clause of this Agreement and in particular clause 17.

6.4           Where the obligations of the Vendors or the Purchaser under this clause 6 and schedule 5 are not complied with or waived on or prior to the Completion Date the Purchaser, in the case of non-compliance by any of the Vendors, or the Vendors, in the case of non-compliance by the Purchaser, may (in addition to and without prejudice to all other rights and remedies) by written notice served on the other party on such date:

6.4.1        defer Completion to a new date being not more than 20 Business Days following the Completion Date (so that the provisions of this clause 6 shall apply to Completion so deferred) provided that such deferral may only occur once;

6.4.2        proceed to Completion as far as practicable (without limiting its rights under this Agreement); or

6.4.3        terminate this Agreement (other than the Surviving Provisions), without liability on the part of the terminating party.

7.            TERMINATION FOR MATERIAL DEVELOPMENTS

7.1           If at any time prior to Completion:

7.1.1        the Managers or the Investors commits a breach of any of its obligations under schedule 4 on or prior to Completion; or

7.1.2        any Warranty of a Warrantor, an Optionholder, an Investor and/or Bernard Robert Norman set forth in paragraphs 17.2, 21.3, 33, 36, 43 and 44, as applicable, of Schedule 6 fails to be true and correct in all respects as if originally made on and as of the Completion Date, or any other Warranty of a Warrantor, an Optionholder, an Investor and/or Bernard Robert Norman fails to be true and correct in all material respects as if originally made on and as of the Completion Date, and the consequence of (i) such breach or failure (together with any other breach(es) or failure(s) arising out of the same or similar facts and circumstances) is that the Group would, or would reasonably be expected to, (A) suffer a reduction in its annual profit of in excess of £400,000 or (B) incur a liability in excess of £400,000 in the aggregate, in respect of which FTD Group would be required to create a reserve in its consolidated financial statements pursuant to accounting principles generally accepted in the United States (“US GAAP”) or (ii) such breach or failure (together with any other breach(es) or failure(s)) is that the Group would, or would reasonably be expected to, (A) suffer an aggregate reduction in its annual profit of in excess of £1,000,000 or (B) incur one or more liabilities in excess of £1,000,000 in the aggregate, in respect of which FTD Group would be required to create a reserve in its consolidated financial statements pursuant to US GAAP, then, if such breach(es) or failure(s) are capable of remedy, but have not been remedied within 5 Business Days of the Purchaser having notified the Vendors of such breach(es) or failure(s) (and in any event by 9.00 am London time on the Completion Date), the Purchaser shall, at any time prior to Completion, be entitled by notice in writing to the Vendors’ Representative to immediately terminate this Agreement (other than the Surviving Provisions), without liability on the part of the Purchaser; provided, that the limitations on the Purchaser’s termination rights set forth in (i) and (ii) above shall not apply if the Warranties of a Warrantor, an Optionholder, an Investor and/or Bernard Robert Norman set forth in paragraphs 17.2, 21.3, 33, 36, 43 and 44 of schedule 6, as applicable fail to be true and correct as if originally made on and as of the Completion Date.

7.2           If, at any time prior to Completion, any member of the Group receives written notice(s) from any governmental authority enjoining, restraining or otherwise challenging the transactions contemplated by this Agreement, then the Purchaser shall, at any time prior to Completion, be entitled by notice in writing to the Vendors’ Representative to immediately terminate this Agreement (other than the Surviving Provisions), without liability on the part of the Purchaser.

7.3           The Purchaser Guarantor hereby warrants to the Vendors that as of the date hereof, none of Michael Soenen, Heath Mielke, Carrie Wolfe, Jandy Tomy or Jon Burney has actual knowledge of any fact made available to him or her in writing by the Company, the Vendors, their respective advisers or any of them and set forth in the Disclosure Letter, which, if such fact subsisted at or immediately prior to Completion, would entitle Purchaser to terminate this agreement pursuant to Clause 7.1.

8.            RESTRICTIONS ON THE WARRANTORS

8.1           Each Warrantor undertakes and covenants that he will not at any time, either prior to or after the Completion Date (except in compliance with an order of a competent court, or pursuant to any applicable Law, government order, decree, regulation, licence or rule or pursuant to the regulations of any securities exchange or regulatory or governmental body to which it is subject in the proper performance of his duties to a Group Company or with the consent of the relevant Group Company):

(a)           divulge or communicate to any Person, business entity or other organisation any Company Proprietary Information;

(b)           use or permit the use of any Company Proprietary Information for his own purposes or for any purposes other than those of the Group; or

(c)           through any failure to exercise due care and diligence, permit or cause any unauthorised disclosure of any Company Proprietary Information.

These restrictions shall cease to apply to any information which becomes available to the public generally, other than as a result of a breach by a Warrantor of the provisions of this clause 8 or a breach of any fiduciary or other duty of confidentiality owed to the Group Companies whether express or implied.

8.2           Each Warrantor undertakes and covenants that, during the period commencing on the Completion Date and ending on the expiry of 24 months after the Completion Date he will not directly or indirectly:

(a)           carry on, or be engaged, concerned or interested in any business providing floral-related products and services to consumers and retail florists or other retail locations offering floral products including, without limitation, ProFlowers, 1-800 Flowers, Teleflora, Teleflorist, Flying Flowers, Marks & Spencer, Next, Tesco and John Lewis; provided, that the foregoing shall not preclude any Warrantor from being employed by a general retailer (including, without limitation, Marks & Spencer, Next, Tesco or John Lewis) if the scope of such Warrantor’s employment does not relate to providing floral-related products and services to consumers and retail florists or other retail locations offering floral products; provided, further, that the foregoing shall not preclude a Warrantor from being employed in an administrative capacity by a general retailer (including, without limitation, Marks & Spencer, Next, Tesco or John Lewis) so long as such employment does not involve such Warrantor acting in an executive capacity with respect to such general retailer’s floral business.

(b)           interfere with, tender for, canvass, solicit or endeavour to entice away from any Group Company the business of any Person:

(i)            who was, to his knowledge, a customer, client or agent of or supplier to, or who had dealings with any Group Company, during the Contact Period; and
(ii)           with whom he had material dealings in the normal course of his Employment during the Contact Period for the purpose of offering or providing to that Person services which are the same as or similar to those which he provided during the Contact Period;

(c)           supply any product, carry out or undertake or provide any service which is the same as or similar to those with which he was concerned to a material extent during the Contact Period to or for any Person:

(i)            who was, to his knowledge, a customer, client or agent of or supplier to or who had dealings with any Group Company during the Contact Period; and

(ii)           with whom he had material dealings in the normal course of his Employment during the Contact Period;

(d)           employ, attempt to employ or negotiate or arrange the employment or engagement by any other Person, of:

(i)            any Person who to his knowledge was, during the Contact Period, part of the senior management of any Group Company; and
(ii)           with whom he had material dealings in the normal course of his Employment during the Contact Period; and

(e)           solicit, interfere with, tender for or endeavour to entice away from any Group Company any contract, project or business, or the renewal of any of them:

(i)            which is in progress on the last day of the Contact Period or negotiations for which are in progress on that day; and
(ii)           in respect of which he had contact with any customer, client or agent of or supplier to any Group Company during the Contact Period.

8.3           By written notice to the Warrantors, the Purchaser may, by one or more stages, vary the terms of any part of this clause 8 as it may apply to the Warrantors by reducing (but not increasing) the period during and/or the activities to which the restrictions are to apply.

8.4           Each of the restrictions in this clause 8 may be waived in whole or in part by the Purchaser in writing, subject to any terms and conditions that it may impose.

8.5           None of the restrictions in clauses 8.2(a), 8.2(b), 8.2(c) and 8.2(e) shall:

(a)           prohibit any activities by a Warrantor which are not in direct or indirect competition with any business being carried on by any Group Company at the Completion Date; nor

(b)           preclude any Warrantor from holding (directly or through nominees) investments traded on London Stock Exchange as long as he does not hold more than 1 per cent of the issued shares or other securities of any class of any company.

8.6           Each Warrantor agrees that the restrictions imposed on him by this clause 8 extend to any actions by the Warrantor:

(a)           on his own account;

(b)           on behalf of any firm, company or other Person;

(c)           whether alone or jointly with any other Person; or

(d)           as a director, manager, partner, shareholder, employee or consultant of any other Person.

8.7           Each Warrantor agrees that, having regard to all the circumstances, the restrictions in this clause 8 are reasonable and necessary for the protection of the Purchaser and that they do not bear harshly on him. The parties agree that:

(a)           each restriction shall be read and construed independently of the other restrictions so that if one or more are found to be void or unenforceable as an unreasonable restraint of trade or for any other reason the remaining restrictions shall not be affected; and

(b)           if any restriction is found to be void but would be valid and enforceable if some part of it were deleted, the restriction shall apply with the deletions that are necessary to make it valid and enforceable.

8.8           If any restriction or undertaking is found by any court or other competent authority to be void or unenforceable the parties shall negotiate in good faith to replace such void or unenforceable restriction or undertaking with a valid provision which, as far as possible, has the same commercial effect as the provision which it replaces.

9.            WARRANTIES

9.1           The Warrantors severally warrant to the Purchaser as at the date of this Agreement that, save as fairly disclosed in or by the Disclosure Letter, each of the Warranties set out in schedule 6 (other than paragraphs 43 and 44 of schedule 6) is true and correct and not misleading. The Warranties are deemed to be repeated, subject to clause 9.19, on the Completion Date and any reference made to the date of this Agreement (whether express or implied) in relation to any Warranty shall also be construed, in relation to such repetition, as a reference to the Completion Date.

9.2           Each of the Investors, Bernard Robert Norman and Optionholders severally warrant to the Purchaser, solely with respect to itself/himself that each of the Warranties numbered 43 and 44 is true and correct and not misleading. The Warranties given by each of the Investors, Bernard Robert Norman and Optionholders under this clause 9.2 are deemed to be repeated on the Completion Date and any reference made to the date of this Agreement (whether express or implied) in relation to such Warranties shall also be construed, in relation to such repetition, as a reference to the Completion Date. For the avoidance of doubt, the Warrantors shall have no liability for any breach of the Warranties numbered 43 and 44.

9.3           Where “so far as the Warrantors are aware” or any other expression which qualifies a statement by reference to the Warrantors’ knowledge or belief is used in schedule 6 or in the Disclosure Letter, it shall mean to the best of the knowledge, information and belief of the Warrantors having made all reasonable enquiry of the following people but only in the area of responsibility indicated after their name:

Lynn Davies – Marketing

Adrian Pritchard – E-commerce

Sarah Cooper – Finance

Sian Fell – HR

Mike Heath – Technology Support

Glenn Mason – Business Planning

Geraldine Hall – Customer Service

Jane Henry – Telesales

9.4           Where “so far as the Warrantors are actually aware” or any other expression which qualifies a statement by request to the Warrantors’ actual knowledge or actual belief is used in schedule 6 or in the Disclosure letter, it shall mean to the best of the knowledge, information and belief of the Warrantors without enquiry having been made.

9.5           The statements set out in part 3 of schedule 6  are warranted by each of the Warrantors individually in that no Warrantor shall have any liability to the Purchaser in respect of a breach of any such Warranties by any of the other Warrantors.

9.6           Subject to clauses 9.10 and 9.20, the total liability of each Warrantor for all claims under the Warranties and the Tax Covenant is limited to the amount set against his name in column 4 of part 1 of schedule 1.

9.7           Subject to clauses 9.10 and 9.20, no liability shall attach to the Warrantors for claims under the Warranties or the Tax Covenant unless the aggregate cumulative amount payable by the Warrantors for all those claims exceeds £25,000. If it does exceed £25,000, subject to clause 9.6 the Warrantors shall be liable for the whole amount of those claims and not just for the excess.

9.8           Subject to clause 9.10, all claims under the (i) Warranties shall be made in writing to the Warrantors claimed against (specifying particulars of the claim in reasonable detail based on the information in the possession of the Purchaser) no later than the date six months after receipt by the Purchaser of the audited consolidated accounts of the Group for the year ended or current on 31 May 2008 and (ii) Tax Covenant shall be made in writing to the Warrantors claimed against (specifying particulars of the claim in reasonable detail based on the information in the possession of the Purchaser) no later than the seventh anniversary of Completion save that such claims shall be deemed to be withdrawn, if not previously satisfied or withdrawn, if proceedings in respect of such claims have not been served on the Managers within one year from notification of the claim.

9.9           If the Purchaser makes a claim against any of the Warrantors for breach of the Warranties or under the Tax Covenant, none of the Warrantors shall have or pursue any claim or third party action to join in, claim against, seek a contribution form or otherwise claim or seek damages or compensation from any Group Company or from any officer or employee of the Group other than the Warrantors.

9.10         The limitations on claims under the Warranties and the Tax Covenant in this clause 9 shall not apply:

(a)           to claims against a Warrantor; and/or

(b)           where there has been a delay in discovering a claim against a Warrantor which in each case arises as a result of fraud, wilful default or wilful concealment by that Warrantor.

9.11         The Warranties shall survive Completion.

9.12         If any act event or default would otherwise render the Warrantors liable to a claim both under the Warranties and under the Tax Covenant, such claim shall first be made under the Warranties and only the excess shall be claimed under the Tax Covenant. Any amount payable under the Tax Covenant to the Purchaser shall be reduced to the extent of the amount received by the Purchaser in respect of the same matter.

9.13         Upon the Purchaser becoming aware that matters have arisen which will give rise to a claim, the Purchaser will notify the Warrantors as soon as practicable in writing of the potential claim and of the matters which will give rise to such claim and upon request will disclose in writing to the Warrantors all information and documents relating to the claim (unless such disclosure would result in the loss of any applicable privilege or breach of any applicable confidentiality obligation).

9.14         Subject to being indemnified and secured by the Warrantors to the reasonable satisfaction of the Purchaser, the Purchaser shall procure that each Group Company promptly and diligently takes all such actions as the Warrantors may reasonably request to avoid dispute, resist, compromise, defend or appeal any claims against each Group Company and shall not make any admission of liability, agreement or compromise in respect of such claim or otherwise settle such claims without the prior written consent of the Warrantors which shall not be unreasonably withheld or delayed, provided that under no circumstances shall the Purchaser or any Group Company be required to take (or be prevented from taking) any action in circumstances where it reasonably believes the business or interests of any Group Member may be materially adversely affected as a result.

9.15         Where the Purchaser or a Group Company or their respective successors or assigns (as the case may be) is entitled to recover any sum from some other Person firm or company (including for the avoidance of doubt HMRC) in respect of any matter giving rise to a claim under this Agreement the Purchaser shall procure that it or such Group Company or their respective successors and assigns (as the case may be) shall reasonably endeavour to take all appropriate steps to enforce such recovery subject to being indemnified and secured by the Warrantors to the reasonable satisfaction of the Purchaser against all losses liabilities costs and expenses incurred in such recovery and shall account to the Warrantors for any amount so recovered (not exceeding any amount paid by the Warrantors under this Agreement or under the Tax Covenant but including any expenses borne by the Warrantors) and neither the Purchaser nor any Group Company will settle abandon or otherwise resolve such claim for recovery against the third party without the prior written consent of the Warrantors which shall not be unreasonably withheld or delayed.

9.16         The Purchaser shall immediately reimburse to the Warrantors an amount equal to any sum paid in respect of any claim under this Agreement which is subsequently recovered by or paid to the Purchaser or any member of the Purchaser’s Group or any Group Company by any third party less any costs and expenses reasonably incurred by the Purchaser in connection with the recovery or payment of such sum.

9.17         The Warrantors shall not be liable under this Agreement to the extent that:

9.17.1      such liability arises or is increased as a result of increases in rates of Tax made after Completion

9.17.2      such liability would not have arisen but for something voluntarily done or omitted to be done by the Purchaser, any Group Company or their agents after Completion (otherwise than in the ordinary and proper course of the business of such Group Company as carried on at Completion) which they were aware was or was likely to result in a claim;

9.17.3      such liability arises or is increased as a result of the passing of or any change in law or regulation or in its interpretation or administration by the English courts, by HMRC or by any other monetary fiscal or regulatory authority (whether or not having the force of law) or by the withdrawal after completion of any published concession or general practice previously made by any Tax Authority or by the withdrawal of any relief or allowance available at the date hereof;

9.17.4      the liability arises as a result of any change in the accounting reference date or in the accounting principles practices or bases of any Group Company introduced or having effect after Completion;

9.17.5      the liability relating to the subject of the claim is recovered by any Group Company or the Purchaser under any policy of insurance;

9.17.6      the claim is for Tax arising in the ordinary course of business of any Group Company after Completion;

9.17.7      an amount by which any Tax which any Group Company or the Purchaser is or may be liable for (whether actually paid or payable or not) is reduced or extinguished as a consequence of the matter giving rise to the claim;

9.17.8      the subject matter of the claim is taken into account in determining an adjustment to the purchase consideration for the Shares in accordance with the provisions of clause 3.4 and schedule 8.

9.18         Nothing in this Agreement shall in any way diminish the Purchaser’s or any Group Company’s common law duty to mitigate its loss.

9.19         A Warrantor, an Investor or Bernard Robert Norman may elect at any time to notify the Purchaser in writing of the occurrence, or failure to occur, of any event which occurrence or failure would cause any Warranty of such Person contained herein to be untrue or inaccurate in any material respect at any time from the date hereof to the Completion Date when the Warranties will be deemed repeated, and such written notice shall be deemed to cure the breach of any such Warranty and amend and/or supplement the section of the Disclosure Letter relating to such Warranty so that, following Completion, the Warrantors, the Investors and Bernard Norman shall have no liability in respect of such breach save that nothing in this clause shall in any way prejudice the Purchaser’s right to terminate this Agreement in accordance with clause 7.1.

9.20         None of the limitations in this clause 9 on claims under the Warranties or the Tax Covenant shall apply to a claim against any of the Vendors or Bernard Robert Norman for breach of any of the Warranties contained in paragraphs 17.2, 21.3, 33, 36, 43 and 44, as applicable, of schedule 6.

9.21         The Purchaser warrants to the Vendors, as at the date of this Agreement that the warranty set forth in paragraph 2 of schedule 7 is true and correct and not misleading in all respects and each of the other warranties of the Purchaser set out in schedule 7 is true and correct and not misleading in all material respects. The warranties in schedule 7 are deemed to be repeated on the Completion Date and any reference made to the date of this Agreement (whether express or implied) in relation to any of the warranties in schedule 7 shall also be construed, in relation to such repetition, as a reference to the Completion Date. Subject to clause 9.22, all claims under the (i) Warranties of the Purchaser set out in Schedule 7 shall be made in writing to the Purchaser (specifying particulars of the claim in reasonable detail based on the information in the possession of the person asserting such claim) no later than 2 years from date of Completion, save that such claims shall be deemed to be withdrawn, if not previously satisfied or withdrawn, if proceedings in respect of such claims have not been served on the Purchaser within one year from notification of the claim.

9.22         The limitations on claims under the Warranties of the Purchaser set out in Schedule 7 set forth in clause 9.21 shall not apply:

(a)           to claims against the Purchaser; and/or

(b)           where there has been a delay in discovering a claim against the Purchaser which in each case arises as a result of fraud, wilful default or wilful concealment by the Purchaser.

9.23         The Warranties of the Purchaser set out in Schedule 7 shall survive Completion.

9.24         The Purchaser agrees to indemnify each Manager and Helen Quinn against any UK income tax liability or primary UK national insurance contributions liability incurred by such Manager or Helen Quinn arising as a direct result of the grant and/or exercise of the put and call options contemplated by the Put/Call Agreements (the “Put/Call Options”) which, for the avoidance of doubt, shall include any Tax arising under Section 222 Income Tax (Earnings and Pensions) Act 2003 (“ITEPA”) and any Tax arising in connection with a payment made to such Manager or Helen Quinn pursuant to this clause 9.24. Each Manager and Helen Quinn shall enter into an election pursuant to Section 431(1) of ITEPA in respect of the Put/Call Options on the date of this Agreement and upon the exercise of the Put/Call Options.

9.25         The Purchaser shall indemnify each Manager and Helen Quinn against any increased liability to United Kingdom capital gains tax arising as a result of a loss of business asset taper relief (i) as a result of the transactions undertaken pursuant to this Agreement differing from the transaction steps described in the PricewaterhouseCoopers LLP letter of 16 June 2006 to HM Revenue and Customs seeking clearance under section 138 of TCGA 1992 and section 707 of ICTA 1988 and which would not otherwise have arisen but for such difference and (ii) in respect of any payment under this clause 9.25.

10.          INVESTMENT AGREEMENT

10.1         The Investors confirm and acknowledge that they have no claims against any of the Managers, and the Managers confirm and acknowledge that they have no claims against any of the Investors, whether under the Investment Agreement or otherwise.

10.2         The Managers and the Investors hereby agree that at Completion, the Investment Agreement shall terminate and be of no further force and effect.

10.3         Each Investor hereby expressly, irrevocably and unconditionally releases and forever discharges the Managers, and each of the Managers hereby expressly, irrevocably and unconditionally releases and forever discharges each Investor, from any and all claims, demands, proceedings, causes of action, court orders, arbitration awards, obligations, contracts, agreements (express or implied), promises, debts, liabilities, damages, losses, costs or expenses of any nature whatsoever, whether known or unknown, fixed or contingent, arising on or prior to the Completion Date or arising after the Completion Date but relating to any event, action, omission, failure to act, activity or conduct occurring prior to the Completion Date which such Investor or Manager, as the case may be, now has, or may hereafter have against any Manager or Investor, as the case may be, under the Investment Agreement.

11.          CONFIDENTIALITY

11.1         Confidentiality

Subject to clause 11.2 and to clause 13 each party:

11.1.1      shall treat as strictly confidential:

(a)           the provisions of this Agreement and the process of their negotiation;

(b)           in relation to the obligations of the Vendors under this clause 11, any information received or held by the Vendors or any of their Representatives where such information relates to the Purchaser Group or, following Completion, any Group Company;

(c)           in relation to the obligations of the Purchaser under this clause 11 any information received or held by the Purchaser or any of its Representatives where such information relates to the Managers, the Investors or their Representatives or, prior to Completion, any Group Company, together (“Confidential Information”); and

11.1.2      shall not, except with the prior written consent of the other parties (which shall not be unreasonably withheld or delayed), make use of (save for the purposes of performing its obligations under this Agreement) or disclose to any Person any Confidential Information, other than as provided in clause 11.2 below and, in the case of Purchaser, other than any such use or disclosure in connection with the Debt Financing (so long as the recipients of such Confidential Information are made subject to an obligation of confidentiality).

11.2         Permitted disclosure or use

Clause 11.1 shall not apply if and to the extent that the party using or disclosing Confidential Information can demonstrate that:

11.2.1      such disclosure is required by Law or regulation or by any stock exchange or any supervisory, regulatory, governmental or anti-trust body (including, for the avoidance of doubt, any Tax Authority) having applicable jurisdiction; or

11.2.2      such disclosure is required in order to facilitate any assignment or proposed assignment of the whole or any part of the rights or benefits under this Agreement which is permitted by clause 13; or

11.2.3      the Confidential Information concerned was lawfully in its possession or the possession of any of its Representatives (as evidenced by written records) and not subject to any obligation of secrecy on its part prior to its being received or held as set out in clause 11.1 (other than information held by the Vendors or their Representatives regarding the Group Companies which is expressly excluded from the scope of this sub-paragraph);

11.2.4      the Confidential Information is required to be disclosed by an Investor or its representatives under the terms of any documentation governing the relationship between that Investor, funds under management or the investors in those funds and the managers of those funds or the Confidential Information is to be used by an Investor for the purposes of properly demonstrating its investment record and working practices to add value to investee companies, so long as the recipient of such

Confidential Information is made subject to an obligation of confidentiality; or

11.2.5      the Confidential Information concerned has come into the public domain other than through its fault (or that of its Representatives) or the fault of any Person to whom such Confidential Information has been disclosed in accordance with this clause 11.2.

11.3         Disclosure to Representatives

Each of the Vendors and the Purchaser undertakes that it shall (and shall procure that its Affiliates shall) only disclose Confidential Information to Representatives where it is reasonably required for the purposes of exercising its rights or performing its obligations under this Agreement or the other Transaction Documents and only where the Representatives are informed of the confidential nature of the Confidential Information and the provisions of this clause 11.

11.4         Continuance of restrictions

The restrictions contained in this clause 11 shall survive termination, lapse or Completion, as the case may be, and shall continue for a period of five years from the date of this Agreement.

12.          PURCHASER’S GUARANTEE

12.1         If the Purchaser fails to comply with any of the provisions of this Agreement on the due date, then FTD guarantees that it shall (on demand by a Vendor) immediately perform and discharge the obligations of the Purchaser under those provisions provided always that (notwithstanding any other provision of this clause 12) FTD’s liability under this clause 12 shall be no greater than the Purchaser’s liability under the terms of this Agreement.

12.2         FTD’s liability under clause 12.1 shall not be affected by any concession, time or indulgence granted by a Vendor to the Purchaser or by any other dealing or thing (whether relating to the Purchaser or any other Person) which would, but for this clause 12.2, operate to discharge or reduce that liability.

12.3         If anything (including any legal limitation on the part of the Purchaser) causes any of the Purchaser’s obligations under this Agreement and/or the guarantee set out in clause 12.1 to be or become invalid or unenforceable, then FTD shall perform and discharge all of the Purchaser’s obligations under this Agreement as if they were the primary obligations of FTD.

12.4         Subject always to FTD’s liability not being any greater than the Purchaser’s liability under the terms of the Agreement, FTD shall indemnify and keep indemnified the Vendors against any losses, liabilities, costs and expenses resulting from the failure of the Purchaser to observe any of the provisions of this Agreement.

12.5         FTD shall make any payments due from it under this clause 12 in full, without any deduction or withholding in respect of any claim (whether by way of set-off, counterclaim or otherwise) asserted from time to time by the Purchaser against any Vendor under this Agreement or in respect of any other matter or thing.

12.6         FTD’s obligations under this clause 12, including its guarantee under clause 12.1, are unconditional and irrevocable.

13.          ANNOUNCEMENTS

13.1         Restrictions

Subject to clauses 13.2 and 13.4, and whether or not any restriction contained in clause 11 applies, no party to this Agreement shall make any announcement, (including any communication to the public, to any customers or suppliers of any Group Company, or to all or any of the employees of any Group Company) concerning the provisions or subject matter of this Agreement or containing any information about any other party without the prior written approval of the Investors and the Purchaser (which shall not be unreasonably withheld or delayed).

13.2         Permitted announcements

Clause 13.1 shall not apply (i) if, and to the extent that, an announcement is required by Law or regulation or by any stock exchange or any supervisory, regulatory, governmental or anti-trust body (including, for the avoidance of doubt, any Tax Authority) having applicable jurisdiction and provided that any such announcement shall wherever possible be made only after consultation with the other parties and (ii) to FTD Group’s filing of Current Reports on Form 8-K with the United States Securities and Exchange Commission in connection with the execution of this Agreement, any amendments thereto and the transactions contemplated hereby.

13.3         Continuance of restrictions

The restrictions contained in this clause 13 shall survive Completion and shall continue for a period of five years from the date of this Agreement.

13.4         Announcements to customers and suppliers

As soon as practicable after Completion the Vendors and the Purchaser shall procure that a joint announcement of the sale and purchase of the Shares is made to the customers and suppliers of the Company and each Subsidiary in such form as they may agree.

14.          ASSIGNMENT

14.1         This Agreement is Personal to the parties to it. Accordingly, without the prior written consent of the other, neither the Vendors nor the Purchaser may assign, hold on trust or otherwise transfer the benefit of all or any of the other’s obligations under this Agreement or any benefit arising under or out of this Agreement provided, however, that the Purchaser shall, without the prior consent of any other party hereto, be entitled to (a) assign this Agreement, in whole or in part, to any of its Affiliates, but in no event shall such an assignment release the Purchaser from its obligations hereunder and the assignee shall only be entitled to enforce the benefit assigned to it whilst it remains an Affiliate of the Purchaser (b) collaterally assign its rights under this Agreement to any Person providing financing related to the transactions contemplated by this Agreement, including, without limitation, the lenders under the Debt Financing. In the event that any assignment is effected, the liability of any Party hereunder for breach of any term of or obligation under this Agreement or any covenant or indemnity contained in or entered into pursuant to this Agreement shall nonetheless be limited to the liability which would have arisen in the absence of any such assignment.

15.          ENTIRE AGREEMENT

15.1         This Agreement and the other Transaction Documents together set out the entire agreement between the parties relating to the sale and purchase of the Shares and, save to the extent expressly set out in this Agreement or any of the Transaction Documents, supersedes and extinguishes any prior drafts, agreements, undertakings, representations, warranties, promises, assurances and arrangements of any nature whatsoever, whether or not in writing, relating thereto.

15.2         It is agreed that:

15.2.1      no party has entered into this Agreement or any other Transaction Document in reliance upon, nor shall any party have any claim or remedy in respect of, any statement, representation, warranty, undertaking, assurance, collateral contract or other provision made by or on behalf of the other party which is not, expressly set out in this Agreement or any other Transaction Document; and

15.2.2      except for any liability which a party has under or in respect of any breach of this Agreement or any of the other Transaction Documents no party shall owe any duty of care or have any liability in tort or otherwise to the other parties in respect of, arising out of, or in any way relating to the sale and purchase of the Shares.

15.3         Nothing in this clause 15 shall exclude any liability for (or remedy in respect of) fraudulent misrepresentation.

16.          VARIATION

16.1         No amendment, variation or waiver of this Agreement shall be valid unless it is in writing and duly executed by or on behalf of each of the Parties.

16.2         Unless expressly agreed, no variation shall constitute a general waiver of any provision of this Agreement, nor shall it affect any rights or obligations under or pursuant to this Agreement which have already accrued up to the date of variation and the rights and obligations under or pursuant to this Agreement shall remain in full force and effect except and only to the extent that they are varied.

17.          REMEDIES AND WAIVERS

17.1         So far as permitted by Law and except in the case of fraud, each party agrees and acknowledges that its only right and remedy in relation to any representation, warranty or undertaking made or given in connection with this agreement shall be for breach of the terms of this agreement to the exclusion of all other rights and remedies (including those in tort or arising under statute).

17.2         No delay or omission by any party to this Agreement in exercising any right, power, privilege or remedy provided by law or under this Agreement shall in any way impair or affect the exercise thereof or operate as a waiver thereof in whole or in part.

17.3         The single or partial exercise of any right, power, privilege or remedy provided by Law or under this Agreement shall not preclude any further or other exercise thereof or the exercise of any other right, power, privilege or remedy.

18.          TIME OF THE ESSENCE

Except as otherwise stated in this Agreement, time is of the essence of each provision of this Agreement.

19.          INVALIDITY

If any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the laws of any jurisdiction then such provision shall be deemed to be severed from this Agreement and if possible replaced by a lawful provision which carries out, as closely as possible, the intention of the parties under this Agreement and where permissible that shall not affect or impair the legality, validity or enforceability in that, or any other, jurisdiction of any other provision of this Agreement.

20.                              FURTHER ASSURANCE

Each party shall, from time to time, at the request of the other, execute or procure the execution of all such documents as the parties may, in each such case, reasonably consider necessary in order to give full effect to this Agreement and securing to the Purchaser or the Vendors (as the case may be) the full benefit of the rights, powers and remedies conferred upon them in this Agreement.

21.                              INTEREST

Where the Vendors or the Purchaser default in the payment when due of any damages or other sum payable by virtue of this Agreement or any other Transaction Documents the liability of the Vendors or the Purchaser (as the case may be) shall be increased to include interest on such sum from the date when payment is due to the date of actual payment (both before and after judgment) at that annual rate which is 2 basis points above the base rate of HSBC Bank from time to time in effect during such period. Such interest shall accrue from day to day and shall be payable without prejudice to any other remedy available to the Vendors or the Purchaser (as the case may be) in respect of such default.

22.                              COSTS

22.1                          The Purchaser shall pay the Transaction Expenses at Completion

22.2                          Subject to clause 22.1 above and except as otherwise stated in this Agreement, each party shall bear their own costs arising out of or in connection with the preparation, negotiation and implementation of this Agreement and all other Transaction Documents.

23.                              NOTICES

23.1                          A notice may be given by any party to any other party either:

23.1.1                  Personally;

23.1.2                  by sending it via overnight courier; or

23.1.3                  by sending it by prepaid first class post or airmail

to such party’s address stated in this Agreement or to any other address supplied by him to the other parties for the purpose of giving notice to him. A notice delivered Personally shall be deemed to have been given when left at the party’s address. A properly addressed notice sent by (i) overnight courier shall be deemed to have been served after the expiration of 24 hours after the notice is posted and (ii) prepaid first class post or airmail shall be deemed to have been served at an address within the United Kingdom at the expiry of 72 hours after the notice is posted and to have been served at an address outside the United Kingdom at the expiry of 96 hours after the notice is posted.

24.                              COUNTERPARTS

This Agreement may be executed in any number of counterparts and by parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart. Each counterpart shall constitute an original of this Agreement but all the counterparts together shall constitute but one and the same instrument.

25.                              CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

No Person who is not a party to this Agreement shall have any right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

26.                              GOVERNING LAW AND JURISDICTION

26.1                          This Agreement shall be governed by, and construed in accordance with, English Law.

26.2                          In relation to any legal action or proceedings to enforce this Agreement or arising out of or in connection with this Agreement (“Proceedings”) each of the parties irrevocably submits to the exclusive jurisdiction of the English courts and waives any objection to Proceedings in such courts on the grounds of venue or on the grounds that the Proceedings have been brought in an inappropriate forum.

27.                              VENDORS’ REPRESENTATIVE

Each Vendor hereby irrevocably constitutes and appoints Rhys Hughes as the Vendors’ Representative, who shall have the power to take each action contemplated by this Agreement to be taken by the Vendors’ Representative, including, without limitation, to act on behalf of each Vendor and to make all decisions and agreements on their behalf in connection with schedule 8 hereto. The Purchaser shall not be required to make any enquiry of, or reach any agreement with, any of the Vendors or Interflora Members in connection with any of the matters delegated to the Vendors’ Representative herein.

28.                              PROCESS AGENT

FTD irrevocably appoints the Company as its process agent to receive on its behalf service of process in England in any legal action or proceedings arising out of this Agreement following Completion, service upon whom shall be deemed completed whether or not forwarded to or received by FTD. If for any reason the process agent ceases to be able to act as process agent, or no longer has an address in England, FTD irrevocably agrees to appoint a substitute process agent with an address in England acceptable to the Vendors’ Representative and to deliver to the Vendors’ Representative a copy of the substitute process agent’s acceptance of that appointment within 20 Business Days. In the event that FTD fails to appoint a substitute process agent, it shall be effective service for the Vendors’ Representative to serve the process upon the last known address in England of the last known process agent for FTD notified to the Vendors’ Representative, notwithstanding that such process agent is no longer found at such address or has ceased to act.

IN WITNESS whereof this Agreement has been duly executed.

The Investors

Signed on behalf of Parallel Ventures
LP, acting by its managers,
3i Investments plc by A. Stevenson	)
An authorised signatory on	)/s/ A. Stevenson
7 July 2006)

Signed on behalf of 3i Group plc	)
by A. Stevenson, an authorised	)/s/ A. Stevenson
signatory on 7 July 2006)

Signed on behalf of 3i Pan	)
European Buy-outs 2004-6 acting	)
by its manager 3i Investments plc	)/s/ A. Stevenson
by A. Stevenson, an authorised	)
signatory on 7 July 2006)

Signed on behalf of 3i UK Private	)
Equity 2004-6 acting by its	)
manager 3i Investments plc by	)/s/ A. Stevenson
A. Stevenson, an authorised	)
signatory on 7 July 2006)

Signed on behalf of 3i Europartners	)
IVa LP acting by its manager	)
3i Investments plc by	)/s/ A. Stevenson
A. Stevenson, an authorised	)
signatory on 7 July 2006)

Signed on behalf of 3i Europartners	)
IVb LP acting by its manager	)
3i Investments plc by	)/s/ A. Stevenson
A. Stevenson, an authorised	)
signatory on 7 July 2006)

Signed on behalf of 3i Europartners	)
IVc LP acting by its manager	)
3i Investments plc by	)/s/ A. Stevenson
A. Stevenson, an authorised	)
signatory on 7 July 2006)

Signed on behalf of 3i Europartners	)
IVd LP acting by its manager	)
3i Investments plc by	)/s/ A. Stevenson
A. Stevenson, an authorised	)
signatory on 7 July 2006)

Signed on behalf of 3i Europartners	)
IVk LP acting by its manager	)
3i Investments plc by	)/s/ A. Stevenson
A. Stevenson, an authorised	)
signatory on 7 July 2006)

The Managers and Optionholders

Signed by Stephen Richards on	) /s/ Stephen Richards
7 July 2006)

Signed by Rhys Hughes on	) /s/ Rhys Hughes
7 July 2006)

Signed by Maurice DeCastro on	) /s/ Maurice DeCastro
7 July 2006)

Signed by Michael Barringer on	) /s/ Michael Barringer
7 July 2006)

Signed by Helen Quinn on	) /s/ Helen Quinn
7 July 2006)

Signed by Bernard Robert	) /s/ Bernard Robert Norman
Norman on 7 July 2006)

Signed by Glenn Mason on	) /s/ Glenn Mason
7 July 2006)

Signed by Sian Fell on	) /s/ Sian Fell
7 July 2006)

Signed by Sarah Cooper on	) /s/ Sarah Cooper
7 July 2006)

Signed by Lyn Davies on	) /s/ Lyn Davies
7 July 2006)

Signed by Geraldine Hall on	) /s/ Geraldine Hall
7 July 2006)

Signed by Michael Heath on	) /s/ Michael Heath
7 July 2006)

Signed by Adrian Pritchard on	) /s/ Adrian Pritchard
7 July 2006)

Signed by Jayne Henry on	) /s/ Jayne Henry
7 July 2006)

Purchaser

Signed on behalf of FTD UK Holdings
Limited by	)
Michael Soenen, a duly	) /s/ Michael Soenen
Authorised officer on 7 July 2006)

FTD

Signed on behalf of FTD, Inc.
by	)
Michael Soenen, a duly	) /s/ Michael Soenen
Authorised officer on 7 July 2006)

SCHEDULE 1

PART 1

THE MANAGERS

1	2	3	4	5	6	7
Name and Address	Number of B ordinary shares held	Percentage Share of Warranty Liability	Limit of Liability under Warranties(1)	Proportion of the Purchase Price payable upon Completion in Cash	Roll Over Shares	Percentage Entitlement to Purchase Price
Stephen Wallace Richards Mill House Farm Barkston Road Marston Grantham Lincolnshire NG21 2HN	621,967	50%	£420,000	Nil	Nil	12.5%
Rhys John Hughes 13 Davies Road West Bridgford Nottingham NG2 5JE	207,321	16.6666%	£140,000	Nil	24,418	4.167%
Maurice Terence De Castro 9A Link Lane Wallington Surrey SM6 9EA	207,321	16.6666%	£140,000	Nil	24,418	4.167%
Michael Roy Barringer Hunt House, The Green Welbourn Lincolnshire LN5 0NJ	207,321	16.6666%	£140,000	Nil	24,418	4.167%
Bernard Robert Norman Brackley House Marholm Road Ufford Stamford Lincolnshire PE9 3BL	130,940	Nil	Nil	100%	Nil	2.630%
TOTAL	1,374,870	100%	£840,000	100%	73,254	27.631%

(1)            Other than, for the avoidance of doubt, the Warranties set forth in clauses 17.2, 21.3, 33 and 36.

PART 2

THE OPTIONHOLDERS

1	2	3	4	5	6
Name and Address	Number of D ordinary shares to be issued upon exercise of the Options	Cash Option Shares	Loan Note Option Shares	Roll Over Shares	Percentage Entitlement to Purchase Price
Glenn Mason 3 Kenyon Close Heighington Lincoln LN4 1GJ	2,123	1,062	1,061	Nil	0.029%
Sian Fell Simkins Cottage Badgers Den Main Road Shelford Nottinghamshire NG12 1EE	2,123	1,062	1,061	Nil	0.029%
Sarah Cooper 7 Ganton Way Grantham Lincolnshire NG31 9FD	2,123	1,062	1,061	Nil	0.029%
Lyn Davies 18 Rutland Road West Bridgford Nottingham NG2 5DG	2,123	1,062	1,061	Nil	0.029%
Geraldine Hall 19 Field Road Billinghay Lincoln LN4 4EA	2,123	1,062	1,061	Nil	0.029%
Michael Heath Elmtree House Cowbit Road Spalding Lincolnshire PE12 6AA	2,123	1,062	1,061	Nil	0.029%
Adrian Pritchard 2 Forge Close South Kyme Lincolnshire LN4 4JA	2,123	1,062	1,061	Nil	0.029%

Jayne Henry 26 Pennine Close Warren Wood Nottingham NG5 9PT	2,123	1,062	1,061	Nil	0.029%
Helen Quinn The Dovecote Kelby Grantham Lincolnshire NG32 3AJ	134,859	Nil	121,769	13,090	1.821%
TOTAL	151,843	8,496	130,257	13,090	2.05%

SCHEDULE 2

THE INVESTORS

1	2	3
Name and registered office or principal place of business	Number of A ordinary shares held	Proportion of the Purchase Price payable on Completion to be paid in cash
3i Pan European Buy-outs 2004-06 LP	871,181	11.763%
3i UK Private Equity 2004-06 LP	871,181	11.763%
3i Parallel Ventures LP	756,683	10.217%
3i Group PLC	368,383	4.974%
3i Europartners IVdLP	278,778	3.764%
3i Europartners IVaLP	256,484	3.463%
3i Europartners IVbLP	235,456	3.179%
3i Europartners IVcLP	234,284	3.163%
3i Europartners IVkLP	70,285	0.949%
Parallel Ventures (No.2) Co-Investment Plan	39,825	0.538%
TOTAL	3,982,540	53.773%

SCHEDULE 3

PARTICULARS OF THE GROUP COMPANIES

1.                 THE COMPANY

Company Name:	Interflora Holdings Limited

Registered Number:	5286424

Registered Office:	Interflora House Watergate Sleaford Lincolnshire NG34 7TB

Date and Place of Incorporation:	15 November 2004, United Kingdom

Directors	Michael Roy Barringer John Brewin Maurice Terrence DeCastro Rhys John Hughes Bernard Robert Norman Helen Clare Quinn Stephen Wallace Richards Alan Stevenson Richard John Wills

Secretary:	Rhys John Hughes

Authorised Share Capital:	£418,354 divided into:

(a) 5,172,200 A ordinary shares of 1 pence each; (b) 1,374,870 B ordinary shares of 10 pence each; and (c) 2,291,450 C ordinary shares of 10 pence each (d) 160,335 D ordinary shares of 10 pence each

Issued Share Capital:	£6,547,002 shares comprising:

(a) 3,982,540 A ordinary shares of 1 pence each; (b) 1,374,870 B ordinary shares of 10 pence each; and (c) 1,225,194 C ordinary shares of 10 pence each.

Shareholders and Shares Held:	See shareholder register in Data Room

Accounting Reference Date:	31 May

Auditors:	PricewaterhouseCoopers LLP Donington Court Pegasus Business Park East Midlands DE74 2UZ

Tax Residence:	UK

Subsidiaries:	Interflora Group Limited Interflora Investments Limited Interflora British Unit Molebrush Limited Terflora Limited Interflora Flowers Limited T’Flora Limited

2.                 THE SUBSIDIARIES

Company Name:	Interflora Group Limited

Registered Number:	5353312

Registered Office:	Interflora House
Watergate
Sleaford
Lincolnshire
NG34 7TB

Date and Place of Incorporation:	4 February 2005, United Kingdom

Directors:	Rhys John Hughes Stephen Wallace Richards

Secretary:	Rhys John Hughes

Authorised Share Capital:	1,000 ordinary shares of £1

Issued Share Capital:	1,000 ordinary shares of £1

Shareholders and Shares Held:	Interflora Holdings Limited
Interflora House
Watergate
Sleaford
Lincolnshire NG34 7TB

1,000 ordinary shares of £1 each

Accounting Reference Date:	31 May

Auditors:	PricewaterhouseCoopers LLP

Tax Residence:	UK

Subsidiaries:	Interflora Investments Limited
Interflora British Unit (not wholly owned)
Molebush Limited
Terflora Limited
Interflora Flowers Limited
T’Flora Limited
Interflora Limited

Company Name:	Interflora Investments Limited

Registered Number:	5351815

Registered Office:	Interflora House
Watergate
Sleaford
Lincolnshire
NG34 7TB

Date and Place of Incorporation:	3 February 2005, United Kingdom

Directors	Rhys John Hughes
Stephen Wallace Richards

Secretary:	Rhys John Hughes

Authorised Share Capital:	1,000 ordinary shares of £1

Issued Share Capital:	2 ordinary shares of £1

Shareholders and Shares Held:	Interflora Group Limited
Interflora House
Watergate
Sleaford
Lincolnshire NG34 7TB

2 ordinary shares of £1

Accounting Reference Date:	31 May

Auditors:	PricewaterhouseCoopers LLP

Tax Residence:	UK

Subsidiaries:	Interflora British Unit (not wholly owned)
Molebush Limited
Terflora Limited
Interflora Flowers Limited
T’Flora Limited

Company Name:	Interflora British Unit

Registered Number:	297087

Registered Office:	Interflora House
Watergate
Sleaford
Lincolnshire
NG34 7TB

Date and Place of Incorporation:	11 February 1935, United Kingdom

Directors	Michael Roy Barringer
Maurice DeCastro
Rhys John Hughes
Helen Clare Quinn
Stephen Wallace Richards

Secretary:	Rhys John Hughes

Authorised Share Capital:	1,000 ordinary shares of £1 each

Issued Share Capital:	2 ordinary shares of £1

Shareholders and Shares Held:	Interflora Group Limited
Interflora House
Watergate
Sleaford
Lincolnshire NG34 7TB

1 ordinary share

Interflora Investments Limited
Interflora House
Watergate
Sleaford
Lincolnshire NG34 7TB

1 ordinary share

Accounting Reference Date:	31 May

Auditors:	PricewaterhouseCoopers LLP

Tax Residence:	UK

Subsidiaries:	IS Group Plc (not wholly owned)
Molebush Limited
Terflora Limited
Interflora Flowers Limited
T’Flora Limited

Company Name:	Terflora Limited

Registered Number:	3438254

Registered Office:	Interflora House
Watergate
Sleaford
Lincolnshire
NG34 7TB

Date and Place of Incorporation:	23 September 1997, United Kingdom

Directors	Stephen Wallace Richards

Secretary:	Rhys John Hughes

Authorised Share Capital:	1,000 divided into 500 ordinary voting shares of £1 each (A Shares) and 500 ordinary non voting shares of £1 each (B Shares)

Issued Share Capital:	2 ordinary shares of £1 each

Shareholders and Shares Held:	Interflora British Unit
Interflora House
Watergate
Sleaford
Lincolnshire NG34 7TB

2 ordinary shares of £1

Accounting Reference Date:	31 May

Auditors:	None

Tax Residence:	UK (dormant)

Subsidiaries:	None

Company Name:	Interflora Flowers Limited

Registered Number:	2837685

Registered Office:	Interflora House
Watergate
Sleaford
Lincolnshire
NG34 7TB

Date and Place of Incorporation:	20 July 1993, United Kingdom

Director	Anthony Kenneth Carr Rodgers

Secretary:	Rhys John Hughes

Authorised Share Capital:	1,000,000 divided into 1,000,000 ordinary voting shares of £1 each

Issued Share Capital:	550,000 ordinary shares of £1 each

Shareholders and Shares Held:	Interflora British Unit
Interflora House
Watergate
Sleaford
Lincolnshire NFG34 7TB

550,000 ordinary shares

Accounting Reference Date:	31 May

Auditors:	None

Tax Residence:	UK (dormant)

Subsidiaries:	None

Company Name:	Molebush Limited

Registered Number:	3256108

Registered Office:	Interflora House
Watergate
Sleaford
Lincolnshire
NG34 7TB

Date and Place of Incorporation:	27 September 1996, United Kingdom

Director	Stephen Wallace Richards

Secretary:	Rhys John Hughes

Authorised Share Capital:	£100 divided into 100 ordinary shares of £1 each

Issued Share Capital:	2 ordinary shares of £1 each

Shareholders and Shares Held:	Interflora British Unit
Interflora House
Watergate
Sleaford
Lincolnshire NG34 7TB

2 ordinary shares of £1

Accounting Reference Date:	31 May

Auditors:	None

Tax Residence:	UK (dormant)

Subsidiaries:	None

Company Name:	T’Flora Limited

Registered Number:	3438256

Registered Office:	Interflora House
Watergate
Sleaford
Lincolnshire
NG34 7TB

Date and Place of Incorporation:	23 September 1997, United Kingdom

Director	Stephen Wallace Richards

Secretary:	Rhys John Hughes

Authorised Share Capital:	500 A ordinary voting shares of £1 each
500 B non-voting shares of £1 each

Issued Share Capital:	2 A ordinary shares of £1 each

Shareholders and Shares Held:	Interflora British Unit
Interflora House
Watergate
Sleaford
Lincolnshire NG34 7TB

2 ordinary shares of £1 each

Accounting Reference Date:	31 May

Auditors:	None

Tax Residence:	UK (dormant)

Subsidiaries:	None

Company Name:	Interflora Ireland

Registered Number:	129258

Registered Office:	41 Percy Place Dublin 4

Date and Place of Incorporation:	19 February 1988, Dublin

Directors:	Rhys John Hughes
Steve Wallace Richards
Martin O’Gara

Secretary:	Rhys John Hughes

Authorised Share Capital:	100,000 ordinary shares

Issued Share Capital:	100 ordinary shares

Shareholders and Shares Held:	Interflora British Unit
Interflora House
Watergate
Sleaford
Lincolnshire NG34 7TB

100 ordinary shares

Accounting Reference Date:	31 May

Auditors:	Boylan & Dodd 41 Percy Place Dublin 4

Tax Residence:	Dormant company

Subsidiaries:	None

SCHEDULE 4

PRE-COMPLETION OBLIGATIONS

1.                 PURCHASER’S RIGHT OF ACCESS

From the date of this Agreement the Purchaser and any persons authorised by it, during Working Hours and upon reasonable notice, shall be allowed reasonable access to all the Properties and, employees, books and records of the Company and each Group Member, and the Managers shall supply or procure the supply of any information reasonably required by the Purchaser relating to the Company, any Group Member and their respective affairs.

2.                 CONDUCT OF BUSINESS PENDING COMPLETION

The Investors (insofar as they are able in their capacity as shareholders in the Company) and Managers shall severally procure that, from the date of this Agreement until Completion:

(a)            the business of the Company and each Group Company is carried on in the usual and normal course;

(b)           the Company and each Group Company take all reasonable steps to preserve the goodwill of their respective businesses;

(c)            neither the Company nor any of the Group Companies shall enter into any contract or commitment or do anything which, in any such case, is either out of the ordinary and usual course of its business or which materially affects the assets or liabilities of any of such companies or their ability to carry on their respective businesses as now conducted without the prior consent in writing of the Purchaser. In particular, the Vendors (and, in the case of the Investors, insofar as they are able in their capacity as shareholder of the Company) shall procure that from the date of this Agreement until Completion, save with the prior consent in writing of the Purchaser, neither the Company nor any of the Group Companies shall:

(i)                make any alteration to its memorandum or articles of association or any other document or agreement establishing, evidencing or relating to its constitution or operation; or

(ii)             make any changes to the bye-laws of  Interflora (FTDA) British Unit; or

(iii)          alter the nature or scope of its business; or

(iv)         manage its business otherwise than in accordance with its business and trading policies and practice to date as disclosed to the Purchaser, except as may be necessary to comply with any changes in law or regulation; or

(v)            enter into any agreement or arrangement or permit any action whereby another company becomes its subsidiary or subsidiary undertaking; or

(vi)         enter into any transaction other than on arms’ length terms; or

(vii)      acquire (whether by one transaction or by a series of transactions) the whole or a substantial or material part of the business, undertaking or assets of any other Person; or

(viii)        dispose of (whether by one transaction or by a series of transactions) and whether or not in the ordinary course of business the whole or any substantial or material part of its business, undertaking or (except in the ordinary course of business) any other of its assets; or
(ix)           incur any capital expenditure in excess of £100,000; or
(x)            take any loans, borrowings or other form of funding or financial facility or assistance, or enter into any foreign exchange contracts, interest rate swaps, collars, guarantees or agreements or other interest rate instruments or any contracts or arrangements relating to derivatives or differences, or in respect of which the financial outcome is to any extent dependent upon future movements of an index or rate of currency exchange or interest, or in the future price of any securities or commodities; or
(xi)           grant any loans or other financial facilities or assistance to or any guarantees or indemnities for the benefit of any Person or create or allow to subsist any Encumbrance over the whole or any part of its undertaking, property or assets; or
(xii)          enter into any joint venture, partnership or agreement or arrangement for the sharing of profits or assets; or
(xiii)         enter into any death, retirement, profit sharing, bonus, share option, share incentive or other scheme for the benefit of any of its officers or employees or make any variation (including, but without limitation, any increase in the rates of contribution) to any such existing scheme or effect any key man insurance; or
(xiv)        commence, compromise or discontinue any legal or arbitration proceedings (other than routine debt collection); or
(xv)         other than repaying any of the HSBC Indebtedness or the unsecured subordinated A loan notes issued to certain of the Investors on 8 February 2005, prematurely repay or prepay any loans, borrowings or other financial facilities or assistance made available to it; or
(xvi)        give notice to terminate the employment or office of any of its directors, officers or senior employees (here meaning an employee whose present gross annual remuneration exceeds £35,000) or appoint any new director, officer or senior employee or consultant or materially alter the terms of employment or engagement of any director, senior employee or consultant (except in relation to reviews of salary in the ordinary course of business); or
(xvii)       declare, make or pay any dividend or distribution (whether of capital or of profits); or
(xviii)      make or permit any amendment, variation, deletion, addition, renewal or extension to or of, or terminate or give any notice or intimation of termination of, any contract or arrangement where the aggregate amount payable or receivable by the Company or the relevant Group Company thereunder exceeds £100,000 or breach or fail to comply with the terms of any contract or arrangement;

(xix)         pay any remuneration, fee or other sum to any Vendor or any Person connected with or Controlled by a Vendor (other than remuneration or fees properly accrued due or reimbursement of business expenses properly incurred, in each case as disclosed in the Disclosure Letter); or
(xx)          enter into any agreement or obligation to do anything prohibited by paragraphs 3(c)(i) to 3(c)(xix) inclusive,

(d)           promptly notify the Purchaser if it receives notice from any Interflora Member, governmental authority or any other person enjoining, restraining or otherwise challenging the transactions contemplated by this Agreement; and

(e)           on the date of the posting of a notice to shareholders of the Company in connection with the drag-along provisions of the Company’s Articles of Association, mail a notice to the Interflora Members holding Existing Interflora Member Loan Notes in respect of the redemption of such Existing Interflora Member Loan Notes, conditioned on Completion.

SCHEDULE 5

COMPLETION ARRANGEMENTS

1.            VENDOR’S OBLIGATIONS

At Completion:

1.1           the Vendors shall deliver to the Purchaser:

1.1.1        transfers of the Shares duly executed by the registered holders thereof (or by their duly appointed attorney) in favour of the Purchaser or its nominees together with the relevant share certificates;

1.1.2        such waivers or consents as the Purchaser may require to enable the Purchaser or its nominees to be registered as holders of the Shares;

1.1.3        powers of attorney in respect of rights in attaching to the Shares in Agreed Form; and

1.1.4        evidence of the repayment of the Guaranteed Interflora Member Loan Notes.

1.2           the Managers shall deliver to the Purchaser as agent for the Company and the Subsidiaries:

1.2.1        letters of resignation in Agreed Form duly executed by each Director, other than the Continuing Director, in respect of their directorships of each Group Company as set out in schedule 3;

1.2.2        letters of resignation in Agreed Form duly executed by each company secretary in respect of their position as company secretary of each Group Company as set out in schedule 3;

1.2.3        letters of resignation in Agreed Form duly executed by the auditors of each Group Company;

1.2.4        a certified copy of a board resolution or power of attorney approving the execution and entering into by the Investor of this Agreement and the transactions completed therein;

1.2.5        all the statutory and other books (duly written up to date) of the Company and each of the Subsidiaries and all certificates of incorporation, certificates of incorporation on change of name and common seals;

1.2.6        certificates in respect of all issued shares in the capital of each of the Subsidiaries owned by the Company or another Subsidiary;

1.2.7        the title deeds to the Properties; and

1.2.8        an election pursuant to Section 431(1) of ITEPA in respect of the Put/Call Options duly executed by each Manager and Helen Quinn.

1.3           the Vendors shall procure board meetings of the Company and of each of the Subsidiaries to:

1.3.1        pass a resolution to approve, in the case of the Company, the transfers of the Shares and (subject only to due stamping) to register, in the register of members, the

Purchaser as the holder of the Shares;

1.3.2        appoint as directors and/or secretary such Persons as the Purchaser may nominate such appointments to take effect at the close of the meeting;

1.3.3        tender and accept the resignations and acknowledgements of the directors, company secretary and auditors referred to in paragraph 1.1 each such acceptance to take effect at the close of the meeting; and

1.3.4        appoint Ernst & Young LLP as new auditors of each of the Company and the Subsidiaries.

1.4           The Managers shall deliver to the Purchaser, certified as correct by the secretary of the relevant company, the minutes of each such board meeting.

1.5           The Vendors shall procure the discharge of all guarantees and similar obligations or undertakings given by the Company or any of the Subsidiaries in respect of the obligations of any other Person (and including the guarantees and obligations stipulated to be discharged at Completion in the Disclosure Letter), such discharge to be given in Agreed Form.

1.6           The Managers shall deliver to the Purchaser executed amendments to the Service Agreements in Agreed Form.

1.7           The Managers deliver to the Purchaser certified executed copies of the Put/Call Agreements in Agreed Form.

1.8           The Vendors shall procure the release of the Encumbrances under the HSBC Indebtedness and the other Encumbrances set forth in Sections 11.1 and 11.3 of the Disclosure Letter.

2.            PURCHASER’S OBLIGATIONS

At Completion the Purchaser shall:

2.1           pay the cash element of the Purchase Price as provided in clause 3 of this Agreement.

2.2           pay the Escrow Deposit to the Escrow Agent.

2.3           pay the Transaction Expenses.

2.4           issue to each Manager and Helen Quinn a certificate representing that number of Purchaser Shares to be received by each of them pursuant to clause 3.1.1(ii) and (iv)(A), respectively, bearing the legend set forth in paragraph 42.1 of schedule 6.

2.5           repay the Existing Indebtedness (other than the Existing Interflora Member Loan Notes)

2.6           deliver (or cause to be delivered) to the Vendors’ Representative:

2.6.1        a counter part of the Disclosure Letter duly executed by the Purchaser;

2.6.2        a counter part of each Put/Call Agreement, duly executed by FTD or FTD Group, as the case may be;

2.6.3        a copy of a board resolution of the Purchaser and a unanimous written consent of the Purchaser Guarantor approving the execution and entering into by the Purchaser and the Purchaser Guarantor, respectively, of this Agreement and the transactions contemplated therein.

SCHEDULE 6

WARRANTIES

Warranties by the Warrantors

Part 1 – Information and reports

1.            INFORMATION RECEIVED

1.1           Each Warrantor has read and carefully considered:

(a)           the Accountants’ Report;

(b)           the Business Plan;

(c)           the Legal Due Diligence Reports; and

(d)           the Investors’ Disclosure Letter; and

(e)           Insurance Due Diligence; and

(f)            Commercial Due Diligence; and

(g)           IT Due Diligence Report

(together the ‘Information Documents’)

1.2           All statements of fact in the Information Documents were true and accurate in all material respects on the dates they were provided. For the avoidance of doubt, where any matter in the Accountants’ Report or the Legal Due Diligence Report or the Insurance Due Diligence report or the Commercial Due Diligence report or the IT Due Diligence report is preceded or otherwise qualified by the words ‘we have been informed that’ or anything of similar effect, that matter shall be deemed to be a statement of fact for the purposes of this paragraph 1.

1.3           The Information Documents do not omit to state any fact which would make any statement of fact in those documents materially misleading.

1.4           No events (save for matters in or contemplated by this Agreement) have occurred, or facts or circumstances have changed, after the statements of fact in the Information Documents were made which makes them untrue, inaccurate, misleading or incomplete in any material respect.

2.            INTENTIONALLY OMITTED

3.            ACCOUNTANTS’ REPORT

The statements of intention, expectation and opinions in the Accountants’ Report have been carefully considered by the Warrantors and are honestly believed by the Warrantors to be reasonable having regard to the information available to them.

4.            LEGAL DUE DILIGENCE REPORT

Each Warrantor believes that the Legal Due Diligence Report shows a reasonable assessment of the legal position and status of each Group Company and their respective businesses.

5.            INTENTIONALLY OMITTED

6.            THE COMMERCIAL DUE DILIGENCE REPORT

6.1           Each Warrantor believes that the statements, expectation and opinions in the Commercial Due Diligence Report were a reasonable assessment of the business of the Group.

7.            THE IT DUE DILIGENCE REPORT

7.1           Each Warrantor believes that the IT Due Diligence Report shows a reasonable assessment of the IT systems currently operated and those to be implemented.

Part 2 – The Company and the Group

8.            SHARE CAPITAL

8.1           There are no options or agreements or arrangements outstanding which call for the allotment or issue or transfer of or give any Person the right to call for the allotment or issue or transfer of any shares in the capital of any Group Company and no Encumbrance has been created in favour of any Person affecting any unissued shares or debentures or other unissued securities of any Group Company.

8.2           None of the Shares have been issued with the benefit of any rights not conferred by law or expressly provided for in the Articles.

8.3           The register of members and other statutory books of each Group Company have been properly kept and contain an accurate and complete record of the matters with which they should deal. No notice or allegation that any of them is incorrect or should be rectified has been received by any Group Company.

8.4           All returns, particulars, resolutions and documents which were required by any legislation to be filed with the Registrar of Companies in respect of any Group Company in the three year period prior to the entry into this Agreement have been filed on time and were correct.

8.5           The Company has not passed any elective resolution.

8.6           The Shares constitute the whole of the allotted and issued share capital of the Company and are fully paid.

9.            INTENTIONALLY OMITTED

10.          ARRANGEMENTS WITH GROUP COMPANIES

10.1         All agreements or arrangements between the Company and/or any Group Company on the one hand and the members of the Company and the Warrantors on the other hand have been disclosed in writing to the Purchaser.

11.          ASSETS

11.1         The Group Companies are the full legal and beneficial owner of all the assets included in the Accounts, except for those disposed of since the Accounts Date in the ordinary course of business and any assets acquired since the Accounts Date.

11.2         None of the assets shown in the Accounts, acquired by any Group Company since the Accounts Date or used by a Group Company is the subject of any operating lease, lease hire agreement, hire purchase agreement or agreement for payment on deferred terms or is the subject of any licence or factoring arrangement, and any leases required to be capitalized under GAAP have been disclosed as such.

11.3         None of the assets, undertakings or goodwill of any Group Company is subject to an Encumbrance, or to any agreement or commitment to create an Encumbrance, and no Person has claimed to be entitled to create such an Encumbrance.

12.          INTENTIONALLY OMITTED

13.           ACCOUNTS

13.1         The profit and loss account and related notes in the Accounts give a true and fair view of the results of the Company and its subsidiary undertakings for the financial year ended on the Accounts Date.

13.2         The balance sheet and related notes in the Accounts give a true and fair view of the financial position of the Company and its subsidiary undertakings on the Accounts Date.

13.3         The Accounts have been properly prepared in accordance with good accounting practice and in accordance with all statutory requirements and the bases and policies of accounting adopted for the purpose of preparing the Accounts (including, without limitation, any reserve percentage assumptions in respect of any material reserves or liabilities) are the same as those adopted in preparing the audited accounts of each of the Company and its subsidiary undertakings in respect of the three last preceding financial years.

13.4         In the Accounts and in the audited accounts of each of the Company and its subsidiary undertakings for the three last preceding financial years, the fixed assets of each of the Company and its subsidiary undertakings have been depreciated in accordance with the depreciation policy expressly stated in the Accounts.

13.5         Full provisions have been made in the Accounts for bad and doubtful debts and for old, depreciated and unsaleable stocks as required by generally accepted accounting principles in the UK (“GAAP”).

13.6         Full disclosure and provision has been made or noted in the Accounts of all then known and foreseeable liabilities whether present or contingent including provisions and reserves for Tax on profits earned up to the Accounts Date and of all material encumbrances and onerous commitments then in existence in each case as required by GAAP.

13.7         The Accounts do not include any unusual, exceptional, or extraordinary item of income or expenditure (save as expressly disclosed in them).

13.8         The Company has designed and maintains a system of internal accounting controls sufficient to provide reasonable assurance concerning the reliability of financial reporting and the preparation of the Accounts in accordance with GAAP, including reasonable assurance that:

(a)           transactions are executed in accordance with Management’s general or specific authorizations;

(b)           transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets;

(c)           access to assets is permitted only in accordance with Management’s general or specific authorization; and

(d)           the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

14.          EVENTS SINCE THE ACCOUNTS DATE

14.1         Since the Accounts Date there has been no material adverse change in the financial or trading position or prospects of the Company and its subsidiary undertakings.

14.2         Since the Accounts Date no part of the business of any of the Company and its subsidiary undertakings has been materially adversely affected by:

(a)           the loss of any customer or of any source of supply or material reduction in trade or change in terms on which any Group Company trades with or is supplied by any of its customers or suppliers;

(b)           the cancellation or loss of any order or contract; or

(c)           by any other abnormal factor or event

nor, so far as Warrantors are aware, are there any circumstances likely to lead to any of those things.

14.3         So far as the Warrantors are actually aware no one or more of the events specified in paragraph 14.2 would be likely to happen as a result of the Purchaser acquiring the Shares, where such event would have a material and adverse affect on the business of any Group Company.

15.          MANAGEMENT ACCOUNTS

15.1         The Management Accounts have been properly prepared in accordance with good accounting practice and on a basis consistent with that previously adopted.

15.2         The profit and loss accounts in the Management Accounts give a fair view of the results of the Company and its subsidiary undertakings for the 12 month period to the Management Accounts Date.

15.3         The balance sheet in the Management Accounts gives a fair view of the financial position of the Company and its subsidiary undertakings on the Management Accounts Date.

15.4         The Management Accounts do not include any unusual, exceptional, non-recurring or extraordinary item of income or expenditure (save as expressly disclosed in them).

15.5         So far as the Warrantors are aware, since the Management Accounts Date there has been no material adverse change in the financial or trading position or prospects of the Company and its Subsidiaries.

16.          BORROWING AND SECURITY

16.1         No Group Company has any borrowings.

16.2         No mortgages, charges, liens, encumbrances or other security interests subsist over the undertaking or assets of any Group Company.

17.          INTERESTS IN OTHER COMPANIES

17.1         The particulars of the Company and the Group Companies set out in schedule 3 are true and complete and no member of the Group has any other shares, loan capital, securities or other interests in any other company and save for the membership in Interflora (FTDA) British Unit no Group Company has any interest in any partnership or other unincorporated association, joint venture or consortium. So far as the Warrantors are aware, no notice or allegation has been received by any Group Company that: (i) any of the Shares are legally or beneficially owned otherwise than by the Persons so listed in the register of members of  the Company, (ii) any Person has made or intends to make an application for the rectification of the Company’s register of members or (iii) there is a dispute concerning the title to any of the Shares.

17.2         The Shares held by the Warrantors and the issued shares of each Group Company other than the Company are free from all Encumbrances and no commitment has been given to create an Encumbrance affecting the Shares held by the Warrantors or the issued shares of any Group Company other than the Company (or any unissued shares or debentures or other unissued securities of any Group Company other than the Company) or for any of them to issue any share capital and no Person has claimed any rights in connection with any of those things.

17.3         No Group Company has at any time:

(a)           purchased, redeemed or repaid any of its own share capital; or

(b)           given any financial assistance in connection with the acquisition of its share capital or the share capital of its holding company as it would fall within sections 151 to 158 (inclusive) of the Companies Act.

18.          LICENCES

18.1         All licences, permissions and consents which are necessary to carry on the business of the Group as envisaged in the Business Plan or as conducted since the date of the Business Plan have been obtained by the relevant Group Company, all such licences, permissions and consents are in full force and effect and are not subject to outstanding requirements or adverse conditions and the Warrantors have not received notice that the relevant Group Company is in breach of any of the terms or conditions of any such licences, permissions or consents, nor so far as the Warrantors are aware are there any circumstances which will or are likely to prejudice any such licences, permissions and consents remaining in full force and effect or which would indicate that any such licences, permissions or consents will not be renewed in the ordinary course.

19.          INTELLECTUAL PROPERTY RIGHTS

19.1         So far as the Warrantors are aware, all Intellectual Property Rights which are necessary to carry on the business of the Group are valid and enforceable, vested absolutely in or validly licensed to the relevant Group Company and the relevant Group Company is entitled to use them without restriction and no Group Company has granted or agreed to grant any liens, charges, rights, claims, encumbrances or other third party rights in respect of such Intellectual Property Rights.

19.2         All Intellectual Property Rights owned by the relevant Group Company which are registrable are duly registered and are properly maintained and up to date. Apart from the Intellectual

Property Rights set out in Schedule 10 (the “Owned IP”), no Group Company owns any registered Intellectual Property Rights. So far as the Warrantors are aware, none of the Intellectual Property Rights is being infringed or threatened to be infringed by any third party.

19.3         So far as the Warrantors are aware, no Group Company requires any Intellectual Property Rights of any third party in order to conduct the business of the Group as envisaged in the Business Plan. No third party owns a domain name that is used by a Group Company. None of the activities of the Group infringes Intellectual Property Rights of any kind whatsoever of any other Person, or give rise to an obligation to pay any sum in the nature of a royalty or licence fee or compensation.

19.4         The confidential information and know-how of any Group Company, or that has been used by any Group Company has been kept confidential and has not been disclosed to third parties other than in the ordinary course of business and/or pursuant to confidentiality agreements or agreements containing confidentiality clauses that protect the confidential information and know-how. So far as the Warrantors are aware, these confidentiality obligations have not been breached.

19.5         So far as the Warrantors are aware, each Group Company complies with all applicable data protection laws, guidelines and industry standards. The systems used by the Group Companies to store or use Personal Data are all located inside the European Economic Area and no Personal Data held by the Company or its Subsidiaries have been transferred outside the European Economic Area. The Group Companies operate appropriate measures and systems in order to prevent unauthorized access to or use of Personal Data held by the Group Companies. In the last three years, none of the Group Companies has received a written complaint or objection to its collection or use of Personal Data.

19.6         Accurate material particulars of the IT Systems are set out document 707b referred to in the index of the Disclosure Letter and all contracts and agreements under which any Group Company is licensed to use any part of the IT System by a third party are set out in Section 19.6 the Disclosure Letter (the “Third Party IT Contracts”). Save to the extent provided in the Third Party IT Contracts, the IT Systems are owned by a Group Company. So far as the Warrantors are aware, there are no grounds on which the Third Party IT Contracts might be terminated and there are no existing disputes or material service delivery issues in respect of the Third Party IT Contracts. So far as the Warrantors are aware, there is no reason to believe that the Third Party IT Contracts will not be renewed when they expire on the same or substantially similar terms.

19.7         The Group Companies have the benefit of on-going arrangements for the maintenance and support of their IT Systems as set out in the Third Party IT Contracts. The Group Companies do not have any formal written disaster recovery plan in place.

19.8         The Group Companies have implemented appropriate procedures, in accordance with standard industry practice, to preserve the availability, security and integrity of the IT Systems, and the data and information stored on the IT Systems (including protecting the IT Systems from infection by software viruses and from access by unauthorised persons).

19.9         During the last 24 months, the IT Systems have not:

19.9.1      failed to function in any way that had a material adverse effect on the assets, liabilities, regulatory position, business, condition (financial or otherwise) or operations (including financial results of operations) of the Company or any of the Subsidiaries;

19.9.2      been infected by any software virus, worm, trojan horse or any other software that can cause a material disruption or damage or any unauthorized access to the IT Systems or data held; or

19.9.3      so far as the Warrantors are aware, been accessed by any unauthorised person.

19.10       The Company or its Subsidiaries are in possession of the Source Code to any Software in which they own the copyright and have not disclosed, delivered, or licensed that Source Code to any third party. Nothing has happened which will, and the acquisition of the Shares will not, trigger release of the Source Code to a third party. No Group Company has authorised a third party to modify or reverse engineer any Software included in the IT Systems.

19.11       None of the Group Companies use or have used Open Source Software in development or distribution of products owned or distributed by them, or as part of any application that it has licensed.

19.12       The IT Systems have sufficient capacity and performance to meet the needs of the businesses of the Group Companies as carried out at the date of this Agreement.

20.          LITIGATION

20.1         Apart from non-material debt collection in the ordinary and normal course of business, the Warrantors are not aware of any litigation, arbitration, prosecution, other legal proceedings or disputes (whether civil or criminal) relating to any Group Company (or any director of such Group Company) or the Warrantors, pending, threatened or outstanding or which such companies or individuals are proposing to initiate or in respect of which any such party is liable to indemnify any third party and so far as the Warrantors are actually aware there are no facts or circumstances which are reasonably likely to give rise to any such proceedings or disputes.

20.2         No Group Company has taken any corporate action nor have any steps been taken or legal proceedings been started or threatened against any Group Company, for the winding up, dissolution or reorganisation or appointment of a receiver, administrative receiver or any administrator, trustee or similar officer of such Group Company or of any of its respective assets or revenues.

20.3         No injunction has been granted against any Group Company, and no Group Company has given any undertaking to any Court or to any third party arising out of any legal proceedings relating to its business or assets.

20.4         No Group Company is subject to any outstanding judgment, order or decree of any Court or any undertaking to any Court, judicial authority or government body or any outstanding arbitration award.

20.5         No distress execution or other process has been levied on any of the assets of any Group Company which are situate at the Properties nor so far as the Warrantors are aware has any Person threatened any such distress, execution or other process.

21.          COMPLIANCE AND CAPACITY

21.1         So far as the Warrantors are aware, neither any individual Group Company nor any of its officers or any Person for whose acts such Group Company are vicariously liable has committed a material breach of any statute, regulation or any other legal obligation or requirement for the time being in force in the United Kingdom relating to the carrying on of the business of the Group including (without prejudice to the generality of the foregoing) those relating to the health and safety of its employees or the safety of any Persons using or who may be affected by the goods or services supplied by such Group Company and none of the Warrantors have received notification of any such breach.

21.2         The Warrantors have not, nor has any Group Company in relation to any of its employees (and so far as relevant former employees) received notification that any Group Company has committed a material breach of any obligations imposed on it by any statutes, regulations, agreements and codes of conduct and practice relevant to the relations between it and its employees or any trade union or employee representatives and so far as the Warrantors are aware, there are no facts or circumstances which are likely to give rise to such breach.

21.3         Each of the Warrantors has taken all necessary action and has all requisite power and authority to enter into and perform this Agreement and the other documents referred to in it in accordance with their terms. This Agreement and the other documents referred to in it constitute (or shall constitute when executed), valid, legal and binding obligations on the Warrantors in the terms of the Agreement and such other documents. Performance of this Agreement and the documents referred to in it by the Group Companies and the Warrantors shall so far as the Warrantors are aware not require any licences, permissions or consents from any governmental agency or third party, or violate, or constitute a breach or default under:

(a)           the memorandum and articles of association and bye-laws of any Group Company;

(b)           any agreement or instrument to which any of the Vendors or any Group Company is a party or by which it is bound; or

(c)           any law, order, judgment, decree or other restriction applicable to any of the Vendors or any Group Company;

21.4         All books, ledgers and financial records of whatsoever kind relating to the business of each Group Company have been properly kept and are in the possession of the relevant Group Company and all transactions relating to the business of each Group Company have been duly and correctly recorded in such books, ledgers and financial records and, so far as the Warrantors are aware, there are at the date of this Agreement no material inaccuracies or discrepancies of any kind contained or reflected in such books, ledgers and records and such books, ledgers and records comply in all respects with the provisions of the Companies Act.

22.          EMPLOYEES

22.1         The names of all current Employees (as defined in paragraph 29) are set out in the Disclosure letter. All current Employees are employed by the Company or by Interflora British Unit.

22.2         Details of the terms and conditions (including remuneration, bonus, notice entitlement, length of continuous service, hours of work and other benefits) of the employment of all current Employees, and the employment policies of the Company and Interflora British Unit, have been disclosed in full in the Disclosure Letter.

22.3         Details of any shares, share options or rights in respect of shares in the Company or in any Group Company held by any Person including details of the plan or scheme under which they are granted are set out in full in the Disclosure Letter.

22.4         Other than qualifying EMI options granted under the Interflora Holdings Limited Enterprise Management Incentive Share Option Scheme 2006, there are no other shares, share options or other incentives granted to any Employee.

22.5         All holders of share options have signed agreements electing to pay, on behalf of the Company, all employer’s National Insurance contributions arising as a result of the exercise of their share options.

22.6         No contractual or gratuitous payment (including in the form of a “golden parachute”) has been made or may become due to be made to any Employee by any Group Company in connection with the transaction contemplated by this Agreement.

22.7         The Warrantors are not aware of any material grievance on the part of any of the Employees and neither the Company nor any Group Company is involved in any dispute with any Employee or in any dispute or negotiation with any trade union or body of employees and none of the Warrantors have received notice to such effect, and so far as the Warrantors are aware there are no circumstances likely to give rise to any such dispute.

22.8         The total amount of all outstanding loans or advances made to Employees does not exceed £10,000. There are no outstanding loans or advances made by any Group Company to the Warrantors.

22.9         So far as the Warrantors are aware, each Group Company in respect of each of the Employees has complied with:

(a)           all obligations imposed on it by all statutes, regulations, codes of conduct and its contracts of employment and has maintained adequate and suitable records regarding each of its Employees; and

(b)           all agreements, customs and practices dealing with the relations between it and its Employees or any trade union.

22.10       Neither the Company nor any Group Company has (i) recognised (or done any act which might be construed as recognition of) any trade union, nor entered into any kind of collective agreement, understanding or arrangement with a trade union in relation to any of the Employees or (ii) any agreement or arrangement with and has not at any time provided information to or consulted with, a works council, staff association or any other employee representative in relation to any of the Employees.

23.          CONTRACTS

23.1         So far as the Warrantors are aware, none of the material contracts of any Group Company:

(a)           except in the ordinary and normal course of business, is unlikely to have been fully performed in accordance with its terms more than six months after the date on which it was entered into or undertaken; or

(b)           is incapable of termination in accordance with its terms without payment of compensation or damages by three months’ notice or less; or

(c)           is likely to result in a material loss upon completion of performance or fulfilment in accordance with its terms or is incapable of performance without undue or unusual expenditure; or

(d)           involves aggregate expenditure of more than £100,000 per annum; or

(e)           is dependent upon the guarantee or security of any Person; or

(f)            is incapable of assignment without the consent of any other party; or

(g)           contains a prohibition on the change of control of the relevant Group Company; or

(h)           is made with any Person connected with any Group Company; or

(i)            limits in any material respect the ability of any Group Company (or the ability of Purchaser and its affiliates after Completion) to engage in any line of business or compete with any Person or entity, in any product line or line of business, or operate at any location;

(j)            is outside the ordinary course of business or entered into otherwise than on arms’ length terms.

23.2         True and complete copies of the written material contracts and descriptions of verbal material contracts, if any, have been delivered or made available to Purchaser. So far as the Warrantors are aware, no Group Company has committed any material breach of its material contracts and there are no circumstances which are likely to give rise to such breach, the Company has not received any notice of any termination of any of its material contracts and each such material contract constitutes a valid, legal and binding obligation of the relevant Group Company and the other parties thereto. So far as the Warrantors are aware, no offer or tender relating to any Group Company which is capable of being converted into an obligation by an acceptance or some other act of a third party is outstanding.

24.          ENVIRONMENTAL MATTERS

24.1         So far as the Warrantors are aware, each Group Company is and at all material times has been in compliance with all laws, statutes, regulations, company bye laws or court decisions applicable to such Group Company and the Property and relating to environmental matters (including all matters related to pollution or protection of the environment arising from emissions, discharges and releases of any substances of energy (including noise) into the air, water or land) and so far as the Warrantors are actually aware, there are no circumstances which are likely to give rise to any material expenditure over the next 5 years, or liability, obligation or duty (whether actual or contingent) under the foregoing.

25.          CONSUMER CREDIT ACT 1974

25.1         No Group Company has or has had a licence issued to it under the Consumer Credit Act 1974 and so far as the Warrantors are aware no Group Company will require from Completion a licence under the Consumer Credit Act 1974.

26.          PROPERTY

26.1         No Group Company uses or occupies or has any interest in any land and/or buildings for the purposes of its business other than the properties listed in Schedule 11 (the “Properties”). The relevant Group Company is the legal and beneficial owner in possession of each of the Properties as shown in Schedule 11, is in exclusive occupation of it and has a good and marketable title to it. Each of the Properties is free from all Encumbrances, third party rights and contingent liabilities of any kind whatsoever.

27.          TAX

27.1         So far as the Warrantors are aware, all accounts computations returns notices or information (“Returns”) required to be made submitted or given to any Tax Authority by each Group Company, including (without limitation) all Returns in respect of PAYE and National Insurance, have been properly and duly prepared and punctually made submitted or given and are up-to-date and correct and accurate.

27.2         No Group Company is nor has it been in dispute with or subject to any enquiry or investigation by any Tax Authority and so far as the Warrantors are aware there are no facts or circumstances likely to give rise to or be the subject of any such dispute enquiry or investigation.

27.3         So far as the Warrantors are aware, each Group Company has to the extent required by law preserved and retained in its possession complete and accurate records relating to its Tax affairs, including (without limitation) PAYE and National Insurance records, VAT records and Insurance Premium Tax records.

27.4         So far as the Warrantors are aware, each Group Company has paid to the relevant Tax Authority all Tax and deductions or withholdings in respect of, or on account of, any Tax (including amounts required to be deducted under the PAYE and National Insurance systems) which ought to have been paid. No Group Company is liable nor has it been liable to pay any interest, penalty, fine or surcharge in respect of any Tax.

27.5         So far as the Warrantors are aware, save to the extent that provision has been made in the Accounts for such liability or such liability arises in respect of transactions or events occurring in the ordinary course of business of a Group Company since the Accounts Date, no Group Company has any material outstanding or contingent liability in respect of any Tax.

27.6         So far as the Warrantors are aware, no Group Company is or has been party to any non-arms length transaction or been party to or otherwise involved in any scheme or arrangement the main purpose or one of the main purposes of which was to avoid Tax.

27.7         So far as the Warrantors are aware no Group Company is, or will become, liable to pay any Tax or to be deprived of any Relief otherwise available to it, or to make reimbursement or indemnity in respect of any Tax, for which some other company or Person is or was primarily liable.

27.8         The Disclosure Letter contains full details of all Reliefs surrendered by a Group Company or made available to a Group Company or claimed in respect of a transaction with another company (including another Group Company) together with details of all payments made or received, in respect of any accounting period of any Group Company ended within three years prior to the date of signing this Agreement.

27.9         Each Group Company is registered for VAT purposes as part of a group of which the Company  is the representative member but no act or transaction has been effected, and no circumstances exist, in consequence whereof any Group Company is or may be held liable by HMRC for any VAT calculated by reference to the supply of goods or services by or to any other company.

27.10       All documents which establish or are necessary to establish the title of a Group Company to any asset, or to enforce any rights, and which attract stamp duty or any similar foreign tax or duty, have been properly stamped, and the relevant Group Company has duly paid all stamp duty and similar taxes or duties in other countries to which it is, has been, or may be made, liable. Each Group Company has paid all stamp duty land tax and stamp duty reserve tax for which it is liable.

28.          INSURANCE

28.1         The Disclosure Letter contains a copy of each insurance policy maintained by the Group Companies and details of all claims made under such policies in the last three years. Each such policy is in full force and effect and provides cover at the levels stated in the policy against all losses and liabilities as stated therein. No notice of cancellation or termination has been received with respect to any such policy.

29.          PENSIONS

29.1         Subject to paragraph 29.2, other than the Pension Scheme there is no Pension Arrangement in operation for the benefit of any of the Employees or for the benefit of any dependants of Employees and no assurance has been given to any of the Employees about the introduction of any Pension Arrangement. All documentation in relation to the Pension Scheme has been disclosed in the Disclosure Letter.

29.2         In this paragraph 29 these definitions apply:

(a)           the “Pension Scheme” includes the Company group Personal pension plan with Prudential and each arrangement disclosed in the Disclosure Letter in relation to this paragraph 29;

(b)           “Pension Arrangement” means an agreement, arrangement, custom or practice (whether legally enforceable or not) for the payment of or contribution towards any Benefits;

(c)           “Benefits” means pensions, allowances, lump sums or other like benefits payable on retirement or on death or during periods of sickness or disablement.

(d)           “Employees” means the Group Companies’ employees, directors, former employees and former directors.

29.3         There is no obligation to provide benefits under, or make contributions to, the Pension Scheme except as revealed in the Disclosure Letter and no representation or promise has been made to the Employees in relation to any increase in the rate of employer’s contributions in the future.

29.4         All benefits (other than refunds of contributions) payable under the Pension Scheme:

(a)           on the death of a member who is an Employee; or

(b)           during periods of sickness or disability of such a member

are fully insured under a policy effected with an insurance company, a complete copy of which is set out in the Disclosure Letter.

29.5         No employer other than the Company participates in the Pension Scheme.

29.6         There are no claims outstanding, pending or threatened against the Company or any Group Company in respect of any matter arising in connection with the Pension Scheme.

29.7         All liabilities in respect of any costs, fees and expenses in relation to the Pension Scheme (whether or not already invoiced) will have been met by Completion.

29.8         In relation to the Pension Scheme:

(a)           the current rates of all contributions are set out in the Disclosure Letter and there are not at the date of this Agreement any contributions to the Pension Scheme from or in respect of Employees or other payments which have fallen due but are unpaid; and

(b)           employer and employee contributions in respect of the Employees have been made promptly at the time that they were due.

29.9         The Pension Scheme is approved as an exempt approved scheme for the purposes of Chapter IV Part XIV of ICTA and the Warrantors are not aware of any circumstances which will or may result in withdrawal of such approval by HM Revenue & Customs.

29.10       So far as the Warrantors are aware there are no circumstances which could result in any penalty under the Pensions Act 1995 or Pensions Act 2004 becoming payable by the Company or any Group Company.

29.11       So far as the Warrantors are aware other than the Pension Scheme and the Interflora 1978 Retirement and Death Benefits Scheme (“1978 Scheme”) neither the Company nor any Group Company has ever participated in or had any obligation towards or in respect of any Pension Arrangement including any occupational pension scheme.

29.12       So far as the Warrantors are aware the 1978 Scheme is fully wound-up and neither the Company nor any Group Company has any outstanding liability in relation to the 1978 Scheme.

29.13       Since I July 2001 no Employee has had his contract of employment transferred to the Company or any Group Company from another employer in circumstances where the Transfer of Undertakings (Protection of Employment) Regulations 1981 or the Transfer of Undertakings (Protection of Employment) Regulations 2006 applied to the transfer of his contract of employment.

29.14       Neither the Company nor any Group Company has at any time excluded employees from eligibility for membership of the Pension Scheme on grounds of specified hours worked.

29.15       Each Group Company has either:

(a)           complied with its obligations under the Welfare Reform and Pensions Act 1999 in relation to the provision of access for Employees to a stakeholder scheme (as defined in section 1 of that Act); or

(b)           satisfied the exemption requirements set out in Regulation 22(2) of the Stakeholder Pension Schemes Regulations 2000, as amended.

30.          SOCIAL OBLIGATIONS

30.1         So far as the Warrantors are aware, each Group Company has during the three years ending on the date of this Agreement complied with all its Social Obligations and it continues to do so.

30.2         No Person has in the last 12 months notified any Group Company of any alleged breach of its Social Obligations and there are no disputes between any Group Company and its employees or any trade union.

Part 3 – Warrantor’s Personal interests

31.          BUSINESS INTERESTS

31.1         Except for:

(a)           their shareholdings in the Company; and

(b)           shares held in companies listed on a Recognised Investment Exchange for investment purposes and representing less than 1% of that class.

the Warrantors have no interests in any business or partnership nor are they interested in the shares of any company.

31.2         Except for this Agreement and any document in the Agreed Terms, neither the Warrantors nor their Connected Persons have any interest in any contract or agreement with any Group Company nor do they or their Connected Persons own any property used by any Group Company.

32.          CONVICTIONS OR DISQUALIFICATION

32.1         No Warrantor has been convicted of a criminal offence, other than a road traffic offence not punishable by a custodial sentence.

32.2         No Warrantor:

(a)           has had an order made against them under the Company Directors Disqualification Act 1986; or

(b)           has offered or given a disqualification undertaking under section 1A of that Act.

33.          TITLE TO SHARES; CHARGES ON SHARES

Each Warrantor is the sole legal and beneficial owner of the respective number of Shares set opposite their names in schedule 1 and there are no rights of first refusal, rights of first offer, co-sale rights or similar rights applicable to such Warrantor’s transfer of Shares pursuant to this Agreement. There is no claim, charge, lien, encumbrance or equity on or over or affecting any Shares held by any of the Warrantors or by any Person connected with any of the Warrantors.

34.          ARRANGEMENTS WITH THE COMPANY

34.1         The Company has no obligation or liability whatsoever to any of the Warrantors or any of their Connected Persons, including any liability or obligation to make any payment by way of pension contribution, redundancy, gratuity, compensation or otherwise.

35.          RESTRICTIONS ON WARRANTORS

35.1         No employment or other contract (subsisting or terminated) contains any provisions which purportedly entitles any Person to prevent a Warrantor from being a director, employee or shareholder of any Group Company while any Group Company conducts the business proposed in the Business Plan.

36.          TRANSACTION EXPENSES

Other than the Transaction Expenses, no Group Company is liable for any other costs and expenses (including, without limitation, the costs and expenses of counsel) incurred in connection with the preparation, execution and consummation of this Agreement and the transactions contemplated hereby.

Part 4 – U.S. Securities Law

37.          PURCHASE FOR OWN ACCOUNT.

37.1         The Purchaser Shares are being acquired for investment for each Warrantor’s own account, not as a nominee or agent, in the ordinary course of business, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). No Warrantor has any agreement or understanding, direct or indirect, with any other Person or entity, to sell or otherwise distribute the Purchaser Shares.

38.          INVESTMENT EXPERIENCE.

38.1         Each Warrantor understands that an investment in the Purchaser Shares involves substantial risk. Each Warrantor has experience as an investor in securities of companies, acknowledges that such Warrantor can bear the economic risk of his investment in the Purchaser Shares and has such knowledge and experience in financial or business matters that such Warrantor is capable of evaluating the merits and risks of its investment in the Purchaser Shares and protecting such Warrantor’s own interests in connection with such investment.

39.          RELIANCE UPON PURCHASER’S REPRESENTATIONS.

39.1         Each Warrantor understands that the issuance and sale of the Purchaser Shares to such Warrantor will not be registered under the Securities Act on the ground that such issuance and sale will be exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that the Purchaser’s reliance on such exemption is based on each Warrantor’s representations set forth herein.

40.          RECEIPT OF INFORMATION.

40.1         Each Warrantor has had an opportunity to ask questions and receive answers from the Purchaser regarding the terms and conditions of the issuance and sale of the Purchaser Shares and the business, properties, prospects and financial condition of the Purchaser and to obtain any additional information requested, and has received and considered all information it deems relevant to make an informed decision to invest in the Purchaser Shares.

41.          RESTRICTED SECURITIES.

41.1         Each Warrantor understands that the Purchaser Shares have not been registered under the Securities Act and will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Purchaser Shares.

42.          LEGENDS.

42.1         Each Warrantor agrees that the certificates for the Purchaser Shares shall bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH

THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

Warranties by the Investors, the Optionholders and Bernard Robert Norman

43.          TITLE TO SHARES; CHARGES ON SHARES

43.1         Each Investor and its respective nominee company, each Optionholder and Bernard Robert Norman is the sole legal and beneficial owner of the respective number of Shares set opposite their names in schedule 1 and there are no rights of first refusal, rights of first offer, co-sale rights or similar rights applicable to such person’s transfer of Shares pursuant to this Agreement. There is no Encumbrance (and no commitment has been given to create any Encumbrance) on or over or affecting the Shares held by such Investor or its respective nominee company, such Optionholder or Bernard Robert Norman.

44.          COMPLIANCE AND CAPACITY

44.1         Each Investor, each Optionholder and Bernard Robert Norman has taken all necessary action and has all requisite power and authority to enable such person to enter into and perform this Agreement and the other documents referred to in it (to the extent such person is a party thereto) in accordance with their terms. This Agreement and the other documents referred to in it (to the extent such person is a party thereto) constitute (or shall constitute when executed), valid, legal and binding obligations on such person in the terms of the Agreement and such other documents (to the extent such person is a party thereto). Performance of this Agreement and the documents referred to in it (to the extent such person is a party thereto) by such Investor, such Optionholder or Bernard Robert Norman, as the case may be, shall so far as such person is aware not require any licences, permissions or consents from any governmental agency or third party, or violate, or constitute a breach or default under:

(a)           the memorandum and articles of association of the Company;

(b)           any agreement or instrument to which such person is a party or by which it is bound; or

(c)           any law, order, judgment, decree or other restriction applicable to any such person.

SCHEDULE 7

WARRANTIES BY THE PURCHASER

1.            EXISTENCE; GOOD STANDING; CORPORATE AUTHORITY.

1.1           The Purchaser is a private limited company duly incorporated and validly existing under the laws of England and Wales.

2.            AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENTS.

2.1           The Purchaser has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Purchaser’s execution and delivery of this Agreement and consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of Purchaser and no other corporate proceedings on the part of Purchaser are required in connection herewith. This Agreement has been duly and validly executed and delivered by Purchaser, and (assuming this Agreement constitutes a valid and binding obligation of the other parties hereto) constitutes the valid and binding obligation of Purchaser, enforceable against the Purchaser in accordance with its terms, except (i) as may be limited by (1) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors’ rights generally and (2) the effect of rules of law governing the availability of equitable remedies.

3.            FINANCIAL ABILITY.

3.1           The Purchaser has received a commitment letter from a lender (the “Debt Financing Commitment Letter”) committing such lender to provide to Purchaser debt financing (the “Debt Financing”) for the transactions contemplated by this Agreement, subject to the terms and conditions set forth therein. A copy of the Debt Financing Commitment Letter has been provided to the Warrantors. Upon the consummation of the Debt Financing on the terms and conditions set forth in the Debt Financing Commitment Letter, Purchaser will have at Completion sufficient funds to consummate the transactions contemplated by this Agreement. The Purchaser shall use reasonable endeavours to consummate the Debt Financing on the terms and conditions set forth in the Debt Financing Commitment Letter.

4.            AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENTS.

4.1           FTD has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by FTD and the consummation by FTD of the transactions contemplated hereby have been duly and validly authorized by the board of directors of FTD and no other corporate proceedings on the part of FTD are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by FTD, and (assuming this Agreement constitutes a valid and binding obligation of the other parties hereto) constitutes the valid and binding obligation of FTD, enforceable against FTD in accordance with its terms, except (i) as may be limited by (1) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors’ rights generally and (2) the effect of rules of law governing the availability of equitable remedies.

5.            PURCHASER SHARES

5.1           The Purchaser Shares will be, upon payment therefor by the applicable Manager or Helen

Quinn, as the case may be, in accordance with this Agreement, be duly authorized, validly issued, fully-paid and non-assessable, and free from all Encumbrances.

SCHEDULE 8

POST-CLOSING CONSIDERATION ADJUSTMENTS

1.            WORKING CAPITAL STATEMENT

1.1           The Purchaser shall procure that a draft of the Working Capital Statement (the “Draft Working Capital Statement”) shall be prepared in accordance with paragraph 2 below and delivered to the Vendor’s Representative within a reasonable period of time following Completion, but in any event within 60 Business Days of Completion.

1.2           In order to assist the Vendor’s Representative in reviewing the Draft Working Capital Statement, the Purchaser shall procure that all relevant books and records relating to the Group Companies are made available to the Vendor’s Representative during Working Hours and the Purchaser shall co-operate with the Vendor’s Representative with regard to its review of the Draft Working Capital Statement.

1.3           The Vendor’s Representative shall notify the Purchaser whether or not it accepts the Draft Working Capital Statement for the purposes of this Agreement within 15 Business Days of receiving it.

1.4           Where the Vendors’ Representative notifies the Purchaser within the period specified in paragraph 1.3 above that they do not accept the Draft Working Capital Statement:

1.4.1        they shall set out in such notice (the “Vendors’ Representative Non-Acceptance Notice”) their reasons for non-acceptance (together with such supporting information as may be reasonably necessary to support the reasons stated) and specify the adjustments which, in their opinion, should be made to the Draft Working Capital Statement in order to comply with the requirements of this Agreement; and

1.4.2        the Vendor’s Representative and the Purchaser shall attempt in good faith, to reach agreement in respect of the Draft Working Capital Statement and, if they are unable to do so within 20 Business Days following receipt by the Purchaser of the notice referred to in paragraph 1.3 above, the Vendor’s Representative or the Purchaser may by notice to the other require that the Draft Working Capital Statement be referred to the Reporting Accountants (an “Appointment Notice”).

1.5           Where the Vendor’s Representative are satisfied with the Draft Working Capital Statement (either as originally submitted by the Purchaser or after adjustments agreed between the Vendor’s Representative and the Purchaser or where the Vendor’s Representative fails to notify the Purchaser of their non-acceptance of the Draft Working Capital Statement within the 15 Business Day period referred to in paragraph 1.3 above), then the Draft Working Capital Statement (incorporating any agreed adjustments) shall constitute the “Working Capital Statement” for the purposes of this Agreement.

1.6           Where an Appointment Notice is given under paragraph 1.4.2 above, the Reporting Accountants shall be engaged jointly by the Purchaser and the Vendor’s Representative on the terms set out in this paragraph 1 and otherwise on such terms as shall be agreed, provided that neither the Purchaser nor the Vendor’s Representative shall unreasonably refuse its agreement to terms proposed by the Reporting Accountants or by the other party. Where the terms of engagement of the Reporting Accountants have not been settled within 45 days of their identity having been determined (or such longer period as the Purchaser and the Vendor’s Representatives may agree) then, unless the Purchaser or the Vendors’ Representative are unreasonably refusing their agreement to these terms, those accountants shall be deemed never to have become the Reporting Accountants and new Reporting Accountants shall be selected in accordance with the provisions of this Agreement.

1.7           The Reporting Accountants shall determine their own procedure, subject to the following:

1.7.1        the Vendor’s Representative, the Purchaser and/or their respective accountants shall each promptly, (and in any event within 20 Business Days of a relevant appointment) submit a written statement on the matters in dispute (together with relevant supporting documents) to the Reporting Accountants for determination and deliver a copy of such written statement and supporting documents to the other party;

1.7.2        following delivery of their respective submissions, the Vendor’s Representative and the Purchaser shall have the opportunity to comment once only (provided that nothing in this sub-paragraph shall prevent the parties from responding to any requests from the Reporting Accountants under paragraph 1.8 below) on the other party’s submissions by written comment delivered to the Reporting Accountants not later than 15 Business Days (the “Last Comments Date”) after the written statement was first submitted to the Reporting Accountants and copied to the other party pursuant to paragraph 1.7.1 above.

1.7.3        apart from procedural matters and or otherwise set out in this Agreement, the Reporting Accountants shall determine only:

(a)           whether any of the arguments for an alteration to the Draft Working Capital Statement put forward in the Vendor’s Representatives’ Non-Acceptance Notice is correct in whole or in part; and

(b)           if so, what alterations should be made to the Draft Working Capital Statement in order to correct the relevant inaccuracy in it;

1.7.4        the Reporting Accountants shall apply the policies set out in paragraph 2.2 below;

1.7.5        the Reporting Accountants shall make their determination pursuant to paragraph 1.7.3 above within 20 Business Days of the Last Comments Date or as soon thereafter as is reasonably possible and such determination shall be in writing and shall be made available for collection by the Purchaser and the Vendor’s Representative at the offices of the Reporting Accountants and shall (unless otherwise agreed by the Purchaser and the Vendor’s Representative) include reasons for each relevant determination;

1.7.6        the Reporting Accountants shall act as experts (and not as arbitrators) in making their determination and their determination of any matter falling within their jurisdiction shall be final and binding on the Purchaser and the Vendor’s Representative save in the event of manifest error (when the relevant part of their determination shall be void and the matter shall be resubmitted to the Reporting Accountants by either party for correction as soon as reasonably practicable);

1.7.7        the Reporting Accountants shall not be entitled to determine the scope of their own jurisdiction; and

1.7.8        the charges and expenses (including VAT) of the Reporting Accountants shall be borne as they shall direct at the time they make any determination pursuant to paragraph 1.7.3 above or, failing such direction, equally between the Vendors and Interflora Members on the one hand and the Purchaser on the other.

1.8           The Purchaser and the Vendor’s Representative shall co-operate with the Reporting Accountants and comply with their reasonable requests made in connection with the carrying out of their duties under this Agreement. Without prejudice to the generality of the foregoing, the Purchaser shall, subject to reasonable notice, make available to the Vendor’s Representatives, the Vendor’s Representative accountants and the Reporting Accountants all relevant books and records relating to the Group Companies during Working Hours during the period from the appointment of the Reporting Accountants to the making of the relevant determination.

1.9           Any determination of the Reporting Accountants under paragraph 1.7.3 above shall (subject to paragraph 1.7.6 above) be deemed to be incorporated into the Draft Working Capital Statement which, as adjusted by the alterations so determined by the Reporting Accountants (if any), shall then become the Working Capital Statement and be final and binding on the Purchaser and the Vendors and Interflora Members.

1.10         Nothing in this paragraph 1 shall entitle a party or the Reporting Accountants access to any information or document which is protected by legal professional privilege, or which has been prepared by the other party or its accountants and other professional advisers with a view to assessing the merits of any claim or argument, provided that a party shall not be entitled by reason of this paragraph 1.10 to refuse to supply such part or parts of documents as contain only the facts on which the relevant claim or argument is based.

1.11         Each party shall, and shall procure that its accountants and other advisers shall, and shall instruct the Reporting Accountants to, keep all information and documents provided to them pursuant to this paragraph 1 confidential and shall not sue them for any purpose, except for disclosure or use in connection with the preparation of the Working Capital Statement, the proceedings of the Reporting Accountants or any other matter arising out of this Agreement or in defending any claim or argument or alleged claim or argument relating to this Agreement or its subject matter.

2.            FORM OF WORKING CAPITAL STATEMENT AND ACCOUNTING POLICIES

2.1           Form of Working Capital Statement

For the avoidance of doubt, an example of the calculation of the Draft Working Capital Statement as of March 31, 2006 is as follows, and the Draft Working Capital Statement shall be drawn up in the form set out below.

	March 31, 2006 £’000	Close of business on the day preceding the Completion Date £ (the “Actual Working Capital Amount”)
Members debtors	983
plus International debtors	1,115
plus All other debtors and prepayments	6,993
plus Stocks/Inventory	2
less Trade Creditors	1,391
less Delivery pools	0
less Member Creditors	5,808
less International Creditors	1,290
less Cash collection arrangements	968
less Other taxes (including VAT) and social security	1,528
less Interest creditor/payable	240
less Tax creditor	490
less all other creditors/accruals (other than the Existing Indebtedness)	1,933
	£(4,555)

2.2           ACCOUNTING POLICIES

2.2.1        The Working Capital Statement shall be drawn up in a manner consistent with (a) the preparation of the Company’s audited accounts for the fiscal year ended 31 May 2006 and (b) accounting principles generally accepted in the United Kingdom at the Completion Date.

2.2.2        The Working Capital Statement shall be expressed in sterling. Amounts in other currencies shall be translated into sterling at the exchange rates applying at the Completion Date as specified in the Exchange Cross Rates Table as published in the Financial Times, London edition.

2.2.3        To the extent that the Cash Balances are less than £500,000, then the Actual Working Capital Amount shall be reduced further (if a negative number) or decreased (if a positive number) by the amount of such shortfall. To the extent that the Cash Balances are more than £500,000, then the Actual Working Capital Amount shall be increased (if a negative number) or increased (if a positive number) by the amount of such excess. For the avoidance of doubt, Cash Balances shall not be included in the calculation of the Actual Working Capital Amount.

SCHEDULE 9

TAX COVENANT

1.            DEFINITIONS

1.1           In this Schedule:

“Accounts Relief” means any Relief taken into account in computing and so reducing or eliminating any provision for Tax (including deferred Tax) which appears in the balance sheet in the Accounts or which was taken into account in the Accounts as an asset;

“Demand” means any document issued or any claim made or action taken whether before or after the date hereof by or on behalf of any Tax Authority from which it appears to the Purchaser or the Company that the Company has or may have a Tax Liability;

“Event” means any transaction, act, event or omission of whatever nature and any reference to an Event occurring on or before a particular date shall include Events which for Tax purposes are deemed to have, or are treated or regarded as having, occurred on or before that date;

“FA” means Finance Act;

“Group Relief” means:

(a)           relief the subject of a surrender or claim pursuant to Chapter IV of Part X of the ICTA 1988; and

(b)           any tax refund the subject of a surrender or claim pursuant to section 102 of the FA 1989;

“ICTA” means Income and Corporation Taxes Act 1988 (as amended).

“Instalment Regulations” means the Corporation Tax (Instalment Payments) Regulations 1998.

“Post-Completion Relief” means any Relief which arises to the Purchaser or to the Company as a consequence of any Event occurring or from income, profits or gains arising after Completion.

“Relevant Percentage” means in respect of each Warrantor the percentage set against that Warrantor’s name in column 3 of Schedule 1, Part 1 (The Managers) to the Agreement.

“Relief” means any relief, allowance, deduction in computing profits, credit or right to repayment of Tax (including repayment supplement or interest thereon) granted by or pursuant to any legislation or otherwise for Tax purposes whether of the United Kingdom or elsewhere in the world.

1.2           References to income or profits or gains shall include any other measure by reference to which Tax is computed.

1.3           References to income or profits or gains earned, accrued, arising or received by any Person shall include income or profits or gains which are for the purposes of any Tax treated as earned, accrued, arising to or received by such Person.

1.4           References to income or profits or gains earned, accrued, arising or received on or before a particular date (including, without limitation, Completion) or in respect of a particular period shall include income or profits or gains which are for the purposes of any Tax treated as earned or accrued, arising or received on or before that date or in respect of that period.

1.5           References to the occurrence of Events on or before a particular date (including, without limitation, Completion) or in respect of a particular period shall include Events which are for the purposes of any Tax treated as having occurred or existed at or before that date or in respect of that period.

1.6           References to any Tax liability of the Company shall include:

(a)           payments of or in respect of Tax by the Company since the Accounts Date and before Completion;

(b)           liabilities of the Company to make payments of or in respect of Tax;

(c)           the denial, loss, use or set off in whole or in part of any Accounts Relief;

(d)           the use or setting off in whole or in part against income, profits or gains earned, accrued, arising or received on or before Completion, or Tax thereon, of any Post-Completion Relief;

1.7           References to the “Company” shall mean and include references to each Group Company separately as if each Group Company was referred to expressly in place of the Company.

2.            COVENANT

2.1           Subject as hereinafter expressly provided each Warrantor hereby severally covenants with effect from Completion, to pay by way of reduction, to the extent possible, of the Purchase Price hereunder, to the Purchaser or, at the Purchaser’s direction, the Company an amount equal to the Relevant Percentage of:

(a)           any Tax liability of the Company arising in respect of or as a consequence of any Event or Events occurring on or before Completion or in respect of or by reference to any income, profits or gains earned, accrued, arising or received on or before Completion;

(b)           any inheritance tax which:

(i)            is at Completion a charge on any of the shares or assets of the Company or gives rise to a power to sell, mortgage or charge any of the shares or assets of the Company; or
(ii)           after Completion becomes a charge on or gives rise to a power to sell, mortgage or charge any of the shares or assets of the Company, being a liability in respect of additional inheritance tax payable on the death of any Person within seven years after a transfer of value, and in determining for the purposes of this paragraph 2.1(b) whether a charge on or power to sell, mortgage or charge any of the shares or assets of the Company exists at any time, the fact that the inheritance tax is not yet payable, or may be paid by instalments, shall be disregarded, and such Tax shall be treated as becoming due, and a charge or power to sell, mortgage or charge as arising, on the date of the transfer of value or other date or event on or in respect of which it becomes payable or arises, and the provisions of section 213 of the Inheritance Tax

Act 1984 shall not apply thereto;

(c)           any liability to pay for Group Relief or to repay, in whole or in part, any payment previously made for Group Relief (other than to another Group Company) pursuant to any arrangement or agreement entered into prior to Completion;

(d)           any Tax liability of the Company in respect of Tax for which the Company is not primarily chargeable, which arises in consequence of the failure to discharge such liability on the part of any company which has at any time (whether before or after Completion) been a member of a group (as defined from time to time for any Tax purposes) of which the Company has at any time prior to Completion been a member and, including, without limitation, any Tax liability arising to the Company pursuant to section 767A or 767AA of the ICTA, section 190 of the TCGA or section 132 of the Finance Act 1988; and

(e)           all reasonable costs and expenses properly incurred by the Purchaser and/or the Company in connection with any such Tax liability of the Company, or Demand from which it appears to the Purchaser or the Company that any such Tax liability may arise or has arisen, or in successfully taking or defending any action under this covenant.

2.2           For the purposes of this covenant the amount of a Tax liability of the Company falling within paragraph 1.6(c) or 1.6(d) of this schedule shall be taken to be as follows:

(a)           in the case of a Tax liability within paragraph 1.6(c):

(i)            where such Accounts Relief is a right to repayment of Tax, the amount of the Relief so denied, lost, used or set off;
(ii)           where such Accounts Relief is a deduction from or set off against income, profits or gains, or Tax thereon, the Tax that would otherwise have been saved for the accounting period in which the Accounts Relief arose but for such denial, loss, use or set off; or
(iii)          if in such accounting period no Tax would otherwise have been saved because of an insufficiency of income, profits or gains, or Tax thereon, against which such Accounts Relief could have been offset, the Tax that would otherwise have been saved for the accounting period or periods in which income, profits or gains, or Tax thereon, arises or arose, against which such Accounts Relief could have been offset but for such denial, loss, use or set off, and in either case 2.2(a)(ii) or 2.2(a)(iii), on the assumption that the Accounts Relief in question would have been offset to the extent allowed in priority to any other Relief available in such period or periods; and

(b)           in the case of a Tax liability within paragraph 1.6(d), the amount of Tax for which the Company would, but for such use or setting-off, have been liable and in respect of which a claim could have been made against the Warrantors under this covenant.

2.3           Any amount paid by the Warrantors to the Purchaser in respect of a charge to inheritance tax within paragraph 2.1(b) of this schedule shall be applied first to discharge the liability, if any, of the Company to such inheritance tax and secondly to discharge the liability of the Person primarily liable to pay such tax.

3.            LIMITATIONS AND EXCLUSIONS

3.1           The Warrantors shall not be liable under the covenants contained in paragraph 2.1(a) in respect of any Tax liability of the Company (or in respect of any costs and expenses arising therefrom under paragraph 2.1(e)):

(a)           to the extent that specific provision or reserve was made in the balance sheet in the Accounts in respect of such Tax liability, or to the extent that payment or discharge of such Tax liability was taken into account therein;

(b)           to the extent that such Tax liability arises or is increased by reason of the imposition of or increase in the rates of Tax as a consequence of any change occurring after Completion in law, or in published practice or concession of general application, and having retrospective effect, which was not announced before Completion;

(c)           arising from the ordinary course of the normal business of the Company as a consequence of any Event which occurred, or in respect of or by reference to any income, profits or gains earned, accrued or received, after the Accounts Date but on or before Completion and for the purposes of this paragraph a Tax liability that is not to be regarded as arising in the ordinary course of the normal business of the Company shall include (but not be limited to) a liability arising as a consequence of any of the following:

(i)            any distribution or deemed distribution for Tax purposes;
(ii)           the disposal (which shall include any deemed disposal or deemed appropriation for Tax purposes) of any asset (including trading stock) or the supply of any service or business facility of any kind where the consideration (if any) received for such disposal or supply is less than the consideration deemed to have been received for Tax purposes (but only to the extent that it is less than such deemed consideration);
(iii)          any Event which gives rise to a Tax liability on deemed (rather than actual) income, profits or gains;
(iv)          any Event which results in a Tax liability arising in the Company where such liability is chargeable on or attributable primarily to a Person other than the Company (including any liability under Part VIII of the Taxes Management Act 1970);
(v)           the Company ceasing, for Tax purposes, to be a member of any group or associated with any other company;
(vi)          pursuant to any provision contained in Part XVII of the ICTA 1988; or

(d)           to the extent that it would not have arisen but for a voluntary act of the Purchaser (or Person deriving title from it) or the Company after Completion (which, for the avoidance of doubt, shall not include the presentation for stamp duty purposes of any document where such presentation is actually needed in order to register the title of the Company to any asset or for the purpose of adducing a document in evidence in civil proceedings) which the Purchaser knew or ought reasonably to have known would give rise to the Tax liability and which could reasonably have been avoided, unless such act was carried out:

(i)            pursuant to an obligation of the Company incurred prior to the Completion Date; or
(ii)           in compliance with any law, regulation or request of any Tax Authority; or
(iii)          with the written agreement or at the written request of the Warrantors (or any of them); or
(iv)          in the ordinary course of business of the Company or the Purchaser.

(e)           any Relief (other than an Accounts Relief or a Purchaser’s Relief) is available (or is made available at no cost to the Company) to the Company to reduce or eliminate a Tax liability and the Purchaser is made aware of the availability of such Relief by the Warrantors in writing in sufficient time and detail to enable the Relief to be utilised;

(f)            to the extent that such liability arises because of any change in accounting or Tax policy or practice of a Group Company introduced after Completion, any change after Completion of the date to which any Group Company makes up its accounts, or the cessation after Completion of a trade or a major change in the nature or conduct of a trade carried on by a Group Company;

(g)           to the extent that an underpayment of corporation tax by way of installments made prior to Completion arises as a result of any Group Company’s taxable profits for the accounting period in which Completion falls being greater than they were anticipated to be at the date of the Tax payment;

(h)           to the extent that such Tax liability will not have arisen but for the failure or omission by any Group Company after Completion to make any claim election surrender revocation or disclaimer or give any notice or consent or do any other thing the making giving or doing of which was taken into account in computing any provision or reserve for Tax in the Completion Accounts and notice of which is given to the Purchaser at least 10 Business Days before the statutory or procedural deadline for making the same; and

(i)            to the extent that such Tax liability arises because of anything done pursuant to instructions provided by the Purchaser under clause 5.1(ii) of this Agreement.

3.2           The Managers shall not be liable under this schedule to the extent that the Tax liability in question arises out of either of the following matters:

(a)           any restriction or denial of Relief in respect of interest payments to certain of the Investors in respect of the unsecured subordinated A loan notes issued to such Investors on 8 February 2005;

(b)           any restriction or denial of Relief in respect of professional fees paid by the Company at the time of or in relation to the acquisition by the Company of Interflora (Florists Telegraph Delivery Association) British Unit Limited by way of a Scheme of Arrangement in 2004; and

(c)           a liability in respect of VAT in any jurisdiction other than the United Kingdom;

(d)           the treatment for Tax purposes of any consultants as employees rather than as self-employed;

(e)           Bernard Robert Norman’s acquisition of his Shares; and

(f)            any Tax liability of the Company arising as a result of transactions undertaken pursuant to this Agreement differing from the transaction steps described in the PricewaterhouseCoopers LLP letter of 16 June 2006 to HM Revenue and Customs seeking clearance under section 138 of TCGA 1992 and section 707 of ICTA 1988 and which would not otherwise have arisen but for such difference.

4.            MANNER OF MAKING AND CONDUCT OF CLAIMS

4.1           If the Purchaser or the Company shall become aware of any Demand which appears to the Purchaser to be relevant for the purposes of this covenant, the Purchaser shall as soon as reasonably practicable give notice thereof to the Warrantors setting out reasonable details of the Demand.

4.2           If the Warrantors shall, within 14 days of the date of any notice given to them under paragraph 4.1 of any such Demand, jointly and severally indemnify and secure the Purchaser and the Company to the Purchaser’s reasonable satisfaction against all losses, costs, interest, damages and expenses and any further liability to Tax which may be incurred thereby, then the Purchaser shall procure that the Company will (except in a case where fraudulent conduct is alleged by any Tax Authority) take such action as the Warrantors may reasonably and in good time by written notice request to avoid, dispute, resist, appeal or compromise any Demand; provided that where the Tax liability which is the subject of the Demand has to be paid before an appeal can be made or before any other action requested by the Warrantors can be taken, the Purchaser shall not be obliged to procure the Company to take any such action until the Warrantors shall have paid to the Purchaser, or at its direction, the Company, for the purpose of discharging the Tax liability, an amount equal to the said liability, and in connection with any action so requested by the Warrantors:

(a)           the appointment of solicitors and other professional advisers to the Company shall be subject to the prior written approval of the Purchaser, such approval not to be unreasonably withheld or delayed;

(b)           the Warrantors shall ensure that no correspondence, pleading or other document is sent, transmitted, issued, entered into or in any way published in connection with the relevant Demand by the Warrantors or their advisers without the prior approval of the Purchaser, such approval not to be unreasonably withheld or delayed;

(c)           the Warrantors shall submit no computations or returns, nor make any settlement or compromise of the subject matter of the Demand, nor agree any matter in the conduct of any dispute in relation thereto which is likely to affect the amount of the Demand, or the future liability of the Company to Tax (but for the avoidance of doubt this paragraph 4.2(c) shall not apply where the future liability of the Company to Tax will be increased because a Relief that has been claimed in one accounting period will not be capable of being claimed in a subsequent period), without the prior written approval of the Purchaser, such approval not to be unreasonably withheld or delayed;

(d)           if any dispute arises between the Purchaser and the Warrantors as to whether any Demand should at any time be settled in full, or contested in whole or in part, such dispute shall be referred for determination to a Barrister, of at least 10 years call at the English Bar with relevant experience (or if the dispute relates to a Demand issued by a Tax Authority outside the United Kingdom, a tax lawyer of equivalent experience in the jurisdiction concerned), appointed by agreement between the Purchaser and the Warrantors or (if they do not agree) upon the application by either party to the

President for the time being of The Law Society (or if the dispute relates to a Demand issued by a Tax Authority outside the United Kingdom, the head of the equivalent bar association in the jurisdiction concerned), whose determination shall be final. The Barrister (or equivalent expert in a jurisdiction other than the United Kingdom) so appointed shall be asked to advise whether, in his opinion, (acting as an expert and not as an arbitrator), an appeal against the Demand would, on the balance of probabilities, be likely to succeed and also to determine how the costs of obtaining his opinion should be allocated between the parties hereto. If, but only if, such opinion is in the affirmative shall an appeal be made and that Demand not then settled. Any further dispute arising between the parties as to whether any further appeal should be pursued following determination of an earlier appeal (whether or not in favour of the Company) shall be resolved in a similar manner; and

(e)           save as otherwise expressly provided herein, the Purchaser shall procure that the Company shall give the Warrantors all reasonable co-operation and assistance for the purposes of taking such action as aforesaid.

4.3           If the Warrantors do not request the Purchaser to take any action within 14 days as aforesaid, or the Purchaser and the Company shall not be indemnified at any time and secured as provided in paragraph 4.2 or the Barrister (or equivalent expert in a jurisdiction other than the United Kingdom) shall advise (on the balance of probabilities pursuant to paragraph 4.2(d)) that an appeal against the relevant Demand is not likely to succeed, or the Warrantors otherwise fail to fulfil their obligations hereunder, the Purchaser and the Company shall be free to take such action in relation to the Demand as it or they may in its or their absolute discretion think fit.

5.            PAYMENT OF CLAIMS

5.1           Payments by the Warrantors pursuant to the covenants in paragraph 2 shall be made on the days specified in paragraph 5.2 below.

5.2           The days referred to in paragraph 5.1 are as follows:

(a)           if the Tax liability giving rise to a claim under this covenant involves an actual payment of Tax by the Company, the day which is the later of five Business Days after demand is made therefore by or on behalf of the Purchaser, and three Business Days before the date on which that Tax becomes due and payable to the relevant Tax Authority;

(b)           if the Tax liability giving rise to a claim under this covenant does not involve an actual payment of Tax:

(i)            if involving the denial, loss, use or setting off in whole or in part of an Accounts Relief which is a right to repayment of Tax, the day which is the later of five Business Days after demand is made therefore by or on behalf of the Purchaser, and the day on which such Tax would otherwise have been repaid;
(ii)           if involving the denial, loss, use or setting off of any other Accounts Relief within paragraph 2.2(a), the day which is the later of five Business Days after demand is made therefore by or on behalf of the Purchaser, and the day on which the Tax that would otherwise have been saved becomes due and payable to the relevant Tax Authority;

(iii)          if involving the use or setting-off of any Post-Completion Relief within paragraph 2.2(b) the day which is the later of five Business Days after demand is made therefore by or on behalf of the Purchaser, and the day on which the Tax saved thereby would otherwise have become due and payable to the relevant Tax Authority;

(c)           if involving a payment for, or repayment of a payment for, Group Relief, the day which is the later of five Business Days after demand is made therefore by or on behalf of the Purchaser, and three Business Days before that payment or repayment is due and payable;

(d)           in any other case, five Business Days after the date on which demand is made therefore by or on behalf of the Purchaser.

5.3           For the purposes of this paragraph 5, the date on which an amount of corporation tax (the “Corporation Tax”) does or would become due and payable by a company, being the Company or the Purchaser (the “Relevant Company”), shall be determined to be:

(a)           in any accounting period of the Relevant Company ending on or after 1 July 1999 in which the Relevant Company is a “large company” within the meaning of the Instalment Regulations, the date or dates upon which the Corporation Tax would be provided to be due and payable by Regulations 4 and 5 of the Instalment Regulations on the assumption that the Corporation Tax payable by the Relevant Company is the “total liability” of the Relevant Company for that period within the meaning of the said Regulations 4 and 5; or

(b)           in any other accounting period of the Relevant Company, the date which is nine months following the end of the accounting period.

5.4           For the purposes of this paragraph 5, references to the day on which an amount of Tax which is not UK corporation tax becomes due and payable to the relevant Tax Authority shall be the first day on which such Tax is required by law to be paid without incurring any penalty or liability for interest in respect thereof.

5.5           Where a Demand is being avoided, disputed, resisted, appealed or compromised pursuant to paragraph 4.2 of this schedule, the due date for the payment of any sum pursuant to the covenants in paragraph 2 of this schedule shall, subject to any requirements to pay such Tax liability which is the subject of the Demand before an appeal can be made or any other action requested as described in paragraph 4.2 of this schedule, be adjusted to take account of any delay in an obligation to pay Tax as a result of such avoidance, dispute, resistance, appeal or compromise.

6.            NO WITHHOLDINGS, ETC

6.1           All sums payable by the Warrantors hereunder shall be paid free of and without any rights of counterclaim or set off, and without deduction or withholding on any ground whatsoever, save only as may be required by law. If any such deduction or withholding is required by law the Warrantors shall be obliged to pay to the Purchaser such amount as will ensure that, after any such deduction or withholding has been made, the Purchaser shall have received a sum equal to the amount that the Purchaser would otherwise have received in the absence of any such deduction or withholding, as reduced by any credit to which the Purchaser may be entitled on account of such deduction or withholding.

6.2           If any competent authority for Tax purposes charges to Tax any sum paid (the “original payment”) to the Purchaser hereunder the Warrantors shall be obliged to pay to the Purchaser such additional amount (the “additional payment”) as will ensure that, after the payment of the Tax so charged on the original payment and any Tax chargeable on the additional payment, there shall remain a net sum equal to the amount of the original payment, such additional payment to be paid five Business Days after the Purchaser has served notice that Tax on the original payment has become due and payable, or would have become due and payable but for the availability of a Relief.

6.3           No amount shall be payable under paragraph 6.1, or additional payment payable under paragraph 6.2, to the extent that such amount or additional payment would not have been due (1) had payment under the covenants in paragraph 2 been made to the Purchaser, and not to an assignee from or successor in title to the Purchaser, and (2) had the Purchaser been resident for Tax purposes in the United Kingdom.

7.            TAX RETURNS

7.1           The Warrantors or their duly authorised agents shall be responsible for and have the conduct of preparing submitting to and agreeing with the relevant Tax Authority at the cost of the Company all tax returns and computations of the Company in respect of the last accounting period ended on or prior to Completion (“the Relevant Return”).

7.2           The Warrantors shall keep the Purchaser fully informed of their conduct of the Company’s Tax affairs and the Relevant Return, and all material written communications relating thereto shall be submitted to the Purchaser or its duly authorized agents in draft for its or their comments, and the Warrantors shall incorporate any reasonable comments made by the Purchaser relating thereto.

7.3           The Purchaser shall procure that the Company or its duly authorised agents afford such access to its books accounts and records and provide all such assistance as the Warrantors or their duly authorised agents may reasonably require in order to carry out their obligations under this paragraph 7.

7.4           The Purchaser or its duly authorised agents shall be responsible for and have the conduct of preparing submitting to and agreeing with the relevant Tax Authority at the cost of the Company all tax returns and computations of the Company in respect of the accounting period during which Completion takes place (“the Straddle Period Return”), but shall not submit the Straddle Period Return without giving reasonable opportunity to the Warrantors to comment upon the Straddle Period Return and shall incorporate any reasonable comments of the Warrantors into the Straddle Period Return before it is so submitted. The Purchaser shall not be obliged to include any comment that contains manifest error, but in the case of such error shall afford to the Warrantors a reasonable opportunity to correct such error.

8.            CORRESPONDING SAVINGS AND REFUNDS

8.1           If any Tax liability which has resulted in a payment having been made by the Warrantors under this covenant or for breach of any of the warranties given under paragraph 27 of Schedule 6 to this Agreement (Warranties by the Warrantors) has given rise to a Relief for the Company or the Purchaser which would not otherwise have arisen, then:

(a)           the Purchaser shall procure that full details of such Relief are given to the Warrantors as soon as reasonably practicable; and

(b)           to the extent that the liability of the Purchaser or the Company to make an actual payment of or in respect of Tax is reduced by reason of such Relief from the amount that such liability would have been but for the availability of such Relief, the Purchaser, if so requested by the Warrantors, shall, on the later of:

(i)            the date when the Purchaser or the Company would have been under an obligation to pay the Tax liability so reduced; and
(ii)           the date when such reduction is agreed by the relevant Tax Authority,

make a repayment to the Warrantors of an amount equal to the lower of the amount by which such liability is so reduced and the amount of the payment referred to at the beginning of this paragraph 8.1 made by the Warrantors, and any excess of such Relief over the amount of such repayment shall be carried forward and set off against further claims made by the Purchaser under this schedule until such Relief has been matched in full by such repayments.

8.2           If the Company receives a rebate from a Tax Authority of an amount in respect of Tax already paid by the Company, such rebate shall be treated as though it were a Relief within paragraph 8.1 above.

9.            COUNTER INDEMNITY BY PURCHASER

9.1           The Purchaser hereby warrants and undertakes with the Warrantors and each of them to indemnify them against:

(a)           any claim under section 767A and 767AA Income and Corporation Taxes Act 1988 which is assessed on the Warrantors or any company which is associated with the Warrantors in circumstances where the taxpayer company (as referred to in section 767A(1)) and/or the transferred company (as referred to in section 767AA) is a Group Company; and

(b)           all reasonable costs and expenses properly incurred by the Warrantors or any of them in connection with any Tax for which the Purchaser is liable pursuant to paragraph 9.1(a) above.

9.2           The provisions of paragraphs 5 and 6 of this schedule shall apply, mutatis mutandis, to any payments under this paragraph 9 as though such payments were payments under paragraphs 2 or 6 of this schedule.

SCHEDULE 10

OWNED IP

PART A: TRADE MARK REGISTRATIONS

Case Ref/ Country	Application/Proprietor	Trade Mark	Application/ Registration Number	Class(es)	Application/ Registration Date	Status	Renewal Date
CNT35183B China	Interflora (FTDA) British Unit Limited	INTERFLORA	3841218	31	12/12/2003 14/09/2005	Registered	13/09/2015

CNT35184A China	Interflora (Florists Telegraph Delivery Association) British Unit Limited	FLEUROP	3228284	16	01/07/2002 14/11/2003	Registered	14/11/2013

CNT35184B China	Interflora (Florists Telegraph Delivery Association) British Unit Limited	FLEUROP	3228283	31	01/07/2002 07/07/2003	Registered	07/07/2013

CNT35184C China	Interflora (Florists Telegraph Delivery Association) British Unit Limited	FLEUROP	3228282	35	01/07/2002	Registered	21/01/2014

CNT35184D China	Interflora (Florists Telegraph Delivery Association) British Unit Limited	FLEUROP	3228281	38	01/07/2002 28/11/2003	Registered	28/11/2013

Case Ref/ Country	Application/Proprietor	Trade Mark	Application/ Registration Number	Class(es)	Application/ Registration Date	Status	Renewal Date
CNT35184E China	Interflora (Florists Telegraph Delivery Association) British Unit Limited	FLEUROP	3228280	39	01/07/2002 28/11/2003	Registered	28/11/2013

CNT35184F China	Interflora (Florists Telegraph Delivery Association) British Unit Limited	FLEUROP	3228279	41	01/07/2002 21/09/2003	Registered	21/09/2013

CNT35184G China	Interflora (Florists Telegraph Delivery Association) British Unit Limited	FLEUROP	3228278	42	01/07/2002 14/02/2004	Registered	14/02/2014

GBT35187A United Kingdom	Interflora (Florists Telegraph Delivery Association) British Unit Limited	FLOWERLINE	1324063	35	14/10/1987	Registered	14/10/2008

GBT35187B United Kingdom	Interflora (Florists Telegraph Delivery Association) British Unit Limited	FLOWERLINE	1324064	38	14/10/1987	Registered	14/10/2008

Case Ref/ Country	Application/Proprietor	Trade Mark	Application/ Registration Number	Class(es)	Application/ Registration Date	Status	Renewal Date
GBT35187C United Kingdom	Interflora (Florists Telegraph Delivery Association) British Unit Limited	FLOWERLINE	1324065	41	14/10/1987	Registered	14/10/2008

GBT35187D United Kingdom	Interflora (Florists Telegraph Delivery Association) British Unit Limited	FLOWERLINE	1324066	42	14/10/2987	Registered	14/10/2008

GBT46895A United Kingdom	Interflora (Florists Telegraph Delivery Association) British Unit Limited	PHONE-A-FLOWER & Device	1260629	31	18/02/1986	Registered	18/02/2007

GBT50011A United Kingdom	Interflora (Florists Telegraph Delivery Association) British Unit Limited	AROUND THE CORNER OR AROUND THE WORLD	2003799	16, 35	30/11/1994 17/10/1997	Registered	30/11/2014

GBT50012A United Kingdom	Interflora (Florists Telegraph Delivery Association) British Unit Limited	DELIVERED BY HAND STRAIGHT TO THE HEART	2003634	16, 31, 35, 38	30/11/1994	Registered	30/11/2014

Case Ref/ Country	Application/Proprietor	Trade Mark	Application/ Registration Number	Class(es)	Application/ Registration Date	Status	Renewal Date
GBT52894A United Kingdom	Interflora (Florists Telegraph Delivery Association) British Unit Limited	HOUSE OF FLOWERS A HOUSE OF FLOWERS THE HOUSE OF FLOWERS (series of 3)	2114589A	16, 31, 35, 38, 39, 41, 42	31/10/1996 22/08/1997	Registered	31/10/2006

GBT53409A United Kingdom	Interflora (Florists Telegraph Delivery Association) British Unit Limited	A1 HOUSE OF FLOWERS	2114589B	16, 31, 35, 38, 39, 41, 42	31/10/1996 22/08/1997	Registered	31/10/2006

GBT60307A United Kingdom	Interflora (FTDA) British Unit Limited	43 43 43	2221257	35, 38, 39, 42	03/02/2000 30/11/2001	Registered	03/02/2010

GBT61612A United Kingdom	Interflora (FTDA) British Unit Limited	ON THE STREET: ON THE PHONE: ON THE NET: ON THE SET	2259429	16, 35, 38, 39, 41, 42	29/01/2001 17/01/2003	Registered	29/01/2011

GBT65423A United Kingdom	Interflora (FTDA) British Unit Limited	MERCURY	2371062	16, 39, 42	19/08/2004 17/02/2006	Registered	19/08/2014

GBT65426A United Kingdom	Interflora (FTDA) British Unit Limited	FOUGERE Fougère Fougere fougère fougere (Series of 5)	2371176	30	20/08/2004 11/03/2005	Registered	20/08/2014

Case Ref/ Country	Application/Proprietor	Trade Mark	Application/ Registration Number	Class(es)	Application/ Registration Date	Status	Renewal Date
GBT65448A United Kingdom	Interflora (FTDA) British Unit Limited	MAISON FOUGERE Maison Fougère Maison Fougere maison fougère maison fougere (Series of 5)	2371895	30	31/08/2004 18/02/2005	Registered	31/08/2014

GBT65451A United Kingdom	Interflora (FTDA) British Unit Limited	MERCURY FLOWERS MERCURYFLOWERS Mercury Flowers MercuryFlowers Mercuryflowers mercuryflowers (series of 6	2372076	16, 39, 42	02/09/2004 27/01/2006	Registered	02/09/2014

SGT35184E Singapore	Interflora (Florists Telegraph Delivery Association) British Unit Limited	FLEUROP	T02/7808G	39	31/05/2002 31/05/2002	Registered	31/05/2012

PART B: TRADE MARK APPLICATIONS

Case Ref/ Country	Application/Proprietor	Trade Mark	Application/ Registration Number	Class(es)	Application/ Registration Date	Status
AET35183F United Arab Emirates	Interflora (FTDA) British Unit Limited	INTERFLORA	59431	39	17/03/2004	Pending

BDT35183A Bangladesh	Interflora (FTDA) British Unit Limited	INTERFLORA	83632	09	24/12/2003	Pending

BDT35183B Bangladesh	Interflora (FTDA) British Unit Limited	INTERFLORA	83633	16	24/12/2003	Pending

BDT35183C Bangladesh	Interflora (FTDA) British Unit Limited	INTERFLORA	83630	31	24/12/2004	Pending

CNT35183A China	Interflora (FTDA) British Unit Limited	INTERFLORA	3841220	16	12/12/2003	Pending

CNT35183C China	Interflora (FTDA) British Unit Limited	INTERFLORA	3841217	35	12/12/2003	Published

CNT35183D China	Interflora (FTDA) British Unit Limited	INTERFLORA	3841216	38	12/12/2003	Pending

CNT35183E China	Interflora (FTDA) British Unit Limited	INTERFLORA	3841214	39	12/12/2003	Filed (Filing Receipt Awaited)

Case Ref/ Country	Application/Proprietor	Trade Mark	Application/ Registration Number	Class(es)	Application/ Registration Date	Status
CNT35183F China	Interflora (FTDA) British Unit Limited	INTERFLORA	3841215	41	12/12/2003	Published

CNT35183G China	Interflora (FTDA) British Unit Limited	INTERFLORA	3841219	42	12/12/2003	Pending

CNT35183H China	Interflora (FTDA) British Unit Limited	INTERFLORA	3841213	09	12/12/2003	Published

IDT35183A Indonesia	Interflora (FTDA) British Unit Limited	INTERFLORA	D00-2004 02668.02702	09	05/02/2004	Pending

IDT35183B Indonesia	Interflora (FTDA) British Unit Limited	INTERFLORA	D00-2004 02399.02429	16	03/02/2004	Pending

IDT35183C Indonesia	Interflora (FTDA) British Unit Limited	INTERFLORA	D00-2004 02394.02424	31	03/02/2004	Pending

IDT35183D Indonesia	Interflora (FTDA) British Unit Limited	INTERFLORA	J00-2004 02395.02425	35	03/02/2004	Pending

IDT35183E Indonesia	Interflora (FTDA) British Unit Limited	INTERFLORA	J00-2004 02396.02426	38	03/02/2004	Pending

IDT35183F Indonesia	Interflora (FTDA) British Unit Limited	INTERFLORA	J00-2004 02397.02427	39	03/02/2004	Pending

Case Ref/ Country	Application/Proprietor	Trade Mark	Application/ Registration Number	Class(es)	Application/ Registration Date	Status
IDT35183G Indonesia	Interflora (FTDA) British Unit Limited	INTERFLORA	J00-2004 02400.02430	41	03/02/2004	Pending

IDT35183H Indonesia	Interflora (FTDA) British Unit Limited	INTERFLORA	J00-2004 02398.02428	42	03/02/2004	Filed (Filing Receipt Awaited)

INT35183A India	Interflora (FTDA) British Unit Limited	INTERFLORA	01256337	09	19/12/2003	Pending

INT35183B India	Interflora (FTDA) British Unit Limited	INTERFLORA	01256337	16	19/12/2003	Pending

INT35183C India	Interflora (FTDA) British Unit Limited	INTERFLORA	01256337	31	19/12/2003	Pending

INT35183D India	Interflora (FTDA) British Unit Limited	INTERFLORA	01256337	35	19/12/2003	Pending

INT35183E India	Interflora (FTDA) British Unit Limited	INTERFLORA	01256337	38	19/12/2003	Pending

INT35183F India	Interflora (FTDA) British Unit Limited	INTERFLORA	01256337	39	19/12/2003	Pending

INT35183G India	Interflora (FTDA) British Unit Limited	INTERFLORA	01256337	41	19/12/2003	Pending

Case Ref/ Country	Application/Proprietor	Trade Mark	Application/ Registration Number	Class(es)	Application/ Registration Date	Status
INT35183H India	Interflora (FTDA) British Unit Limited	INTERFLORA	01256337	42	19/12/2003	Pending

PKT35183A Pakistan	Interflora (FTDA) British Unit Limited	INTERFLORA	190629	09	22/12/2003	Pending

PKT35183B Pakistan	Interflora (FTDA) British Unit Limited	INTERFLORA	190628	16	22/12/2003	Pending

PKT35183C Pakistan	Interflora (FTDA) British Unit Limited	INTERFLORA	190627	31	22/12/2003	Pending

PART C: DOMAIN NAMES

Domain Name	Renewal Date
interflorapromotions.co.uk	09/05/2006
ukinterflorashop.co.uk	16/07/2009
messengerflowers.co.uk	26/07/2006
funkyflowersonline.co.uk	02/09/2006
flowersandbubbly.co.uk	02/09/2006
flwrs4u.co.uk	02/09/2006
interflorabroadband.co.uk	21/03/2007
fashionflowersroadshow.co.uk	06/08/2007
interflorautumncollection.co.uk	06/08/2007
interflorab2b.co.uk	06/08/2007
interflorabusinesstobusiness.co.uk	06/08/2007
interflorachristmas.co.uk	06/08/2007
interfloracreations.co.uk	06/08/2007
thankyouflowers.co.uk	06/08/2007
sorrygifts.co.uk	06/08/2007
sorryflowers.co.uk	06/08/2007
interfloramothersdayflowers.co.uk	06/08/2007
interfloraontour.co.uk	06/08/2007
interfloraroadshow.co.uk	06/08/2007
interfloraspringcollection.co.uk	06/08/2007
interflorasummercollection.co.uk	06/08/2007
interfloravalentines.co.uk	06/08/2007
interflorawintercollection.co.uk	06/08/2007
interflorafloralrelay.co.uk	06/08/2007
sendflowersaseasyasonetwothree.co.uk	13/08/2007
sendflowersaseasyas-one-two-three.co.uk	13/08/2007
sendflowersaseasyas123.co.uk	13/08/2007
sendflowersaseasyasl-2-3.co.uk	13/08/2007
onescreenordering.co.uk	13/08/2007
one-screenordering.co.uk	13/08/2007
one-screen-ordering.co.uk	13/08/2007
interfloraanytime.co.uk	15/08/2007
interfloraanytown.co.uk	15/08/2007
interfloraanywhere.co.uk	15/08/2007
ahouseoflowers.co.uk	01/09/2007
interfloradirect.co.uk	01/09/2007
interflora-direct.co.uk	01/09/2007
interflora-florist.co.uk	01/09/2007
interflora-funerals.co.uk	01/09/2007
interflora-global.co.uk	01/09/2007
interflora-localflorist.co.uk	01/09/2007
interfloraonline.co.uk	01/09/2007
interflora-online.co.uk	01/09/2007
interflora-weddings.co.uk	01/09/2007
interfloraworldwide.co.uk	01/09/2007
interflora-say-it-with-flowers.com	10/11/2006
interflorabroadband.com	20/03/2007
flowersbyinterflora.com	12/04/2007
interflora-sayitwithflowers.com	21/07/2007
interfloraautumncollection.com	06/08/2007
interflorab2b.com	06/08/2007
interflorabusinesstobusiness.com	06/08/2007

interflorachristmas.com	06/08/2007
interfloracompetitions.com	06/08/2007
interfloracreations.com	06/08/2007
interfloradesign.com	06/08/2007
sorryflowers.com	06/08/2007
interfloramothersday.com	06/08/2007
interfloraontour.com	06/06/2007
interflorapromotions.com	06/08/2007
interfloraroadshow.com	06/08/2007
interfloraspringcollection.com	06/08/2007
interflorasummercollection.com	06/08/2007
interfloravalentines.com	06/08/2007
interflorawintercollection.com	06/08/2007
interflorafloralrelay.com	06/08/2007
sendflowerseasyasonetwothree.com	12/08/2007
sendflowersaseasyas-one-two-three.com	12/08/2007
sendflowersaseasyas123.com	12/08/2007
sendflowersaseasyas1-2-3.com	12/08/2007
onscreenordering.com	12/08/2007
one-screenordering.com	12/08/2007
one-screen-ordering.com	12/08/2007
interfloraanytime.com	15/08/2007
interfloraanytown.com	15/08/2007
interfloraanywhere.com	15/08/2007
sayitwithflowers.biz	26/03/2006
sayitwithflowers.info	23/07/2006
interflora.org.uk	01/09/2007
flowersbyinterflora.info	09/09/2007

Domain Name	Renewal Date
worldofflowers.co.uk	26/04/2005
flora-mania.co.uk	26/04/2005
fleurop-ftd.com	01/03/2006
fleuropftd.com	01/03/2006
fleurop.uk.com	05/03/2006
wildorchidflorist.net	12/03/2006
sayitwithflowers.biz	26/03/2006
mercuryflowers.ie	01/04/2006
*interflora.com.gi	07/04/2006
*interfloraonshow.co.uk	04/05/2006
interflorapromotions.co.uk	09/05/2006
interflora.uk.net	21/05/2006
kilburnflowers.co.uk	16/06/2006
floral-image.co.uk	16/06/2006
kilburnflowers.co.uk	16/06/2006
floralservices.co.uk	20/06/2006
flowersireland.co.uk	22/06/2006
gardenvogueflorists.co.uk	22/06/2006
flowersbypauline.co.uk	23/06/2006
flowersbypauline.co.uk	23/06/2006
buddiesthoughtsinflowers.co.uk	24/06/2006
somethingaboutflowers.co.uk	24/06/2006
floristoftheyear.co.uk	26/06/2006

*inter-flora.co.uk	05/07/2006
*floristsuk.co.uk	09/07/2006
uk-interflora.co.uk	09/07/2006
patknowles.co.uk	09/07/2006
interflora.ie	12/07/2006
hazelholly.co.uk	14/07/2006
flowersuk.co.uk	15/07/2006
flowers-and-things.co.uk	15/07/2006
ukinterflorashop.co.uk	16/07/2006
sayitwithflowers.info	23/07/2006
flora-mania.co.uk	25/07/2006
mercuryflowers.co.uk	26/07/2006
mercuryflowers.com	26/07/2006
messengerflowers.co.uk	26/07/2006
messengerflowers.com	26/07/2006
maddoxvogueflorist.co.uk	28/08/2006
bartlesflorists.co.uk	30/08/2006
maureens-florist.co.uk	02/09/2006
flowersallhours.co.uk	02/09/2006
festiveflowers.co.uk	02/09/2006
newbabyflowers.co.uk	02/09/2006
funkyflowersonline.co.uk	02/09/2006
flowersandbubbly.co.uk	02/09/2006
flowersformothersday.co.uk	02/09/2006
flwrs4u.co.uk	02/09/2006
aandmflorists.co.uk	12/09/2006
m-interflora.com	13/09/2006
bestflowers.co.uk	22/09/2006
lansdalesflorists.com	23/09/2006
interflora-uk.com	24/09/2006
interfloracards.co.uk	28/09/2006
interfloracards.com	28/09/2006
birthdaybouquets.co.uk	29/09/2006
interflora.co.gg	30/09/2006
interflora.co.je	30/09/2006
dorothymarchant.co.uk	01/10/2006
floral-artofbrackley.co.uk	01/10/2006
grassglobal.co.uk	11/10/2006
corrines.co.uk	13/10/2006
flowerlincs.co.uk	16/10/2006
woodhouseflorists.co.uk	21/10/2006
*interflora.co.uk	24/10/2006
interflora-say-it-with-flowers.co.uk	25/10/2006
interflora-sayitwithflowers.co.uk	25/10/2006
interflorasayitwithflowers.co.uk	25/10/2006
christinesfloraldesigns.co.uk	04/11/2006
joans-florist.co.uk	04/11/2006
rjcasson.co.uk	04/11/2006
flowershophamilton.co.uk	05/11/2006
interflor-say-it-with-flowers.com	10/11/2006
petersflorist.co.uk	10/11/2006
answersflorist.co.uk	11/11/2006
limegreenflowers.co.uk	11/11/2006
windmillflorist.co.uk	11/11/2006
*flowerpossibilities.co.uk	13/11/2006
flowercraftofnewent.co.uk	15/11/2006

flowergalIery-liskeard.co.uk	15/11/2006
mansiflowers.co.uk	15/11/2006
flowersbyyvonne.co.uk	19/11/2006
watkinsandwatkins.co.uk	21/11/2006
florainternational.co.uk	25/11/2006
florette-ard.co.uk	25/11/2006
goldroseflorist.co.uk	25/11/2006
plymouthflorist.co.uk	25/11/2006
thedaisychain.uk.com	27/11/2006
mrflorist.co.uk	02/12/2006
patriciaknowles.co.uk	11/12/2006
vickersflorist.co.uk	17/12/2006
newpursehouse.co.uk	20/12/2006
flowershopflorist.co.uk	07/01/2007
worldofflowers.uk.com	07/01/2007
bartlesflorist.co.uk	10/01/2007
*intaflora.biz	23/01/2007
flowercraftltd.com	30/01/2007
coventgardencardiff.co.uk	11/02/2007
wildorchid.uk.com	11/02/2007
simplyinterflora.co.uk	17/02/2007
simplyinterflora.com	17/02/2007
interflora.uk.com	20/02/2007
florist.uk.com	04/03/2007
worldofflowers.co.uk	08/03/2007
cromwellflorist.co.uk	13/03/2007
cromwellflorist.co.uk	17/03/2007
cascadeflowers.co.uk	20/03/2007
interflorabroadband.com	20/03/2007
interflorabroadband.co.uk	21/03/2007
flowersatharvest.co.uk	25/03/2007
flowersbyericroberts.co.uk	25/03/2007
belindajanes.co.uk	30/03/2007
petalsflowers.co.uk	30/03/2007
thelondonflowershop.co.uk	08/04/2007
mcivors.uk.com	11/04/2007
petalsofoban.co.uk	11/04/2007
flowersbyinterflora.com	12/04/2007
stamforddesignerflorist.com	16/04/2007
floristdeliverynetwork.eu	18/04/2007
masterflorist.eu	18/04/2007
simplyinterflora.ie	18/04/2007
barronsofhuntly.co.uk	22/04/2007
dorothyswestkilbride.co.uk	22/04/2007
fourseasonsaberdeen.co.uk	22/04/2007
kingsofealing.co.uk	22/04/2007
theflowershoptain.co.uk	22/04/2007
windowboxaberdeen.co.uk	22/04/2007
ellonflowershop.co.uk	22/04/2007
interfloraltd.com	27/04/2007
faircityflowersperth.co.uk	30/04/2007
pembertonflowers.co.uk	09/05/2007
floristmakerfield.co.uk	17/05/2007

kenfraserflorist.co.uk	17/05/2007
marybrogancambuslang.co.uk	17/05/2007
mayflower-florists.co.uk	18/05/2007
mayflower-florists.co.uk	18/05/2007
swaffhamflorist.com	24/05/2007
arletteflorist.co.uk	28/05/2007
granmeadflorist.co.uk	28/05/2007
melaniesflorist.co.uk	28/05/2007
katiepicco.com	28/05/2007
skennedyflorist.co.uk	31/05/2007
brouardsflorist.co.uk	16/06/2007
interflora-mailings.co.uk	23/06/2007
swaffamflorist.co.uk	23/06/2007
sistersflowershop.co.uk	30/06/2007
townsendflorist.co.uk	07/07/2007
newryflowers.co.uk	09/07/2007
m-interflora.co.uk	12/07/2007
tussiemussieflowers.co.uk	14/07/2007
dianakaye.co.uk	14/07/2007
petaIsofpiccadilly.co.uk	17/07/2007
interflora-sayitwithflowers.com	21/07/2007
flowerstroon.co.uk	25/07/2007
wirralflowers.co.uk	28/07/2007
wapinterflora.com	03/08/2007
ericaflorist.co.uk	04/08/2007
congratulationsgifts.co.uk	06/08/2007
congratulationsflowers.co.uk	06/08/2007
fashionflowersroadshow.co.uk	06/08/2007
interfloraautumncollection.co.uk	06/08/2007
Interfloraautumncollection.com	06/08/2007
interflorab2b.com	06/08/2007
interflorab2b.co.uk	06/08/2007
interflorabusinesstobusiness.co.uk	06/08/2007
interflorabusinesstobusiness.com	06/08/2007
interflorachristmas.co.uk	06/08/2007
interflorachristmas.com	06/08/2007
interfloracompetitions.co.uk	06/08/2007
interfloracompetitions.com	06/08/2007
interfloracreations.com	06/08/2007
interfloracreations.co.uk	06/08/2007
interfloradesign.com	06/08/2007
interfloradesign.co.uk	06/08/2007
thankyouflowers.co.uk	06/08/2007
sorrygifts.co.uk	06/08/2007
sorryflowers.com	06/08/2007
sorryflowers.co.uk	06/08/2007
interfloramothersday.co.uk	06/08/2007
interfloramothersday.com	06/08/2007
interfloraontour.co.uk	06/08/2007
interfloraontour.com	06/08/2007
interflorapromotions.com	06/08/2007
interfloraroadshow.co.uk	06/08/2007
interfloraroadshow.com	06/08/2007
interfloraspringcollection.co.uk	06/08/2007
Interfloraspringcollection.com	06/08/2007
interflorasummercollection.co.uk	06/08/2007

interflorasummercollection.com	06/08/2007
interfloravalentines.co.uk	06/08/2007
interfloravalentines.com	06/08/2007
interflorawintercollection.co.uk	06/08/2007
interflorawintercollection.com	06/08/2007
samedayservices.co.uk	06/08/2007
interflorafloralrelay.co.uk	06/08/2007
interflorafloraIrelay.com	06/08/2007
hilarymooreflowers.co.uk	07/08/2007
hilarymooreflowers.co.uk	07/08/2007
puIteneybridgeflowers.co.uk	07/08/2007
petallica.co.uk	08/08/2007
flowers-Iancashire.co.uk	11/08/2007
phlower4flowers.co.uk	11/08/2007
wildatheartlowers.co.uk	12/08/2007
sendflowersaseasyasonetwothree.com	12/08/2007
sendflowersaseasyas-one-two-three.com	12/08/2007
sendflowersaseasyas123.com	12/08/2007
sendflowersaseasyas1-2-3.com	12/08/2007
onscreenordering.com	12/08/2007
one-screenordering.com	12/08/2007
one-screen-ordering.com	12/08/2007
flowersforyou.uk.com	12/08/2007
johnsonsthefloristltd.co.uk	12/08/2007
lockwoodflorists.co.uk	12/08/2007
theflower-gallery.co.uk	12/08/2007
bloomsglasgow.co.uk	12/08/2007
bridgewaterflorist.co.uk	12/08/2007
margarettregoning.co.uk	12/08/2007
floriantoo.co.uk	12/08/2007
fleurqueensgate.co.uk	12/08/2007
birminghamflowercentre.co.uk	12/08/2007
petalIicaflorist.co.uk	12/08/2007
goldsmithsdesigns.co.uk	12/08/2007
theflowerboutique.co.uk	12/08/2007
tfsflowersleeds.co.uk	12/08/2007
flowers-hernebay.co.uk	12/08/2007
suzziesflorist.co.uk	12/08/2007
billinghamsflorist.co.uk.	12/08/2007
theairportflorist.co.uk	12/08/2007
gardengateflowersely.co.uk	12/08/2007
fouroaksflorists.co.uk	12/08/2007
agnesmarshallflorist.co.uk	12/08/2007
countyflorist-chelt.co.uk	12/08/2007
wildatheartflowers.co.uk	12/08/2007
flowerswinsford.co.uk	12/08/2007
stephensbouquet.co.uk	12/08/2007
floralcentre.co.uk	12/08/2007
thegardenshedflorist.co.uk	12/08/2007
flowercraft-barrowinfurness.co.uk	12/08/2007
dorkingflorist.co.uk	12/08/2007
forgetmenotstives.co.uk	12/08/2007
bayfloral.co.uk	12/08/2007
Iyndasflorist.co.uk	12/08/2007
flowersleeds.co.uk	12/08/2007

bouquetflorist.co.uk	12/08/2007
miIlsflorists-cambourne.co.uk	12/08/2007
rossendaleflorists.co.uk	12/08/2007
wphorsleyfloristmalton.co.uk	12/08/2007
dufftownfloraloccassions.co.uk	12/08/2007
rbarronandsons.co.uk	12/08/2007
gardeniaflorist.co.uk	12/08/2007
amandajoyflorist.co.uk	12/08/2007
renesflorist.co.uk	12/08/2007
flowersbyzoe.co.uk	12/08/2007
forfarflorist.co.uk	12/08/2007
daisychain-nationwide.co.uk	12/08/2007
allseasonsflowersandgifts.co.uk	12/08/2007
bgmitchell.co.uk	12/08/2007
hackettsfloristgifts.co.uk	12/08/2007
theconservatoryflorist.co.uk	12/08/2007
scottsflorist.co.uk	12/08/2007
theculmflorist.co.uk	12/08/2007
carmarthenflorist.co.uk	12/08/2007
uskflorist.co.uk	12/08/2007
poppiesoflydney.co.uk	12/08/2007
jiIliandawnfloraIdesigns.co.uk	12/08/2007
sendflowersaseasyasonetwothree.co.uk	13/08/2007
sendflowersaseasyas-one-two-three.co.uk	13/08/2007
sendflowersaseasyas123.co.uk	13/08/2007
sendflowersaseasyas1-2-3.co.uk	13/08/2007
onescreenordering.co.uk	13/08/2007
one-screenordering.co.uk	13/08/2007
one-screen-ordering.co.uk	13/08/2007
elmridgefloristdarlington.co.uk	14/08/2007
davidsonflowers.co.uk	14/08/2007
flowersbyjackie.co.uk	14/08/2007
cookesflorist.co.uk	14/082007
flowersbyiris.co.uk	14/08/2007
geminisflorist.co.uk	14/08/2007
flowercentreoakleigh.co.uk	14/08/2007
floraldesigncentre.co.us	14/08/2007
floristsofkendal.co.uk	14/08/2007
flowersalloa.co.uk	14/08/2007
zoom-florist.co.uk	14/08/2007
theflowercornerleicester.co.uk	14/08/2007
cutndriedflorist.co.uk	14/08/2007
petersflorist.co.uk	14/08/2007
jenniferflorist.co.uk	14/082007
r-donaldflorist.co.uk	14/08/2007
karinasflowerstudio.co.uk	14/08/2007
bridgettestheflorist.co.uk	14/08/2007
fancyfayreofbelfast.co.uk	14/08/2007
theflowershopofashbourne.co.uk	14/08/2007
therosebudflorist.co.uk	14/08/2007
gardenwiseflorists.co.uk	14/08/2007
tebbsflorist.co.uk	14/08/2007
brownlieofayr.co.uk	14/08/2007
carolelangley.co.uk	14/08/2007
theorchidflorist.co.uk	14/08/2007
florist-bertmeggo.co.uk	14/08/2007

flowerbox-grantown.co.uk	14/08/2007
flowersbylesley.co.uk	14/08/2007
Iynnsflowerbox.co.uk	14/08/2007
armadaflorist.co.uk	14/08/2007
alderseyhall.co.uk	14/08/2007
flamingoflorists.co.uk	14/08/2007
richardsons-florist.co.uk	14/08/2007
darlingbudsofmayley.co.uk	14/08/2007
inghamspaImersgreen.co.uk	14/08/2007
charliesnbflowers.co.uk	14/08/2007
theantelopeflorist.co.uk	14/08/2007
skippsflorist.co.uk	14/08/2007
flowersbykatiewharram.co.uk	14/08/2007
flowercraftflowers.co.uk	14/08/2007
sedgefieldflorist.co.uk	14/08/2007
dunnsflorist.co.uk	14/08/2007
serendipityflowers.co.uk	14/08/2007
westbysflorist.co.uk	14/08/2007
bluebells-crieff.co.uk	14/08/2007
elizabeththeflorist.co.uk	14/08/2007
flowersbywaltersmith.co.uk	14/08/2007
acaciafloraIdesigns.co.uk	14/08/2007
rodfordstheflorist.co.uk	14/08/2007
flowersinconsett.co.uk	14/08/2007
casafloraflowersltd.co.uk	14/08/2007
victoriaflorists.co.uk	14/08/2007
baldockflorist.co.uk	14/08/2007
mayflowersofgillingham.co.uk	14/08/2007
flowersatkirkcaldyfife.co.uk	14/08/2007
wildbunchflorists.co.uk	14/08/2007
flowerbasket-holbeach.co.uk	14/08/2007
sheilabettsflowers.co.uk	14/08/2007
dillysflorist.co.uk	14/08/2007
dunstansofheavitree.co.uk	14/08/2007
designersflorist.co.uk	14/08/2007
flowersflowersflowers.co.uk	14/08/2007
covingtonflorist.co.uk	14/08/2007
veeyoung.co.uk	14/08/2007
aIderleyflowers95.co.uk	14/08/2007
fleurdeleys.co.uk	14/08/2007
theflowercornerofwokingham.co.uk	14/08/2007
westmount-flowers.co.uk	14/08/2007
kingstons-bramley.co.uk	14/08/2007
tljdesignatoccassions.co.uk	14/08/2007
freefieldsflowers.co.uk	14/08/2007
judywebbflorist-romsey.co.uk	14/08/2007
interfloraanytime.co.uk	15/08/2007
interfloraanytime.com	15/08/2007
interfloraanytown.co.uk	15/08/2007
interfloraanytown.com	15/08/2007
interfloraanywhere.co.uk	15/08/2007
interfloraanywhere.com	15/08/2007

thomashogg.co.uk	15/08/2007
robinwayne.co.uk	15/08/2007
beautifuIlyyoursflorist.co.uk	15/08/2007
flowersbyjuIiealnwick.co.uk	15/08/2007
bellafloraflorist.co.uk	15/08/2007
cascadefloristbrentwood.co.uk	15/08/2007
mimosatodmordan.co.uk	15/08/2007
goldrosesilsden.co.uk	15/08/2007
viIlagefloristwatton.co.uk	15/08/2007
flower-bkt.co.uk	15/08/2007
lavenderblueflorist.co.uk	16/08/2007
flowersenroute.co.uk	17/08/2007
judithgossflorists.co.uk	17/Ò8/2007
holyroodflorists.co.uk	17/08/2007
margaretsflorist.co.uk	17/08/2007
flowersbysusette.co.uk	17/08/2007
anniesflorists.co.uk	17/08/2007
designerflowersofuddingston.co.uk	17/08/2007
flowercornertorquay.co.uk	17/08/2007
lunariadesigns.co.uk	17/08/2007
nicolasutton.co.uk	17/08/2007
rebeccasflowershop.co.uk	17/08/2007
annbaffflorist.co.uk	17/08/2007
annesofedmonton.co.uk	17/08/2007
billhaynesrochford.co.uk	18/08/2007
sarahhorne-flowers.co.uk	18/08/2007
batleyflowers.co.uk	18/08/2007
aspensflorists.co.uk	18/08/2007
templeofflowers.co.uk	18/08/2007
flowerfayreplymouth.co.uk	18/08/2007
flowerbysage.co.uk	18/08/2007
flowersbyfleur.co.uk.	18/08/2007
johnstonflorists.co.uk	18/08/2007
shirleyhaIInational.co.uk	18/08/2007
a-g-flowers.co.uk	18/08/2007
theflowerloftatladds.co.uk	18/08/2007
floridelivery.co.uk	18/08/2007
flowersatwottonunderedge.co.uk	18/08/2007
agnessmarshaIlflorist.co.uk	18/08/2007
universalflowers.co.uk	26/08/2007
floristsofmoseley.co.uk	29/08/2007
theflowershopwick.co.uk	29/08/2007
interfloranottingham.co.uk	30/08/2007
interflora-corporate.co.uk	01/09/2007
interflora-worldwide.co.uk	01/09/2007
interfloracorporate.co.uk	01/09/2007
interfloraflorist.co.uk	01/09/2007
interfloralocaIflorist.co.uk	01/09/2007
interfloraweddings.co.uk	01/09/2007
interfloraflorists.co.uk	01/09/2007
interflorafunerals.co.uk	01/09/2007
floral-artoftowcester.co.uk	07/09/2007
jrobinson-northumbrianflorist.co.uk	07/09/2007

pasturesgreenflorist.co.uk	07/09/2007
fruitbowlflorist.co.uk	07/09/2007
miIlsflorists-camborne.co.uk	07/09/2007
beatricebrayflorists.co.uk	07/09/2007
bluebellslincoln.co.uk	07/09/2007
lockwoodsflorist.co.uk	16/09/2007
interfloora.co.uk	16/09/2007
herbariumflorist.co.uk	20/09/2007
bridgwaterflorist.co.uk	20/09/2007
judithgossflorists.com	21/09/2007
lansdalesflorists.co.uk	23/09/2007
flowergirl.co.uk	27/09/2007
goingdutchlancashire.co.uk	27/09/2007
membermarketing.co.uk	27/09/2007
interfloramembermarketing.co.uk	27/09/2007
beatricebray.co.uk	27/09/2007
co-operativefuneraIcareinterflora.co.uk	27/09/2007
co-operativefuneralcareinterflora.net	28/09/2007
co-operativefuneraIcareinterflora.com	28/09/2007
bramhallflowers.co.uk	29/09/2007
duffownfloraloccasions.co.uk	29/09/2007
theorchardflorist.co.uk	30/09/2007
flw4u.co.uk	03/10/2007
conways-florist.co.uk	05/10/2007
kilburnflowers.com	08/10/2007
fab-flowers.co.uk	10/10/2007
fab-flowers.com	10/10/2007
planetchocolat.co.uk	10/10/2007
planetchocolat.com	10/10/2007
howestheflorist.co.uk	16/10/2007
howestheflorist.com	16/10/2007
wildorchid.org.uk	16/10/2007
agnes-broganflorists1921.co.uk	17/10/2007
brighouseflorist.co.uk	25/10/2007
collectionsflowers.co.uk	25/10/2007
margueritesflorist.co.uk	25/10/2007
queensroadflorist.co.uk	25/10/2007
mimosatodmorden.co.uk	25/10/2007
bramhallflowers.com	27/10/2007
nancysflowerbox.co.uk	29/10/2007
manchesterflorist.co.uk	30/10/2007
barbarajohnson.co.uk	31/10/2007
sandhurstflowersandgifts.co.uk	02/11/2007
pennettsofstaustell.co.uk	02/11/2007
amersham-shaw.co.uk	08/11/2007
shirleyhall.co.uk	08/11/2007
fleurdlis.co.uk	09/11/2007
harrisandsonsflorist.co.uk	11/11/2007
flowerfayre-plymouth.co.uk	11/11/2007
leonardsflorist.co.uk	11/11/2007
chislehurstflorist.co.uk	13/11/2007
interflorahampers.co.uk	14/11/2007
crosbiesflorist.co.uk	14/11/2007

wardsthefloristyork.co.uk	15/11/2007
planetgourmet.co.uk	15/11/2007
youshouldnthave.co.uk	16/11/2007
exhibitsflorist.co.uk	16/11/2007
bloomingwonderfuI.co.uk	17/11/2007
hazelscoxhoe.co.uk	19/11/2007
chittendens-thanet.co.uk	19/11/2007
rawsonsflowers.co.uk	19/11/2007
woolleysflorist.co.uk	19/11/2007
autumn-flowers.co.uk	23/11/2007
*joansflorist.co.uk	23/11/2007
ipswich-flowers.com	27/11/2007
theflowerbowlbrierleyhills.co.uk	29/11/2007
stevensonfloristbelfast.co.uk	29/11/2007
bloomsofballymoney.co.uk	29/11/2007
superfloralimavady.co.uk	29/11/2007
skegnessflowers.co.uk	29/11/2007
waIlacesforflowers.co.uk	29/11/2007
thecourtyardflorist.co.uk	29/11/2007
flowerboutiquewallasey.co.uk	29/11/2007
charminsterflorist.co.uk	29/11/2007
waltonsflora.co.uk	29/11/2007
stephaniesflorist-bourne.co.uk	29/11/2007
tljdesignatoccasions.co.uk	05/12/2007
howdensflorist.co.uk	05/12/2007
flowersbysage.co.uk	05/12/2007
merrygardens.co.uk	11/12/2007
flowertimeshop.co.uk	15/12/2007
floralcorner.co.uk	18/12/2007
Iindajaneflorist.co.uk	18/12/2007
intaflora.co.uk	21/12/2007
tranmereflowers.co.uk	03/01/2008
belhusflowercentre.co.uk	08/01/2008
bouquets.co.uk	15/01/2008
chestermanflorist.co.uk	16/01/2008
getflowers.co.uk	17/01/2008
westendflorists.co.uk	17/01/2008
interflora-reminder.co.uk	20/01/2008
Intergifting.co.uk	26/01/2008
intergifting.org.uk	26/01/2008
intergifting.com	26/01/2008
interdit.co.uk	26/01/2008
vilage-florist.co.uk	27/01/2008
e-interflora.com	27/01/2008
westlandsfloraldesign.co.uk	31/01/2008
limelandsfloristdinnington.co.uk	01/02/2008
ashdownflowers.co.uk	02/02/2008
*flowersbybest.co.uk	02/02/2008
flowershemsworth.co.uk	02/02/2008
interflora.me.uk	05/02/2008
sweeneysofsouthport.co.uk	07/02/2008
hodkinsonsofdarwen.co.uk	07/02/2008
thatbloominflowershop.co.uk	10/02/2008

e-interflora.co.uk	10/02/2008
einterflora.co.uk	10/02/2008
flowersforislington.co.uk	10/02/2008
findlaysofliphook.co.uk	10/02/2008
whitesflorists.co.uk	10/02/2008
christiestheflorist.co.uk	10/02/2008
michellerichards.co.uk	10/02/2008
thebuttonholeflorist.co.uk	10/02/2008
sayitwithflowers.me.uk	14/02/2008
michellerichardsflorist.co.uk	20/02/2008
finishingtouchesdungannon.co.uk	23/02/2008
fleurop-ftd.co.uk	01/03/2008
fleuropftd.co.uk	01/03/2008
fleuropuk.com	01/03/2008
cliftonflowers.co.uk	01/03/2008
penrithflowerdesigns.co.uk	02/03/2008
bartleysflowers.co.uk	02/03/2008
thefloristtyldesley.co.uk	02/03/2008
goldsmithflorists.co.uk	03/03/2008
nottnghamflorists.co.uk	03/03/2008
fleurop-uk.com	05/03/2008
interflora-fleurop-ftd.com	05/03/2008
interflorafleurop.co.uk	05/03/2008
interflorafleuropftd.com	05/03/2008
fleurop-uk.co.uk	06/03/2008
interflora-fleurop-ftd.co.uk	06/03/2008
interflorafleuropftd.co.uk	06/03/2008
eastell-florist.co.uk	08/03/2008
georgeprestonflorist.co.uk	18/03/2008
interflorahoney.co.uk	19/03/2008
interflorahoney.com	19/03/2008
albanyflorists.co.uk	26/03/2008
margaretraymond.co.uk	28/03/2008
flowersbygeoffreywalker.co.uk	03/04/2008
willowsflowersofreigate.co.uk	03/04/2008
woodsofarnoldflowers.co.uk	03/04/2008
southlondonflowers.co.uk	03/04/2008
margaretmasonfloristpreston.co.uk	03/04/2008
leedshouseofflowers.co.uk	03/04/2008
flowers24-7.co.uk	03/04/2008
barraletstheflorist.co.uk	03/04/2008
quiggsflorist.co.uk	03/04/2008
fgglondon.co.uk	03/04/2008
flowershornchurch.co.uk	03/04/2008
thameflowers.co.uk	03/04/2008
stalksnstemsglasgow.co.uk	03/04/2008
bellafioriglasgow.co.uk	03/04/2008
grassglasgow.co.uk	03/04/2008
flowersbypesh.co.uk	03/04/2008
perkinsfloristcoventry.co.uk	03/04/2008
florists-birmingham.co.uk	03/04/2008
northlondonflowers.co.uk	03/04/2008
wiIdbunchmacclesfield.co.uk	03/04/2008
flowerfashionnewtonlewillows.co.uk	10/04/2008
laila-flowersandgifts.co.uk	10/04/2008

secretgardenuttoxeter.co.uk	10/04/2008
interflora-uk.co.uk	11/04/2008
theflowerhousegarforth.co.uk	11/04/2008
bellafiorisurrey.co.uk	11/04/2008
flowersgaloreltd.co.uk	17/04/2008
floralartflorists.co.uk	20/04/2008
budsandbowskeniIworth.co.uk	20/04/2008
hubbardsfloristcoventry.co.uk	20/04/2008
simonisflowers.co.uk	20/04/2008
fleurtationsfloristgrimsby.co.uk	20/04/2008
mollysflowersofbrigg.co.uk	20/04/2008
fiestaflowersbirmingham.co.uk	20/04/2008
floraIcraftofmarketharborough.co.uk	20/04/2008
fletchersflowersgrotton.co.uk	20/04/2008
thewiIdbunchmacclesfield.co.uk	20/04/2008
stephanie-floristlymm.co.uk	20/04/2008
flowertaIkflorist.co.uk	20/04/2008
possibilities4u.co.uk	20/04/2008
theflower-housegarforth.co.uk	20/04/2008
cathedraI-florist.co.uk	20/04/2008
arthurrossflorist.co.uk	20/04/2008
richardsflorist.co.uk	20/04/2008
sunderland-southshieldsflorists.co.uk	20/04/2008
weybridgeflowers.co.uk	20/04/2008
southbourneflorist.co.uk	20/04/2008
flowerdesign.org.uk	20/04/2008
interflorer.com	20/04/2008
ellonflowershop.co.uk	22/04/2008
rosefloristbrighton.co.uk	25/04/2008
sunflowersfloristathalstead.co.uk	25/04/2008
sudburyflowers.co.uk	25/04/2008
pennysfloristwigston.co.uk	25/04/2008
aandbfloristschelmsford.co.uk	25/04/2008
flowersnthings-spalding.co.uk	25/04/2008
bellafiori-surrey.co.uk	25/04/2008
blooms-Iondon.com	26/04/2008
flowerswallingford.co.uk	26/04/2008
interfloraltd.co.uk	27/04/2008
blooms-Iondon.co.uk	29/04/2008
flowers-by-florries.co.uk	29/04/2008
interfloraflowers.com	02/05/2008
alderleyflowers.co.uk	03/05/2008
salisburyflorists.com	04/05/2008
*floristuk.co.uk	07/05/2008
poppiesflorist.co.uk	08/05/2008
suesflorist.com	09/05/2008
wakefieldflowers.co.uk	15/05/2008
ukinterflora.co.uk	18/05/2008
bloomsofscarborough.co.uk	21/05/2008
interflora.gb.com	21/05/2008
interflora.gb.net	21/05/2008
kennethorrinflorists.co.uk	23/05/2008
interflorashop.co.uk	24/05/2008
pouncetts.co.uk	30/05/2008

intaflora.com	08/06/2008
fleurope-flower-delivery.co.uk	23/06/2008
garlandsflorist.com	27/11/2008

SCHEDULE 11

PARTICULARS OF PROPERTIES

Part 1. Freehold properties

Description of the Property	Interflora House, Watergate, Sleaford, North Kesteven, Lincolnshire NG34 7TB
Owner	Interflora British Unit (an unlimited company) (co reg. no. 297087)
Registered/unregistered (and title number)	Registered LL256634
Occupier	Interflora
Current Use	British Unit Headquarters, Administration, Finance, Marketing, Customer Services and IT Support

Part 2. Leasehold properties

Description of the Property	1st Floor, Unit 3, Concord House, Nottinham Road, New Basford, Nottingham
Description of Lease (lease, underlease, licence, date and parties)

Lease of 1st Floor premises at Unit 3, Concord House, Nottingham Road, New Basford, Nottingham made between Pritpal Singh Landa and Permjit Kaur Landa and Serbjit Singh Landa and Parwinder Kaur Landa and Manjit Singh Landa and Rajinder Kaur Landa and Parmjit Singh Landa and Kuldip Kaur Landa and Interflora (F.T.D.A.) British Unit Limited dated 24 September 1998

Tenant	Interflora British Unit
Registered/unregistered (and title number)	Unregistered
Contractual date of termination of lease	6 years from and including the 10th day of September 1998 - this is extended on a month by month basis
Occupier	Interflora British Unit
Current Use	Call centre

SCHEDULE 12

ACTION	TIME	ACTION	TIME

1. Notify Chairman of FAC in writing of proposals contemplated by this agreement and invite Chairman of FAC to call a meeting of FAC and ballot Trading Members to determine whether they wish to support the making of an offer for the Company

Date of execution of this agreement (D Day)
2. Meeting of FAC convened and held	D Day + 1
3. Chairman of FAC mails ballot to Trading Members	D Day + 1
4. Mailing of Drag Notice	17 July, 2006 at 5 pm BST if, by such date and time, not more than 50% of the Trading Members by number have indicated in writing that they wish to make a Qualifying

Offer (the “Minimum Condition”). D + 25 at 5 pm BST if, by such date and time, the Minimum Condition has been satisfied but no Qualifying Offer has been made by such date and time.
5. Execution by person nominated by the Sellers (as that term is defined in the Company’s Articles of Association) of stock transfer forms and Completion	30 July, 2006 (or as soon thereafter as is practicable) if, by such date, no Qualifying Offer is made and all conditions set forth in clause 4 are satisfied.

EXHIBIT 1

Shareholder	Current Holdings	Allocation of Purchase Price
WILLIAMSON DESIGN FLORIST LTD	41,893	0.566%
MR PETER EATON + MRS E M EATON	29,645	0.400%
MRS A CARROLL + MR J CARROLL	18,845	0.254%
LOCKWOODS FLORISTS (SHEFFIELD)	17,203	0.232%
HOLLINGWORTH TOYN & CO LTD	16,112	0.218%
MR I BLACKLOCK + MR S LANGLEY	15,892	0.215%
THE CHILTERN FLORISTS	14,041	0.190%
MR F. LEE + MRS M. LEE	13,617	0.184%
SLEA HORTICULTURE LTD	12,288	0.166%
MR DAVID BOUGH + MRS IRENE BOUGH	11,958	0.161%
MR C R EALES + MRS R C EALES	11,093	0.150%
MR N S RAWSON	10,711	0.145%
MR BRIAN WILLIAM WILLS- POPE + MRS SUSAN MARY WILLS- POPE	10,474	0.141%
MR MARTIN O’GARA + MRS MARY O’GARA	10,470	0.141%
MRS W REA	10,469	0.141%
RODGERS THE FLORISTS LTD	10,467	0.141%
MR W ACKERMAN + MR L ACKERMAN + MR N ACKERMAN	10,254	0.138%
BOULEVARD FLORIST LTD	9,820	0.133%
WELCH OF LONG EATON LIMITED	9,818	0.133%
MR F L JOHNSON + MRS L J JOHNSON	9,208	0.124%
LEWIS MICALLEF CO LTD	8,556	0.116%
MR JOHN BREWIN + MR D G TOMLINSON	8,371	0.113%
EARTHWORKS CORP LTD	8,284	0.112%
AXXIOM SERVICES LTD	8,200	0.111%
MR B HOWARD + MRS D HOWARD + MRS M KING (NEE HOWARD)	8,085	0.109%
J. S. ZAMMIT & CO LTD	7,948	0.107%
WILD ORCHID LIMITED	7,486	0.101%
ALDERSEY HALL LTD	7,413	0.100%
MR BRIAN MILLS + MRS SHEILA MILLS + MR JOHN MILLS + MRS AMANDA MILLS	7,119	0.096%
A.A. ANDERSON’S OF NOTTINGHAM LTD	7,119	0.096%
MR PAUL PUGH	6,842	0.092%
MR J G CORR	6,691	0.090%
C COOPER (FLORIST) LTD	6,624	0.089%
FLOWERS & GARDENS LTD	6,585	0.089%
MISS J FRASER + MR J HOWARTH	6,514	0.088%
MR MAURICE ROBERT HALL + MR DAVID W G HALL + MR ANDREW M HALL + MRS SUSAN A DODD	6,483	0.088%
KILBURN FLOWERS LTD	6,430	0.087%
DENNIS BEEVERS LTD	6,423	0.087%
MRS SUZI WEST	6,287	0.085%
MRS E EARNSHAW	6,285	0.085%
THE FLOWER BOX (GUISBOROUGH) LTD	6,282	0.085%
MR P M WALLACE + MRS V A WALLACE	6,281	0.085%

Shareholder	Current Holdings	Allocation of Purchase Price
MR JIM DARCY + MRS BRIEGE DARCY	6,072	0.082%
MRS D A BOWRING + MR D T BOWRING	6,044	0.082%
MRS R I PIKE + MISS K L LOCK	5,992	0.081%
MRS A. LAWLER + MR M LAWLER	5,935	0.080%
MR S. D. MOFFATT + MRS I. MOFFATT	5,843	0.079%
MR J LINSKEY + MRS M LINSKEY + MR M MCCARTHY	5,825	0.079%
E. TURNBULL & SON LTD	5,743	0.078%
PETERS FLOWER SHOP LTD	5,731	0.077%
DELIVERING FLOWERS FOR YOU LTD	5,711	0.077%
MR N DAWES	5,691	0.077%
MR I A KIDD + MRS G V KIDD	5,600	0.076%
MR WAYNE TURNER	5,597	0.076%
STAN HUGHES LTD	5,587	0.075%
MR J J BARTLE + MRS G L BARTLE	5,527	0.075%
MR DENNIS R POOLE + MRS SUZANNE POOLE + MRS NICOLA L POOLE- REEVES	5,506	0.074%
MR A BARZIN + MRS M MOHAMMAD ALI	5,373	0.073%
MR S C BANGS + MRS S J H BANGS	5,346	0.072%
FEEHILYS FLOWERS LTD	5,342	0.072%
MISS D K ALLAN	5,336	0.072%
MR D J LAWLESS + MR C COOK	5,323	0.072%
MR G A COVINGTON + MRS S COVINGTON	5,072	0.068%
MR D TANKARD + MRS S TANKARD	5,031	0.068%
MR P NEIL + MRS P M NEIL + MR D S NEIL	5,025	0.068%
MISS M STEWART	5,024	0.068%
MR R BUTTERWORTH + MRS M BUTTERWORTH + MR J BUTTERWORTH	5,019	0.068%
MR P SHARP	5,012	0.068%
MR J.M.P. ROBERTS + MISS C.L.M. ROBERTS	5,010	0.068%
MRS ANNE E PATMORE + MRS BEVERLEY A. SMITH	4,947	0.067%
VAVASSEUR FLEUR PLANTSCAPES LTD	4,891	0.066%
MR D K REECE + MRS D K REECE	4,880	0.066%
MR MICHAEL LAWTON + MRS PAULINE M. LAWTON + MISS ALISON LAWTON	4,840	0.065%
MISS A L WALKER	4,797	0.065%
MR SIMON TAYNTON + S MCCOID	4,776	0.064%
ELGLIA & CO LTD	4,730	0.064%
MR T. ENNIS + MRS M. ENNIS	4,676	0.063%
MRS CYNTHIA GREENAWAY + MR ANTHONY JOHN GREENAWAY	4,673	0.063%
MR V. MCCULLAGH + MRS M. MCCULLAGH	4,662	0.063%
F.A. SECRETT LTD	4,480	0.060%
LISA ELLIOTT FLORAL DESIGN LTD	4,469	0.060%
MR DAVID ANTHONY JONES + MRS LUCENA JANET JONES + MR PETER DAVID JONES + MS LOUISE SUSAN JONES	4,458	0.060%
MR D BOLTON	4,436	0.060%
MR A W SOL + MRS G SOL	4,382	0.059%
THE FLOWER SHOP LTD	4,381	0.059%
MRS K. M. LUNN	4,368	0.059%
MR RAYMOND OHANIAN	4,343	0.059%
MR J BELL	4,337	0.059%
MISS A VARNDELL + MR D C TOWNSEND	4,219	0.057%
MR J M HELLIWELL + MR R M HELLIWELL	4,192	0.057%
LAMBERTS FLORIST LTD	4,190	0.057%
MR G LONGLAND + MRS S LONGLAND	4,190	0.057%
MISS MELANIE JANE ATKINSON	4,190	0.057%
MR M R JIVRAJ + MRS F M JIVRAJ	4,188	0.057%
MRS A PREST + MISS A PREST	4,188	0.057%
MRS C VICKERS	4,188	0.057%
MR GEORGE PRESTON + MS BERNADETTE PRESTON	4,187	0.057%
MRS SL WELHAM + MRS E L A DAVIS	4,187	0.057%
MR J S MANKELOW + MRS C MANKELOW	4,187	0.057%
MRS SUE CORRIGAN + MISS K CORRIGAN	4,186	0.057%
WATKINS NURSERIES LTD	4,183	0.056%
MRS ALISON BROOKS + MR PAUL BROOKS	4,150	0.056%
MR FRANCIS CASEY + MRS PATRICIA MCMULLEN	4,072	0.055%

Shareholder	Current Holdings	Allocation of Purchase Price
MRS J WHYTE	4,049	0.055%
FOR SOMEONE SPECIAL LTD	4,041	0.055%
MRS M. A. HENDERSON	4,023	0.054%
MRS V K SRINIVASAN	3,988	0.054%
MRS A. HIGGINS	3,937	0.053%
MR MARK REYNOLDS + MRS E REYNOLDS	3,934	0.053%
THE WILD BUNCH (MACC) LIMITED	3,894	0.053%
MISS LIANNE BROOKS + MRS MARILYN BROOKS	3,893	0.053%
MISS T FAGAN	3,881	0.052%
MS M RANDALL	3,767	0.051%
MRS PATRICIA CURRAN	3,741	0.051%
MANSI FLORISTS LTD	3,709	0.050%
THE DESIGN ELEMENT UK LTD	3,670	0.050%
AUTUMN FLOWERS (BEDFORD) LTD	3,664	0.049%
THE FLOWER POT WHITBY LTD	3,603	0.049%
MRS J O’ROUKE + MR N O’ROUKE	3,570	0.048%
MRS MARGARET MARA + MISS JACKIE MARA	3,564	0.048%
MRS PATRICIA TRUSSELL	3,558	0.048%
MRS SUSAN BIRTILL	3,536	0.048%
BY ARRANGEMENT LTD	3,502	0.047%
MR H. AL. MADFAI	3,461	0.047%
MRS PAULA A KENNINGTON	3,418	0.046%
MRS MOIRA MURPHY	3,399	0.046%
MRS JILLIAN CLARE PAGE + MR STEPHEN LYALL PAGE	3,378	0.046%
MISS K RUSSELL	3,353	0.045%
MR C R HODGSON + MRS J HODGSON	3,353	0.045%
MS JOY DUTHIE	3,352	0.045%
MR R A BLACK + MRS S E BLACK	3,351	0.045%
MR P V LANSDALE + MRS G LANSDALE	3,349	0.045%
MISS CHRISTINE PESCOD + MRS A Y EMERSON	3,349	0.045%
MR IAN JACKSON + MRS CLAIRE JANE JACKSON	3,256	0.044%
MRS LINDA MARY DONNELLY + MRS JANET FOX + MRS FIONA MORRALL	3,184	0.043%
FOUR OAKS FLORISTS LTD	3,171	0.043%
STEMS FLORAL DESIGN LTD	3,159	0.043%
MR MATTHEW MCLAUCHLAN + MR MARTYN CROSSLEY	3,140	0.042%
MRS TINA RYCROFT	3,139	0.042%
MRS SUSAN SOLES + MR MICHAEL SOLES	3,036	0.041%
MRS BRIDGET CLEMENCE	3,007	0.041%
ALL SEASONS FLOWERS LTD	2,998	0.040%
MRS H BROOKS + MRS C E M HALSEY	2,983	0.040%
MRS JOANNA GRIFFITHS	2,975	0.040%
MR ROBERT REILLY	2,933	0.040%
MRS P COX + MR D BROWN	2,932	0.040%
MR D. BROWN	2,932	0.040%
MRS LINDA ANN NICHOLLS	2,932	0.040%
MR N WYLDES + MRS G S WYLDES + MRS T J YATES	2,931	0.040%
MRS WENDY MURIEL ROBERTS	2,931	0.040%
MRS J MCCORMICK	2,930	0.040%
MR D J MILER	2,930	0.040%
MRS B COFFEY	2,906	0.039%
MRS B JACKSON	2,746	0.037%
MRS JANINE SHARP	2,722	0.037%
MR H. LAWLOR + MRS S. LAWLOR + MR O LAWLOR + MR M. LAWLOR	2,721	0.037%
MR FREDERICK DAWSON + MR JEFFERY SLATER	2,631	0.036%
MRS CLARE ALLEN	2,516	0.034%
MR RONALD AKASS + MRS KIM AKASS	2,516	0.034%
MR F C WALLIS + MRS E F E WALLIS + MR K WALLIS	2,514	0.034%
MR T M FLEMING + MRS L FLEMING	2,514	0.034%
MR A S MILLS + MRS D L MILLS	2,514	0.034%
FLOWERS BY ARRANGEMENT LTD	2,514	0.034%
MRS TRACY TOMLINSON + MR FRANK TOMLINSON	2,514	0.034%

Shareholder	Current Holdings	Allocation of Purchase Price
MRS SODABEH POURESEMAILEH	2,513	0.034%
ZELDALAND LTD	2,513	0.034%
MISS SUSAN LINDA GRAY	2,513	0.034%
MR J SOULSBY + MRS F C SOULSBY	2,513	0.034%
MISS Y P FULLER	2,513	0.034%
THE CROMWELL FLORIST LTD	2,513	0.034%
MR JOHN KENNETH RUDGE	2,513	0.034%
FLOWERS & SHRUBS LTD	2,513	0.034%
MR I D JEFFREY + MRS S MOTTERSHEAD	2,513	0.034%
MR S J GOSS	2,513	0.034%
MR F. MCGOVERN	2,513	0.034%
MRS JAY DEMPSTER + MRS A. MARSHALL	2,512	0.034%
MR W E HAYNES	2,512	0.034%
MR S ROMEO + MRS M E ROMEO	2,512	0.034%
MRS H. DELANEY + MISS O. DELANEY	2,512	0.034%
MRS A BARNETT + MS D M HOLLAND	2,435	0.033%
FLOWERS GALORE LTD	2,349	0.032%
MRS OLIVE JAMES + MRS NORMA GREEN	2,211	0.030%
MRS M. JOYCE + MR E. O’MOORE	2,159	0.029%
MRS JACKIE SMITH + MR PAUL SMITH	2,097	0.028%
MRS K TAYLOR	2,096	0.028%
MRS M D TEAL	2,096	0.028%
MS. DOROTHY RIDDELL	2,096	0.028%
MR PHILIP JOHN VICK + MRS HEATHER JOYCE VICK	2,096	0.028%
FOR ALL OCCASIONS (DARTMOUTH) LTD	2,096	0.028%
THE ROSE BOWER LTD	2,096	0.028%
MRS ALEXANDRA STEVENSON	2,096	0.028%
MR J R HORSLEY	2,095	0.028%
MISS S FINNEY	2,095	0.028%
MRS P M MACEY	2,095	0.028%
MATTHEW DIXON LTD	2,095	0.028%
MRS JANET KAYE CLARK	2,095	0.028%
MISS T.L. WARNE + MR P.G. WARNE	2,095	0.028%
MRS A. FLEMING + MS A DOMICAN	2,095	0.028%
MRS S CUNNINGHAM	2,095	0.028%
MRS J BAGGE	2,095	0.028%
MISS S GOULD	2,095	0.028%
MISS WENDY WILSON	2,095	0.028%
MISS LISA OUTHWAITE	2,095	0.028%
MRS L CURLEY	2,095	0.028%
MR A VARLEY + MRS B VARLEY	2,095	0.028%
MRS P SHIPLEY	2,094	0.028%
MRS C D LESLIE + MR J A LESLIE	2,094	0.028%
MISS S WRIGHT	2,094	0.028%
MR W. BELL	2,094	0.028%
MISS ANN C GUY	2,094	0.028%
MR D J MILLER + MRS D M MILLER	2,094	0.028%
MRS B. REILLY	2,094	0.028%
MR B AISTRUP	2,094	0.028%
JANE MARIE FLORISTS LTD	2,094	0.028%
MISS K A THOMSON	2,094	0.028%
SAMANTHA JAYNE GRIMES	2,094	0.028%
THOMAS HOGG & SON LTD	2,093	0.028%
MR N A READ + MRS L R READ	2,093	0.028%
MR A C FINCH + MRS A M FINCH	2,093	0.028%
MR R H N MOORE + MRS SONIA MOORE	2,093	0.028%
NEEDHAMS	2,093	0.028%
MRS J E A SOMBERG ALDER + MR H SOMBERG	2,093	0.028%
MRS S J HARRISON	2,093	0.028%
DODDS DESIGNER FLORIST	2,093	0.028%
S.G. WILLIS & SONS LTD	2,093	0.028%

Shareholder	Current Holdings	Allocation of Purchase Price
MR ANDREW FRANCIS FISHLEY	2,093	0.028%
BARTLEYS FLOWERS LTD	2,093	0.028%
BLOOMS (UK) LTD	2,092	0.028%
VALENTINES FLORISTS LTD	2,030	0.027%
MRS L V WORRALL	2,011	0.027%
MR G HORSLEY	2,009	0.027%
MRS S DEW	1,988	0.027%
MRS K SCOTT	1,975	0.027%
MRS SARAH LOUISE HORNE	1,898	0.026%
MRS L ELSEY + MR BARTON	1,892	0.026%
MRS J M BARWICK	1,886	0.025%
MISS J SELBY	1,881	0.025%
MR M WHITE	1,802	0.024%
MR F DAWSON + MR JEFFERY SLATER	1,798	0.024%
MS A CRICKMAR	1,731	0.023%
MRS A MACARTHUR	1,713	0.023%
MR DEREK ANNETTS	1,692	0.023%
MRS SHAHEEN KHAN	1,677	0.023%
MRS MARGARET JEAN BROWN	1,677	0.023%
MRS KAREN PARSONS	1,677	0.023%
MRS M. E. ROBERTS	1,676	0.023%
MR T M GRUENBAUM + MRS A GRUENBAUM + MRS C E HOWE	1,676	0.023%
MR D BURNETT	1,676	0.023%
MR K P HILTON + MRS L A HILTON	1,676	0.023%
MS JOY GILL + MR STEPHEN HALLARD	1,676	0.023%
SIMONIS (BOURNEMOUTH) FLORISTS LTD	1,675	0.023%
MR E M OWEN + MRS M H OWEN	1,662	0.022%
MARK HOWE FLOWERS LTD	1,651	0.022%
MISS J PORTER	1,643	0.022%
FLOWERS & BALLOONS BY VAL LTD	1,550	0.021%
MRS M SMITH	1,467	0.020%
MR G W SPRIGGS + MRS E J SPRIGGS + MR M D SPRIGGS	1,466	0.020%
MRS E L COOK	1,466	0.020%
SOUTH SHIELDS FLORISTS LTD	1,387	0.019%
TIPPETTS FLORISTS LTD	1,298	0.018%
MISS J.A. HEATH	1,276	0.017%
MR G A WEIR + MRS E A WEIR + MR A G WEIR + MRS R A BARNES	1,258	0.017%
MRS J DAVIDSON + MR G T DAVIDSON	1,258	0.017%
MS JEANINE PHILBIN	1,258	0.017%
MRS ANGELA SHERWOOD	1,258	0.017%
MISS PAMELA BUTTERFIELD + MRS JANICE BUTTERFIELD + MR ROBERT BUTTERFIELD	1,258	0.017%
MRS JACQUELINE ARMER	1,258	0.017%
MRS CAROLINE SHEILA ENDERSBEE	1,257	0.017%
MRS W A THOMSON + MRS J V HORNSBY	1,257	0.017%
MRS ELIZABETH EVANS + MR COLIN EVANS	1,257	0.017%
MR T. BONNELL + MRS A. BONNELL	1,257	0.017%
AMBROSE FLOWERS LTD	1,257	0.017%
MR N W SALE + MRS J SALE	1,257	0.017%
MR G. DEIGNAN + MRS K. DEIGNAN	1,257	0.017%
MISS KERRY-JANE TAYLOR	1,257	0.017%
MISS GAYNOR JONES	1,257	0.017%
MR TIMOTHY STEPHEN PERKINS + MRS DEBRA ANNE PERKINS	1,255	0.017%
MRS THERESE MCVEIGH	1,255	0.017%
MR R F WOOD + MRS D WOOD	1,255	0.017%
MR A G PRICE + MR C A PRICE	1,255	0.017%
MRS I J BEDWELL + MRS ANN J BURTENSHAW + MR A W BURTENSHAW + MRS S A PISATURO	1,255	0.017%
MRS SANDRA MOSS	1,255	0.017%
MR C. S. WOOLLEY + MRS I. E. WOOLLEY + MRS C. L. FORBES- WOOLLEY	1,255	0.017%
MRS ANGELA JANE BOON	1,255	0.017%
MR M. A. HUMPHRIS + MRS B. A. HUMPHRIS + MR T. D. JOHNSON	1,226	0.017%
COLLECTIONS FLOWERS LTD	1,143	0.015%

Shareholder	Current Holdings	Allocation of Purchase Price
MRS S. E. JOHN	1,124	0.015%
MRS S P CROPPER + MISS C WALLER	1,077	0.015%
MRS LYNDA SIMMONDS	1,048	0.014%
MS LESLEY PRENTICE	1,047	0.014%
MRS LORRAINE GAYNOR	1,046	0.014%
PEMBURY ACQUISITIONS LTD	1,046	0.014%
MISS J. LINTON	1,036	0.014%
MR BRIAN JARMAN	1,034	0.014%
MR I NICKERSON	930	0.013%
MRS B OLDLAND	926	0.013%
MRS MARY BROWN + MRS ROSEMARY SANDERS + MISS CERI BROWN	838	0.011%
MRS PATRICIA DOWNES	838	0.011%
MISS KATHLEEN ROWE	838	0.011%
MR K. E. ROBERTS + MRS P. J. ROBERTS	837	0.011%
MRS J. E. JONES	837	0.011%
MRS DIANE WEBB + MR JOHN WILKINSON + MR DEREK NUNES + MRS NICOLA ROBINSON	837	0.011%
MRS ISABEL WILTON	837	0.011%
MRS H BOOTH	837	0.011%
MR GEORGE HORN + MISS THERESA HORN + MISS ANN HORN + MR G HORN	837	0.011%
MRS J SILVESTER	837	0.011%
MR STEPHEN COCHRANE + MRS MARGARET COCHRANE	837	0.011%
MRS ANNE SCHOFIELD + MR JOHN SCHOFIELD	837	0.011%
MRS L M STAMP + MRS A L BOTT	837	0.011%
SUPERPLANTS LIMITED	837	0.011%
MISS D LYNCH	837	0.011%
MRS BRENDA RAVENSCROFT + MRS JACKIE WALKER	837	0.011%
MRS A HUGHES + MISS HAYLEY STEPHENSON	837	0.011%
MRS ELIZABETH ANNE HALLETT + MR ROBERT JOHN HOLLINGDALE	837	0.011%
MRS M. CAMPBELL	837	0.011%
LONGMANS LTD	836	0.011%
MR D JONES + MRS J JONES	781	0.011%
MRS J P BALLAMY	771	0.010%
MRS C FERRO	764	0.010%
MR D PIKE + MRS C PIKE	638	0.009%
MRS SYLVIA LINE	628	0.008%
MISS ALAN J KINLOCH + MRS MARIAN KINLOCH	628	0.008%
MRS E.J. MUIRHEAD	627	0.008%
MR FRANCIS L. HAMMETT + MRS PAM HAMMETT	523	0.007%
DAVIDSON FLOWERS LTD	449	0.006%
MRS E M WHYTE	443	0.006%
JUDITH GOSS FLORISTS LTD	431	0.006%
FLORAL NURSERIES LTD	419	0.006%
MRS JACKIE MCGREGOR	419	0.006%
SHIRLEY HALL (FLORISTS) LTD	419	0.006%
BUSINESS ADVICE LTD	418	0.006%
MR IVOR ROY FISHER + MRS JULIE ANN DALY + MRS EDNA FISHER + MR ROBERT FISHER	418	0.006%
MR A F JAMES + MR ANTHONY JAMES	418	0.006%
MR J FRENCH + MRS J A FRENCH	418	0.006%
MILNER BROS (GOOLE) LTD	418	0.006%
MR J. FUREY + MRS M. FUREY	418	0.006%
MR K D WHITE	418	0.006%
MR ANDREW JOHN MAY + MRS JANE MARY MAY	418	0.006%
MRS S JONES + MR D JONES	418	0.006%
DOBBINS LTD	418	0.006%
CAROL MOORELIMITED	418	0.006%
MRS A M JAYAWARDENA	418	0.006%
MR NICK CHERRY- DOWNES	418	0.006%
MISS M. GOGAN	418	0.006%
SHEILA LTD	418	0.006%
BO-KAY LTD	418	0.006%
MRS A C BURRELL	418	0.006%

Shareholder	Current Holdings	Allocation of Purchase Price
MR V BHATT + MRS Y BHATT	418	0.006%
MRS S GAUVREAU- DREDGE + MR RICHARD ARCHER	408	0.006%
MISS WENDY WILSON	269	0.004%
MR DAVID BRATTON + MRS ADELE BRATTON	264	0.004%
MRS T J HILTON	209	0.003%
MRS M BOURNE + MRS A LOMAS	209	0.003%
J KNIGHT AND SON STOCKPORT LTD	209	0.003%
MR JOHN BRINKLEY + MRS MARY BRINKLEY	209	0.003%
MR D C MANCHESTER + MRS S C MANCHESTER	209	0.003%
MISS N. J. ROBBINS	209	0.003%
MR P.J. BIGGS	209	0.003%
MRS S. A. BIRD	209	0.003%
MR J. AND MRS A. MARSHALL	209	0.003%
MRS J. SPURR	209	0.003%
MR IAN FRANCIS	209	0.003%
MR B. CONNOLLY + MRS A. CONNOLLY	209	0.003%
MR J.R. CASE	209	0.003%
MR M. HITCHMAN	209	0.003%
MRS J. CAMPBELL	209	0.003%
MRS R WATKINS + MR P WATKINS	209	0.003%
MR G F DRAPER + MRS C DRAPER + MRS V GOODCHILD	209	0.003%
MRS DENISE GOUGE + MR NICHOLAS GOUGE	209	0.003%
MISS SONIA PETERS	209	0.003%
MRS JOANNE MARSHALL	209	0.003%
MRS S.E. THOMAS	209	0.003%
MISS L FISHER	204	0.003%
MRS M SIMPSON + MR R SIMPSON + MRS JILL MACGUIRE + MRS TRISH WRAY- MARSDEN	126	0.002%
MRS BEVERLEY A WOOD + MR JOHN THOMPSON + MR MARK THOMPSON	126	0.002%
MRS BEVERLEY WOOD	126	0.002%
MR M J HYNAN	126	0.002%
MS L YEATES + MR G YEATES + MR V YEATES	126	0.002%
MR GEOFFREY HUGHES + MRS BARBARA SHAKESPEARE	125	0.002%
MR BRIAN FEARON	125	0.002%
MRS L. YEATES + MR VINCENT YEATES + MR GARY YEATES	125	0.002%
MRS M E LAWRENCE	125	0.002%
MRS DOREEN MCCAIG	103	0.001%
MARIAN GIFT FLOWERS LTD	41	0.001%
KAILS LTD	4	0.000%
FLORAL ART CENTRE LTD	1	0.000%
	1,225,194	16.543%